                                                                  EXHIBIT 10(ii)
                                CREDIT AGREEMENT

                           DATED AS OF APRIL 30, 2002

                                     BETWEEN

                                  CO-STEEL INC.
                                   AS BORROWER

                                       AND

                1300554 ONTARIO LIMITED, 1102590 ONTARIO LIMITED,
           CO-STEEL DISTRIBUTION CANADA LIMITED, CO-STEEL (U.S.) LTD.,
            CO-STEEL FINANCE CORP., LAKE ONTARIO STEEL COMPANY INC.,
          CO-STEEL USA DISTRIBUTION, INC., CO-STEEL USA HOLDINGS, INC.,
               CO-STEEL RARITAN, INC., CO-STEEL SAYREVILLE, INC.,
                   RARITAN RIVER URBAN RENEWAL CORPORATION AND
                   THE OTHER SUBSIDIARIES OF THE BORROWER FROM
                            TIME TO TIME PARTY HERETO

                                  AS GUARANTORS

                                       AND

         BANK ONE, NA, CANADA BRANCH, BANK OF TOKYO-MITSUBISHI (CANADA),
            CANADIAN IMPERIAL BANK OF COMMERCE, COMERICA BANK, CANADA
      BRANCH, MIZUHO CORPORATE BANK (CANADA), THE BANK OF NOVA SCOTIA, THE
           TORONTO-DOMINION BANK AND THE OTHER FINANCIAL INSTITUTIONS
                         FROM TIME TO TIME PARTY HERETO
                                   AS LENDERS

                                       AND

                            THE TORONTO-DOMINION BANK
                     AS ADMINISTRATION AGENT FOR THE LENDERS

                                       AND

                             THE BANK OF NOVA SCOTIA
                      AS SYNDICATION AGENT FOR THE LENDERS

                              MCCARTHY TETRAULT LLP
                                  GOODMANS LLP

                                TABLE OF CONTENTS

ARTICLE 1 - INTERPRETATION........................................................................................1

   1.01     Defined Terms.........................................................................................1
   1.02     Headings and Internal References.....................................................................26
   1.03     Number and Gender....................................................................................26
   1.04     Accounting Terms and Principles......................................................................26
   1.05     Interest Act (Canada)................................................................................27
   1.06     Schedules............................................................................................27
   1.07     Exhibits.............................................................................................28
   1.08     Determination of Materiality.........................................................................28
   1.09     Certificates and Opinions, etc.......................................................................28
   1.10     Governing Law........................................................................................28
   1.11     Currency.............................................................................................28

ARTICLE 2 - CREDIT FACILITIES....................................................................................28

   2.01     The Revolving Facility...............................................................................28
   2.02     The Swingline Facility...............................................................................29
   2.03     Purpose of Credit Facilities.........................................................................29
   2.04     Manner of Borrowing - Revolving Facility.............................................................29
   2.05     Manner of Borrowing - Swingline Facility.............................................................30
   2.06     Notice of Borrowing..................................................................................31
   2.07     Notification of Lenders Under Credit Facilities......................................................32
   2.08     Disbursement of Loans Under Credit Facilities........................................................32
   2.09     Issuance of Bankers' Acceptances and Letters of Credit...............................................32
   2.10     Pro-Rata Advances Under Credit Facilities............................................................32
   2.11     Conversions..........................................................................................33
   2.12     Rollovers............................................................................................33
   2.13     Evidence of Borrowings...............................................................................34
   2.14     Hedging Contracts....................................................................................34

ARTICLE 3 - REPAYMENT AND PAYMENT................................................................................34

   3.01     Repayment of Revolving Facility......................................................................34
   3.02     Repayment of Swingline Facility......................................................................35
   3.03     Mandatory Prepayment and Reduction of Availability under Credit Facilities...........................35
   3.04     Excess Amount........................................................................................36
   3.05     Place and Manner of Payments.........................................................................36
   3.06     Net Payments, etc....................................................................................37
   3.07     Application of Payments..............................................................................38

ARTICLE 4 - INTEREST AND FEES....................................................................................38

   4.01     Computation of Interest and Fees.....................................................................38
   4.02     Accrual and Payment of Interest on Loans.............................................................39
   4.03     Currency.............................................................................................39
   4.04     LIBOR Loans..........................................................................................39

   4.05     Fees.................................................................................................39
   4.06     Administration Agent's Certificate...................................................................40
   4.07     Late Payment.........................................................................................40
   4.08     Maximum Rate of Return...............................................................................40

ARTICLE 5 - BANKERS' ACCEPTANCES AND LETTERS OF CREDIT...........................................................41

   5.01     Bankers' Acceptances.................................................................................41
   5.02     Letters of Credit....................................................................................44

ARTICLE 6 - CHANGE IN CIRCUMSTANCES AND INDEMNITIES..............................................................46

   6.01     Increased Costs......................................................................................46
   6.02     Income Tax Act, etc..................................................................................47
   6.03     Lack of LIBOR Rate...................................................................................47
   6.04     Inability to Fund in U.S. Dollars....................................................................47
   6.05     Unlawful, etc........................................................................................49
   6.06     General Indemnity....................................................................................49
   6.07     Environmental Indemnity..............................................................................50
   6.08     Agents and Lenders Not Liable........................................................................51
   6.09     Survival.............................................................................................52

ARTICLE 7 - CONDITIONS PRECEDENT.................................................................................52

   7.01     Closing..............................................................................................52
   7.02     Conditions Precedent to Closing......................................................................52
   7.03     Conditions Precedent to Each Drawdown Under the Revolving Facility...................................55
   7.04     Conditions Precedent to Each Drawdown Under the Swingline Facility...................................56
   7.05     Post-Closing Deliveries..............................................................................57

ARTICLE 8 - Security Documents...................................................................................60

   8.01     Form of Security Documents...........................................................................60
   8.02     Valid Lien...........................................................................................61
   8.03     Registration.........................................................................................61
   8.04     After Acquired Property and Further Assurances.......................................................61
   8.05     Form, Substance and Registration of Security.........................................................62
   8.06     Benefit of Security..................................................................................62

ARTICLE 9 - REPRESENTATIONS AND WARRANTIES.......................................................................62

   9.01     Representations and Warranties.......................................................................62

ARTICLE 10 - COVENANTS...........................................................................................71

   10.01    Positive Covenants...................................................................................71
   10.02    Financial Covenants..................................................................................79
   10.03    Negative Covenants...................................................................................81
   10.04    Accounting Financial Statements and Other Information................................................87

ARTICLE 11 - DEFAULT AND ENFORCEMENT.............................................................................91

   11.01    Events of Default....................................................................................91
   11.02    Deferral of Advances.................................................................................93
   11.03    Termination of Credit Facilities.....................................................................94
   11.04    Acceleration.........................................................................................94
   11.05    Legal Proceedings....................................................................................94
   11.06    No Prejudice, etc....................................................................................95
   11.07    Set-off..............................................................................................95
   11.08    Remedies Cumulative..................................................................................95
   11.09    Appropriation of Monies Received.....................................................................95
   11.10    Non-Merger...........................................................................................96
   11.11    Pro Rata Sharing.....................................................................................96
   11.12    Sharing of Set-Offs..................................................................................97

ARTICLE 12 - THE ADMINISTRATION AGENT AND THE SYNDICATION AGENT..................................................98

   12.01    Appointment..........................................................................................98
   12.02    Dealing by Borrower with the Administration Agent....................................................98
   12.03    Delegation of Duties.................................................................................99
   12.04    Retention of Advisors................................................................................99
   12.05    Indemnity............................................................................................99
   12.06    Limitation of Agent's Liability.....................................................................100
   12.07    Reliance............................................................................................100
   12.08    Exchange of Information.............................................................................101
   12.09    The Administration Agent and the Syndication Agent, Individually....................................101
   12.10    Resignation.........................................................................................101
   12.11    Administration of the Credits.......................................................................102
   12.12    Instructions by Lenders.............................................................................103
   12.13    Arrangements for Repayment of Advances..............................................................104
   12.14    Repayment by Lenders to Administration Agent........................................................104
   12.15    Delivery of Assignment Agreement....................................................................105
   12.16    Provisions for Benefit of Lenders Only..............................................................105

ARTICLE 13 - ASSIGNMENT AND PARTICIPATION.......................................................................105

   13.01    Benefit and Burden of this Agreement................................................................105
   13.02    Borrower............................................................................................105
   13.03    Participation and Syndication.......................................................................106
   13.04    Assignment by Lenders After Event of Default........................................................107
   13.05    Borrower's Documents................................................................................107

ARTICLE 14 - MISCELLANEOUS......................................................................................107

   14.01    Exchange and Confidentiality of Information.........................................................107
   14.02    Payment of Expenses.................................................................................108
   14.03    Judgement Currency..................................................................................108
   14.04    Notice..............................................................................................109
   14.05    Reliance on Instructions............................................................................110

   14.06    Survival of Representations, Warranties and Covenants...............................................111
   14.07    Further Assurances..................................................................................111
   14.08    Amendment, Waiver etc...............................................................................111
   14.09    Remedies Cumulative.................................................................................111
   14.10    Non-Merger..........................................................................................112
   14.11    Conflict............................................................................................112
   14.12    Severability........................................................................................112
   14.13    Counterparts........................................................................................112
   14.14    Benefit of Agreement................................................................................113
   14.15    Time of Essence.....................................................................................113
   14.16    Entire Agreement....................................................................................113

                                CREDIT AGREEMENT

         THIS AGREEMENT dated as of April 30, 2002 is made by and between Co-Steel Inc., as Borrower, 1300554 Ontario Limited, 1102590 Ontario Limited, Co-Steel Distribution Canada Limited, Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Lake Ontario Steel Company Inc., Co-Steel USA Distribution, Inc., Co-Steel USA Holdings, Inc., Co-Steel Raritan, Inc., Co-Steel Sayreville, Inc. and Raritan River Urban Renewal Corporation as Guarantors and The Toronto-Dominion Bank, The Bank of Nova Scotia and the other financial institutions listed in Schedule A and the financial institutions which from time to time have entered into an Assignment Agreement amending Schedule A to become a party to this Agreement, as Lenders, and The Toronto-Dominion Bank, as Administration Agent for the Lenders and The Bank of Nova Scotia as Syndication Agent for the Lenders.

         In consideration of the mutual covenants in this Agreement and other good and valuable consideration, the receipt and sufficiency of which the parties each acknowledge, the parties agree as follows:


                           ARTICLE 1 - INTERPRETATION

1.01     Defined Terms

         In this Agreement, the following words and phrases shall have the following meanings:

         "ACCOUNT DEBTOR" means any Person who is obligated to pay an Account Receivable.

         "ACCOUNTS RECEIVABLE" means any right of a Person to payment for goods sold or leased or services rendered in the ordinary course of business, classified as an account receivable in accordance to GAAP.

         "ADJUSTED COST BASE" means the dollar amount by which the Unrestricted Subsidiaries would be carried as at December 31, 1998 in the accounts of the Borrower, if the Unrestricted Subsidiaries were accounted for, from inception, by the equity method of accounting. Furthermore: (i) the Adjusted Cost Base will have no further adjustments subsequent to December 31, 1998 for net income or loss of, or unrealized gains or losses on, the Unrestricted Subsidiaries; (ii) consistent with the equity method of accounting all inter-company transactions and balances would be eliminated; and (iii) the Adjusted Cost Base will be increased or decreased, as the case may be, for any amounts contributed or received in the form of subscription for equity, contribution of surplus, or receipt of dividends. For greater certainty, realized gains or losses on disposals of Unrestricted Subsidiaries will be reflected in the Special Purpose Financial Statements. For the purposes of this definition, the Hungarian Finance Structure Companies and NJSC shall be deemed to be Restricted Subsidiaries.

         "ADMINISTRATION AGENT" means The Toronto-Dominion Bank and its successors or permitted assigns.

         "ADVANCE" means an advance of funds hereunder by way of a Prime Rate Loan, a Base Rate Loan, a LIBOR Loan, a Bankers' Acceptance, a BA Equivalent Note or the issuance of a

                                       -2-
                                                                       Article 1

Letter of Credit, including deemed Advances and Conversions, renewals and Rollovers of existing Advances, and any reference relating to the amount of Advances shall mean the sum of the principal amount of all outstanding Prime Rate Loans, Base Rate Loans, LIBOR Loans plus the face amount of Bankers' Acceptances, BA Equivalent Notes and outstanding Letters of Credit.

         "AFFILIATE" means, with respect to any Person, any of (i) a director or executive officer of the Person or any other Person described in clause (ii) below and (ii) any other Person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with the Person and, with respect to the Borrower, shall include each of its Subsidiaries.

         "AGREEMENT" means this agreement together with all amendments from time to time made to it in accordance with its provisions.

         "APPLICABLE LAW" means, with respect to any Person, property, transaction or event, all present or future applicable laws, statutes, regulations, by-laws, treaties, judgements and decrees and all applicable official directives if legally binding and all other legally binding requirements of any Governmental Authority or Person having authority over such Person, property, transaction or event.

         "APPLICABLE MARGIN" means with respect to any Advance under the Credit Facilities the percentage per annum determined in accordance with the following table, based on the Borrower's ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA as at the end of its most recently completed fiscal quarter (in this definition such fiscal quarter is the "RELEVANT QUARTER"):

Consolidated Total Net Debt  Base Rate             Stamping Fee/ LIBOR     Commitment Fee Rate
to Normalized Consolidated   Margin/Prime Rate     Margin/ Letter of
EBITDA                       Margin                Credit Fee Rate
----------------------------------------------------------------------------------------------------
=<3:0:1                      1.00%                 2.00%                   0.75%
----------------------------------------------------------------------------------------------------
> 3:0:1, =<4:0:1             2.00%                 3.00%                   1.10%
----------------------------------------------------------------------------------------------------
> 4.0:1, =<5.0:1             2.75%                 3.75%                   1.40%
----------------------------------------------------------------------------------------------------
> 5.0:1, <=7.5:1             3.25%                 4.25%                   1.65%
----------------------------------------------------------------------------------------------------
>7.5:1, <=10.0:1             3.50%                 4.50%                   1.80%
----------------------------------------------------------------------------------------------------
>10.0:1                      4.00%                 5.00%                   2.00%
----------------------------------------------------------------------------------------------------

The Applicable Margin to be applied with respect to an Advance, Conversion or Rollover shall be the Applicable Margin on the relevant date of the Advance, Conversion or Rollover, as the case may be. The Applicable Margin shall change, if required, one Banking Day after receipt by the Administration Agent of the financial statements required to be delivered pursuant to Section 10.04 for the Relevant Quarter, and the related Compliance Certificate required to be delivered pursuant to Section 10.04, are delivered to the Administration Agent; provided, however, that for

                                      -3-
                                                                       Article 1

the purpose of determining the Applicable Margin, if the Borrower fails to deliver such financial statements and Compliance Certificate when required, the Borrower's ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA shall be deemed to exceed 10.0:1 until the same have been delivered.

         "APPROVED ASSET SALE" has the meaning set out in Section 10.03(6).

         "ASSET MONETIZATION PROGRAM" means the asset monetization program for the Borrower and its Subsidiaries dated February 25, 2002, which program is attached hereto as Schedule AA, as revised from time to time pursuant to Section 10.01(26).

         "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A by which a financial institution assumes a Commitment and becomes a Lender.

         "ASW HOLDINGS" means ASW Holdings plc, a corporation incorporated under the laws of England.

         "AUDITOR" means (i) PricewaterhouseCoopers LLP, Chartered Accountants, or (ii) another nationally recognized firm of chartered accountants who at the relevant time (a) are the duly appointed auditors of the Borrower and (b) are in fact independent of the Borrower.

         "BA DEPOSIT AMOUNT" has the meaning set out in Section 5.01(11).

         "BA DISCOUNT RATE" means with respect to any Bankers' Acceptance purchased by a:

         (a)      Schedule 1 Lender, CDOR; and

         (b) Schedule 2 Lender or Schedule 3 Lender, the lower (a) of the bid rate quoted by such Lender for its own acceptance of a like term with effect as at about 10:00 a.m. on the applicable date; and (b) CDOR plus 10 basis points.

         "BA EQUIVALENT NOTE" has the meaning set out in Section 5.01(9).

         "BANKERS' ACCEPTANCE" means a depository bill, as defined in the Depository Bills and Notes Act (Canada) in Canadian dollars that is in the form of a draft signed by the Borrower and accepted by a Lender or, for Lenders not participating in clearing services as contemplated in that Act, a draft or other bill of exchange in Canadian Dollars that is drawn by the Borrower and accepted by a Lender.

         "BANKING DAY" means:

         (a) with respect to a Prime Rate Loan and a Bankers' Acceptance, any day other than a Saturday or a Sunday, on which all of the Lenders are open to the public for carrying on substantially all of their banking functions in Toronto, Ontario;

         (b) with respect to a LIBOR Loan, any day, other than a Saturday or a Sunday, on which the Administration Agent is open to the public for carrying on substantially all of their banking functions in Toronto, Ontario, New York, New York and

                                       -4-
                                                                       Article 1

                  which is also a day on which dealings are carried out in the London Interbank Eurocurrency Market;

         (c) with respect to a Base Rate Loan, any day, other than a Saturday or Sunday, on which all of the Lenders are open to the public for carrying on substantially all of their banking functions in Toronto, Ontario and New York, New York; and

         (d) for any other purpose any day, other than a Saturday or Sunday, on which all of the Lenders are open to the public for carrying on substantially all of their banking functions in Toronto, Ontario.

         "BANKRUPTCY EVENT" means, with respect to any Person, the occurrence of any one or more of the following events:

         (a) it passes a resolution, institutes proceedings, (whether formal or informal), or consents to the filing of a notice of intention to file a proposal, a proposal, petition for its winding-up, liquidation or dissolution or files or consents to the filing of a notice of intention to file a proposal, a proposal, a petition, answer or consent seeking reorganization, readjustment, arrangement in connection with any insolvency proceeding, composition or similar relief under any Applicable Law or a receiver, receiver-manager, manager, custodian, liquidator or trustee or similar officer or official of itself or any part of its property is appointed, or it makes an assignment for the benefit of creditors or is unable, or admits its inability, to pay its debts as they become due or otherwise acknowledges its insolvency or voluntarily suspends transaction of its usual business or any action is taken by such Person in furtherance of any of the aforesaid purposes or if such Person commits any other act of bankruptcy under the Bankruptcy Code of the United States, 11 U.S.C. Section 1.01 et. seq. or the Bankruptcy and Insolvency Act (Canada) or if such Person makes any application or filing pursuant to the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other similar statute; or

         (b) any application, petition or proposal is made with respect to it under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy Code of the United States, 11 U.S.C. Section
                  1.01 et. seq. or the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other legislation seeking reorganization, readjustment or arrangement in connection with any insolvency proceeding, composition or similar relief under any other Applicable Law, or a proceeding, (whether formal or informal), is instituted, filed or initiated for its winding up, liquidation or dissolution or seeking an order adjudging it insolvent or the appointment of any receiver, receiver-manager, manager, custodian, liquidator or trustee or similar officer or official of it or over all or any part of its property or a petition in bankruptcy is instigated by a Person other than it, and such application, proceeding or petition is not dismissed, stayed or withdrawn within 60 days after it has notice or knowledge of the institution of such proceedings provided that a Bankruptcy Event shall have occurred

                                      -5-
                                                                       Article 1

                  immediately (i) upon the appointment of a receiver, trustee, custodian, liquidator or similar officer of the Person, (ii) if it is determined by the Required Lenders, acting reasonably in their sole discretion, that the Person against whom such application, petition or proceeding is brought is not contesting such application, proceeding or petition in good faith, or (iii) if assets with an aggregate fair market value in excess of $5,000,000 have been attached, in all cases whether or not such application, proceeding or petition is dismissed, stayed or withdrawn within 60 days after the Person against whom such application, petition or proceeding is brought has notice or knowledge of the institution thereof.

         "BASE RATE" means the greater of: (a) the variable rate per annum established by the Administration Agent as the reference rate of interest for the determination of the interest rate that it will charge to customers of varying degrees of credit worthiness in Canada for United States Dollar loans in Toronto, Canada which shall be adjusted automatically from time to time without notice to the Borrower; and (b) the Federal Funds Rate plus 0.50%.

         "BASE RATE LOAN" means a U.S. Dollar loan made to the Borrower under this Agreement on which interest is calculated with reference to the Base Rate.

         "BASE RATE MARGIN" means, for any period, the percentage rate per annum relevant to the period in respect of which a determination is being made indicated beside or below the reference to Base Rate Margin in the definition of "Applicable Margin".

         "BI-ANNUAL AUDITOR'S REPORT" has the meaning set out in Section 10.01(29).

         "BIS GUIDELINES" means the guidelines relating to capital adequacy proclaimed in July, 1988 by the Basle Committee on Banking Regulation and Supervisory Practices of the Bank of International Settlements.

         "BLOCKED ACCOUNT AGREEMENT" means a blocked account agreement entered into by a bank with which the Borrower or a Subsidiary, (other than Co-Steel C.S.M. Corp. and its Subsidiaries), maintains an account in a form and substance acceptable to the Administration Agent and the Borrower.

         "BORROWER" means Co-Steel Inc., a corporation incorporated under the laws of the Province of Ontario.

         "BREAKAGE COSTS" means all costs, losses and expenses incurred by any Lender by reason of the liquidation or deployment of deposits or other funds, the breakage of hedging and LIBOR contracts, the redeployment of funds, the loss of investment opportunity or for any other reason whatsoever resulting from the prepayment of any Advance, all as set out in a certificate delivered to the Borrower by any Lender entitled to receive same.

         "BUSINESS PLAN" means a detailed and comprehensive twenty-four month business plan and forecast for the Borrower, including a written management discussion, all as approved by the Borrower's Board of Directors.

                                      -6-
                                                                       Article 1

         "CANADIAN DOLLARS", "CDN. DOLLARS", "DOLLARS", "$", and "CDN.$" mean lawful currency of Canada.

         "CANADIAN SECURITY AGENT" means Computershare Trust Company of Canada in its capacity as Canadian security agent for and on behalf of the Administration Agent, the Noteholders and PNC pursuant to the Inter-Creditor Agreement.

         "CAPITAL EXPENDITURE" means any expenditure made by any Person for the purchase, lease or acquisition of capital assets (other than Current Assets) required to be capitalized in accordance with GAAP, including, without limitation, Capitalized Lease Obligations.

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, at any time, all liabilities of the Person as lessee in respect of all rentals under any lease of (or other arrangement conveying the right to use) real or personal property, which, in accordance with GAAP, have been or are required to be capitalized on the books of the Person; the term "rentals" means, all payments which the lessee is required to make by the terms of any lease or other arrangement.

         "CDOR" means the annual rate (rounded upward to the nearest two decimal places), calculated on the basis of a 365 day year, for bankers' acceptances of the applicable Lender denominated in Dollars for a specified term that appears on the Reuters Screen CDOR page as of 10:00 a.m. Toronto time on the date of determination, provided that if a rate does not appear on the Reuters Screen CDOR page at 10:00 a.m. Toronto time on such date the rate for that date shall be determined as of 10:00 a.m. Toronto time on the next preceding Banking Day provided further that if a rate does not appear on the Reuters Screen CDOR page at 10:00 a.m. Toronto time on such next preceding Banking Day, CDOR shall be the discount rate quoted by the Administration Agent for Canadian Dollar bankers' acceptances for the specified term at 10:00 a.m. Toronto time on that next preceding Banking Day.

         "CLOSING DATE" means April 30, 2002 or such other date as the parties may agree upon in writing.

         "COLLATERAL" means all property, of whatever nature or kind, which is the subject of any Lien created by any Security Document.

         "COLLATERAL AUDIT" has the meaning set out in Section 10.01(28).

         "COMMITMENT" means with reference to any Lender, the percentage set forth in Schedule B or in an Assignment Agreement amending Schedule B, which represents the aggregate amount which that Lender has severally agreed to make available to the Borrower under the terms of this Agreement, expressed as a percentage of the aggregate amount which all of the Lenders have agreed to make available to the Borrower under the terms of this Agreement.

         "COMMITMENT FEE RATE" means, for any period, the percentage rate per annum relevant to the period in respect of which a determination is being made indicated beside or below the reference to Commitment Fee Rate in the definition of "Applicable Margin".

                                      -7-
                                                                       Article 1

         "COMPLIANCE CERTIFICATE" means a certificate in the form of Exhibit B executed by a Senior Officer of the Borrower and setting out, among other things a detailed calculation of compliance with the Financial Covenants.

         "CONSOLIDATED CURRENT ASSETS" means, for any period, the trade accounts receivable (net of any allowance for doubtful accounts and prepaid expenses) and inventory (net of obsolescence or valuation reserves) of the Borrower which, at the date of determination, are, in accordance with GAAP, classified as current on the balance sheet contained in the most recent Special Purpose Financial Statements, but excluding cash and cash equivalents.

         "CONSOLIDATED CURRENT LIABILITIES" means, for any period, the accounts payable and accrued liabilities of the Borrower which, at the date of determination, are, in accordance with GAAP, classified as current on the balance sheet contained in the most recent Special Purpose Financial Statements, but excluding bank indebtedness and the current portion of long-term liabilities.

         "CONSOLIDATED EBITDA" means, for any period: (i) the Consolidated Net Earnings in the period; plus (ii) Consolidated Net Interest Expense in the period; plus (iii) income taxes, whether paid or deferred, which are deducted in determining Consolidated Net Earnings in the period, if any; plus (iv) depreciation and amortization expense for the period; minus (v) to the extent added in determining Consolidated Net Earnings, extraordinary gains; plus (vi) to the extent deducted in determining Consolidated Net Earnings, non-cash extraordinary losses (which for greater certainty shall include the non-cash Cdn. $13 million pension curtailment charge from the third fiscal quarter of
2001); plus (vii) all cash receipts from Gallatin that have been used by the Borrower and its Subsidiaries to permanently repay indebtedness to the Noteholders, PNC and the Lenders; plus (viii) to the extent deducted in determining Consolidated Net Earnings unrealized foreign exchange losses; minus
(ix) the amount of loans or advances to Gallatin pursuant to Section 10.03(9); minus (x) to the extent added in determining Consolidated Net Earnings unrealized foreign exchange gains; all as set forth on the Special Purpose Financial Statements for such period and all as determined in accordance with GAAP.

         "CONSOLIDATED NET EARNINGS" means for any period, the net earnings, for such period, as set forth on the Special Purpose Financial Statements for such period.

         "CONSOLIDATED NET INTEREST EXPENSE" means, for any period, the aggregate of interest charges, finance charges and debt service charges, fees or discounts for borrowed money, paid, payable or accrued in respect of interest-bearing Indebtedness (including without limitation Bankers' Acceptances) net of all interest and dividend income and specifically excluding all fees but not interest charges payable under or in connection with this Agreement for such period, all as set forth on the Special Purpose Financial Statements for such period, plus, for greater certainty, all interest paid in respect of the Convertible Debentures together with interest, calculated on an accrual basis, on the equity component of the Convertible Debentures before income taxes.

         "CONSOLIDATED TOTAL NET DEBT" means, at any time, the principal amount of all outstanding interest bearing Indebtedness including, without limitation, the principal amount of the Convertible Debentures, the face amount of outstanding Bankers' Acceptances, Letters of

                                       -8-
                                                                       Article 1

Credit and the amount of Capitalized Lease Obligations (net of interest component) but specifically excluding accounts payable and accrued liabilities, and deducting cash and short term investments (rated R-1 (middle) or better by Dominion Bond Rating Service), all as set forth on the Special Purpose Financial Statements for such period plus the face amount of all guarantees provided by any Restricted Subsidiary for the benefit of any Unrestricted Subsidiary, excluding, for greater certainty, the guarantee by the Borrower of the obligations of Co-Steel (UK) Limited pursuant to the share purchase agreement dated December 23, 1998 between Co-Steel (UK) Limited, ASW Holdings and the Borrower.


         "CONTAMINANT" means any pollutant, dangerous substance, liquid waste, industrial waste, hauled liquid waste, toxic substance, hazardous waste, hazardous material, hazardous substance, nuclear material, contaminant or like substance including any of the foregoing controlled, regulated or prohibited under any Environmental Law or otherwise.

         "CONTROL" has the meaning set out in the Business Corporations Act (Ontario), and "CONTROLLED" has a corresponding meaning.

         "CONTROLLED GROUP" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with each US Guarantor, are treated as a single employer under Section 414 of the Code or
Section 4001 of ERISA.

         "CONVERSION" has the meaning set out in Section 2.11.

         "CONVERSION NOTICE" means a notice in the form of Exhibit C executed by a Senior Officer of the Borrower.

         "CONVERTIBLE DEBENTURES" means the 10 year, convertible, unsecured, subordinated debentures of the Borrower in the principal amount of Cdn.$125,000,000 carrying a 6.5% coupon.

         "CO-STEEL HUNGARY" means Co-Steel Liquidity Management Hungary Limited Liability Company, a corporation incorporated pursuant to the laws of Hungary and licensed as a Hungarian off-shore company.

         "CREDIT FACILITY" means either of the Revolving Facility or the Swingline Facility and "CREDIT FACILITIES" means each of them collectively.

         "CUMULATIVE CONSOLIDATED EBITDA" means Consolidated EBITDA calculated for a period from October 1, 2001 to the date of calculation, which date shall be the last calendar day of a month.

         "CURRENT ASSETS" means the consolidated current assets of any Person, as defined and determined in accordance with GAAP.

         "DEBENTURE" means a debenture entered into by an Obligor in favour of the Canadian Security Agent on behalf of the Noteholders, PNC and the Administration Agent on behalf of the Lenders containing a first ranking fixed charge (subject to Permitted Priority Liens), in favour of

                                      -9-
                                                                       Article 1

the Canadian Security Agent with respect to the Borrower's leasehold interest in the North York Property, the Borrower's freehold interest in each Ontario Property and other assets and a floating charge over the remaining present and future assets of the Borrower delivered or pledged to the Canadian Security Agent pursuant to a debenture delivery or pledge agreement.

         "DEFAULT" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

         "DEFAULT RATE" means the highest rate of interest or fee payable hereunder for a particular type of Advance, regardless of the then Applicable Margin, plus an additional 2% per annum, or 2% as applicable.

         "DEFAULTING LENDER" has the meaning set out in Section 2.10(2).

         "DEFICIT LENDER" has the meaning set out in Section 11.11(2).

         "DISCOUNT PROCEEDS" means the face amount of any Bankers' Acceptance less the discount to its face amount required to yield an interest rate per annum equal to the BA Discount Rate in effect on the date of the applicable Drawdown, Conversion or Rollover.

         "DOCUMENTS" means each of this Agreement, the Inter-Creditor Agreement, the Security Documents, any Bankers' Acceptance, any B.A. Equivalent Note, any Hedging Contract, any Guarantee and all letter agreements, including the Fee Side Letter, entered into on the Closing Date and all certificates and other documents delivered or to be delivered to the Administration Agent or any Lender pursuant to this Agreement or any other Document.

         "DRAWDOWN" means the advance of a Loan by a Lender to the Borrower under a Credit Facility or the acceptance or purchase by a Lender of a Bankers' Acceptance or BA Equivalent Note or the issuance of a Letter of Credit by the LC Lender under the Revolving Facility.

         "DRAWDOWN NOTICE" means a notice in the form of Exhibit D executed by a Senior Officer of the Borrower.

         "ENGLISH FINANCE STRUCTURE COMPANIES" means each of Co-Steel Amsterdam B.V., Co-Steel (UK) Limited and Cansteel Antilles N.V.

         "ENVIRONMENT" shall mean soil, surface waters, ground waters, land stream sediments, surface or subsurface strata, ambient air, and any environmental medium.

         "ENVIRONMENTAL ACTIVITY" means any past, present or future activity, event or circumstance in respect of a Contaminant, including its storage, use, holding, collection, purchase, accumulation, assessment, generation, manufacture, construction, processing, treatment, stabilization, disposition, handling or transportation, or its Release, escape, leaching, dispersal or migration into the natural environment, including the movement through or in the air, soil, surface water or groundwater.

         "ENVIRONMENTAL LAW" means any and all Applicable Laws relating to the environment, occupational health and safety or any Environmental Activity, including the requirements to

                                      -10-
                                                                       Article 1

comply with or obtain any authorizations, permits, licences or approvals issued by or from any Governmental Authority.

         "EQUIVALENT AMOUNT" means, on any date, the equivalent amount in Canadian Dollars or United States Dollars, as the case may be, after giving effect to a conversion of a specified amount of United States Dollars to Canadian Dollars or of Canadian Dollars to United States Dollars, as the case may be, at the official noon rate of exchange as quoted by the Bank of Canada on page BOFC on the Reuters service for the purchase of the applicable currency in the wholesale market on the date in question at approximately noon (Toronto time) for the purchase of United States Dollars with Canadian Dollars or at the rate that is the reciprocal thereof for the purchase of Canadian Dollars with United States Dollars, as the case may be.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

         "EVENT OF DEFAULT" has the meaning set out in Section 11.01.

         "EXCESS AMOUNT" means, in respect of a Credit Facility, the excess, if any, as at the date of determination of (a) the Utilized Portion of the Credit Facility at that date over (b) the maximum available principal amount of the Credit Facility at that date, provided that if the amount of difference calculated is less than $10,000 the difference shall be deemed to be nil.

         "EXCESS REVOLVER PAYDOWN" means, as of the end of any fiscal quarter of the Borrower, the amount by which the outstanding amount, if any, of the sum of
(x) the Advances and (y) the Equivalent Amount in Canadian Dollars of the principal amount advanced under the PNC Sayreville Credit Agreement and the PNC Raritan Credit Agreement is less than the result of (a) the sum of (x) the Commitments and (y) the Equivalent Amount in Canadian Dollars of all commitments under the PNC Sayreville Credit Agreement and the PNC Raritan Credit Agreement at such time minus (b) Cdn.$50,000,000.

         "EXCLUDED TAXES" means any Tax imposed on the Administration Agent's or a Lender's net income or capital by any Governmental Authority as a result of the Administration Agent or a Lender (a) carrying on a trade or business or having a permanent establishment in such jurisdiction, (b) being organized under the laws of such jurisdiction, or (c) being or being deemed to be resident in such jurisdiction.

         "F.R.S. BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "FEDERAL FUNDS RATE" means, for any day, the variable rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day, provided that if the day for which such rate is to be determined is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such

                                      -11-
                                                                       Article 1

transactions on the next day preceding Banking Day as so published on the next succeeding Banking Day.

         "FEE SIDE LETTER" means the fee letter dated the date hereof between the Borrower and the Administration Agent providing for certain agency fees payable to the Administration Agent.

         "FINANCIAL COVENANTS" means the covenants set out in Section 10.02.

         "FINANCIAL FORECAST" means the financial forecast for the Borrower and its Subsidiaries dated October 1, 2001 for the fiscal years ending December 31, 2001, 2002 and 2003, which financial forecast is attached hereto as Schedule W.

         "GAAP" means the generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute.

         "GALLATIN" means Gallatin Steel Company, a partnership created under the laws of Kentucky.

         "GALLATIN COUNTY INDUSTRIAL REVENUE BONDS" means the industrial revenue bonds issued by Gallatin to Gallatin County, Kentucky, U.S.A. pursuant to an indenture dated as of March 1, 1994.

         "GENERAL SECURITY AGREEMENT" means a security agreement entered into by an Obligor in favour of a Security Agent on behalf of the Noteholders, PNC, the Administration Agent and the Lenders creating a first ranking security interest in favour of such Security Agent on all the present and future assets of the Obligor (subject in each case to Permitted Priority Liens).

         "GOVERNMENTAL AUTHORITY" means the government of any nation or any province, municipality, state or other political subdivision of any nation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing.

         "GUARANTEE" means a guarantee agreement from a Guarantor in favour of the Administration Agent on behalf of itself, the Syndication Agent and the Lenders, guaranteeing the payment and performance of all obligations to the Administration Agent, the Syndication Agent and each Lender by the Borrower, substantially in the form of Exhibit E.

         "GUARANTOR" means each of 1300554 Ontario Limited, 1102590 Ontario Limited, Co-Steel Distribution Canada Limited, Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Lake Ontario Steel Company Inc., Co-Steel USA Distribution, Inc., Co-Steel USA Holdings, Inc., Co-Steel Raritan, Inc., Co-Steel Sayreville, Inc., and Raritan River Urban Renewal Corporation and each Restricted Subsidiary of the Borrower which becomes a party hereto as a Guarantor from time to time pursuant to Section 10.01(13).

         "HAZARDOUS MATERIAL" shall mean any pollutant, toxic substance, hazardous waste, hazardous material, hazardous substance, or oil as defined in or pursuant to the Resource Conversation and Recovery Act, as amended, the Comprehensive Environmental Response,

                                      -12-
                                                                       Article 1

Compensation, and Liability Act, as amended, the Federal Clean Water Act, or any other federal, state, provincial or local environmental law, regulation, ordinance, rule or by-law of the United States, Canada or the United Kingdom, whether existing as of the date hereof, previously enforced, or subsequently enacted.

         "HEDGING CONTRACT" means a contract entered into between the Borrower and any Lender with respect to any interest rate or currency hedging product.

         "HUNGARIAN FINANCE STRUCTURE COMPANIES" means Goldmarsh Enterprises, Acierco S. A. and Co-Steel Hungary.

         "HUNGARIAN GUARANTEE" has the meaning set out in Section 7.05(3).

         "HUNGARIAN GUARANTEE DOCUMENTS" has the meaning set out in Section 7.05(3).

         "HUNGARIAN LOAN NOTES" means:

          (i) promissory note from Co-Steel C.S.M. Corp. for U.S.$25,000,000 maturing November 23, 2004 (Approximate Cdn.$39,730,000);

          (ii) promissory note from Co-Steel C.S.M. Corp. for U.S.$25,000,000 maturing November 23, 2004 (Approximate Cdn.$39,730,000);

          (iii) promissory note from Co-Steel C.S.M. Corp. for U.S.$28,650,000 maturing July 31, 2006 (Approximate Cdn.$45,530,000);

          (iv) term loan to Co-Steel USA Holdings Inc. for U.S.$100,000,000 maturing January 8, 2008 (Approximate Cdn.$158,920,000);

          (v) term loan to Co-Steel Sayreville, Inc. for U.S.$13,000,000 maturing January 30, 2008 (Approximate Cdn.$20,659,600);

          (vi) term loan to Co-Steel Sayreville, Inc. for U.S.$3,600,000 maturing June 30, 2008 (Approximate Cdn.$5,721,120);

          (vii) term loan to Co-Steel Sayreville, Inc. for U.S.$5,683,330 maturing June 30, 2008 (Approximate Cdn.$9,031,948); and

          (viii) promissory note from Co-Steel C.S.M. Corp. for U.S.$150,000 (Approximate Cdn.$238,000).


         "HUNGARIAN LOAN REORGANIZATION DOCUMENTS" has the meaning set out in
Section 7.05(3).

         "INCHOATE LIEN" means, with respect to any property or asset of any Person, the following Liens:

                                      -13-
                                                                       Article 1

         (a) any Lien for taxes, local improvement charges, levies, rates, assessments or utility charges not yet due or being contested in good faith by appropriate proceedings and for which a provision has been taken in accordance with GAAP, if applicable;

         (b) any carriers, warehousemen, mechanics or materialmen's lien in respect of charges accruing in favour of any Person, so long as the charges are not yet due or are being contested in good faith by appropriate proceedings and for which a provision has been taken in accordance with GAAP, if applicable; and

         (c) undetermined or inchoate liens, privileges or charges incidental to current operations which have not at such time been filed pursuant to law against the Person's property or assets or which relate to obligations not due or delinquent.

         "INDEBTEDNESS" means, with respect to any Person, at any time, the aggregate, without duplication, of:

         (a) all indebtedness, obligations and liabilities, (other than accounts payable and accrued liabilities), of the Person which, in accordance with GAAP, would be included in determining total liabilities as shown in the liability section of the balance sheet of the Person, including, without limitation, indebtedness, obligations and liabilities for borrowed money (whether on account of principal, interest or otherwise) or in respect of any bankers' or trade acceptance credit facility, but excluding, for greater certainty, any inter-company debt that is eliminated upon consolidation;

         (b) all indebtedness, obligations and liabilities of the Person secured by any Lien on any property or asset owned or held by the Person, whether or not any other Person has assumed or is liable for the indebtedness, obligations or liabilities so secured and whether or not the rights and remedies of the secured party are limited to repossession or sale of the property or assets covered, but, for greater certainty, excluding operating leases;

         (c) any Synthetic Lease or other transfer of property of assets which has been made with recourse to the transferor or any obligation to repurchase any property or assets or to purchase property or assets regardless of the delivery or non-delivery thereof;

         (d) any liability under any instrument of guarantee or indemnity or arising under any guarantee, endorsement or undertaking which may be made or issued to others for the account of the Person and at the request of such Person, including any Advance made by way of Letter of Credit or Bankers' Acceptance or BA Equivalent Note;

         (e) all indebtedness, obligations and liabilities of others which the Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted with recourse or other obligation to pay or under agreement (contingently or otherwise) to purchase, repurchase or otherwise acquire or become liable for, or in respect of which the Person has

                                      -14-
                                                                       Article 1

                  provided a comfort letter or agreed to supply or advance funds (whether by way of loan, share purchase or capital contribution, through a commitment to pay for property or services regardless of the non-delivery of the property or the non-furnishing of the services or otherwise) or in respect of which the Person has otherwise become directly or indirectly liable; and the amount of each such indebtedness, obligation or liability (each in this definition a "GUARANTEE OF INDEBTEDNESS") shall be deemed to be the amount of the Indebtedness in respect of which the Guarantee of Indebtedness relates, unless the Guarantee of Indebtedness is limited to a determinable amount in which case the amount of the Guarantee of Indebtedness shall be deemed to be the lesser of the amount of the Indebtedness in respect of which the Guarantee of Indebtedness relates and the determinable amount and for greater certainty a Guarantee of Indebtedness shall be deemed to be in the same principal amount and bear the same rate of interest as the Indebtedness which is the subject of such Guarantee of Indebtedness;

         (f) all liabilities of the Person as a partner or venturer in any partnership, joint venture or other enterprise;

         (g) all items of indebtedness convertible into, or exchangeable for, shares in the capital of the Person;

         (h) all shares in the capital of, or partnership units in, the Person which are redeemable or retractable at the option of any Person (other than the Person in respect of whom a determination of Indebtedness is being made); and

         (i)      any Capitalized Lease Obligation.

         "INDEMNIFIED PERSONS" has the meaning set out in Section 6.06.

         "INFORMATION" has the meaning set out in Section 14.01.

         "INSURANCE PROCEEDS" has the meaning set out in Section 10.01(18).

         "INTELLECTUAL PROPERTY RIGHTS" has the meaning set out in Section 9.01(30).

         "INTER-CREDITOR AGREEMENT" means the inter-creditor agreement dated the date hereof between the Canadian Security Agent, the US Security Agent, PNC, the Administration Agent and the Noteholders as consented to by the Borrower and each of the Guarantors.

         "INTEREST PAYMENT DATE" means the last day of an Interest Period and also, in the case of an Interest Period which is longer than three months, each date within such Interest Period which follows at intervals of three months after the first day of such Interest Period.

         "INTEREST PERIOD" means, in relation to a LIBOR Loan, the period selected by the Borrower pursuant to this Agreement for computing interest on the LIBOR Loan.

         "INVENTORY" means tangible personal property that is held by a Person for sale or lease or that has been leased or that is to be furnished or has been furnished under a contract of service, or

                                      -15-
                                                                       Article 1

that is raw materials, work in process or materials used or consumed in a business or profession, which has been, or properly may be, classified as inventory in accordance with GAAP.

         "JUDGEMENT CONVERSION DATE" has the meaning set out in Section 14.03.

         "JUDGEMENT CURRENCY" has the meaning set out in Section 14.03.

         "KEY EMPLOYEE LOANS" means loans to key employees of the Borrower for the purpose of purchasing shares of the Borrower or for other employment benefits.

         "LANDLORD'S CONSENTS" means collectively, such consents in form and substance satisfactory to the Administration Agent of landlords of Leased Properties to the granting of a Lien in favour of a Security Agent and such other matters as the Administration Agent may reasonably require.

         "LATE PAYMENT RATE" means, without duplication of any applicable Default Rate, in the case of amounts payable in Canadian Dollars, the rate then applicable to Prime Rate Loans plus 2% and, in the case of amounts payable in U.S. Dollars, the rate then applicable to Base Rate Loans plus 2%.

         "LC DEPOSIT AMOUNT" has the meaning set out in Section 5.02(8).

         "LC LENDER" means The Toronto-Dominion Bank.

         "LEASED PROPERTIES" means all lands and premises described in Schedule C and any lands and premises which are subsequently leased by any Obligor.

         "LEASEHOLD MORTGAGE" means a leasehold mortgage with assignment of subleases and rents, security agreement and fixture filing as a first ranking encumbrance against all leasehold property, right, title and interest in the premises identified thereon in favour of a Security Agent on behalf of the Noteholders, PNC, the Administration Agent and the Lenders (subject in each case to Permitted Priority Liens).

         "LENDERS" means The Toronto-Dominion Bank, The Bank of Nova Scotia and the other financial institutions which have executed this Agreement and are listed in Schedule A and the financial institutions which from time to time pursuant to and in accordance with the provisions of this Agreement have entered into an Assignment Agreement amending Schedule A to become a party to this Agreement.

         "LETTER OF CREDIT" means a documentary or stand-by letter of credit or letter of guarantee issued by the LC Lender at the request and for the account of the Borrower under this Agreement.

         "LETTER OF CREDIT FEE RATE" means, with respect to a Letter of Credit, the applicable percentage rate per annum indicated beside or below the reference to "Letter of Credit Fee Rate" in the definition of "Applicable Margin" relevant to the period in respect of which a determination is being made.

                                      -16-
                                                                       Article 1

         "LIBOR LOAN" means a U.S. Dollar loan made to the Borrower under this Agreement and on which interest is calculated by reference to the LIBOR Rate.

         "LIBOR MARGIN" means, for any period, the applicable percentage rate per annum applicable to that period as indicated beside or below the reference to "LIBOR Margin" in the definition of "Applicable Margin" relevant to the period in respect of which a determination is being made.

         "LIBOR RATE" means, for each Interest Period, a rate of interest per annum, calculated on the basis of a 360 day year, equal to:

         (a) the simple average (rounded upward, if necessary, to the nearest whole multiple of 1/16 of one percent) of the rates shown on the display referred to as the "LIBOR Page" (or any display substituted therefor) of the Reuters Domestic Money Service with respect to the banks in the London interbank market named in the display as at 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of the Interest Period, in an amount similar to the LIBOR Loan and for a deposit period comparable to the Interest Period; or

         (b) if a rate is not determinable pursuant to clause (a) of this definition at the relevant time, the rate expressed as a rate of interest per annum on the basis of a year of 360 days, at which United States Dollars are offered by the principal lending office in London, England of the Administration Agent to prime banks in the London interbank market at approximately 11:00 a.m. (London, England time) on the second Banking Day prior to the first day of the Interest Period, in an amount similar to the LIBOR Loan and for a deposit period comparable to the Interest Period; or

         (c) if a rate is not determinable pursuant to clause (a) or (b) of this definition at the relevant time, the Base Rate.

         "LIEN" means any mortgage, hypothec, title retention arrangement, pledge, lien, right of set-off, charge, security interest, assignment or other encumbrance whatsoever, whether fixed or floating, however created or arising.

         "LOAN" means a Prime Rate Loan, Base Rate Loan or LIBOR Loan.

         "LOSSES" has the meaning set out in Section 6.06.

         "MAJORITY LENDERS" means, at any time, if any Advance is outstanding under the Credit Facilities, any one or more Lenders who have in the aggregate extended at least 50% of Advances outstanding at that time under the Credit Facilities and if no Advance is outstanding under the Credit Facilities, any two or more Lenders who have in the aggregate at least 50% of the then maximum available Commitments under the Credit Facilities.

         "MANAGING SECURITY AGENT" means the Managing Security Agent appointed from time to time pursuant to the Inter-Creditor Agreement.

                                      -17-
                                                                       Article 1

         "MARCH 2002 SIGNIFICANT SHARE OFFERING" means the Borrower's offering of 20,907,000 of its common shares which closed on March 12, 2002.

         "MATERIAL ADVERSE EFFECT" means, with respect to the Borrower and the Guarantors any circumstances or event which (i) has or could reasonably be expected to have a material adverse effect upon the validity or enforceability of this Agreement, the Security Documents, any Guarantee or the Inter-Creditor Agreement, (ii) is material and adverse to the business, properties, assets, financial condition, results of operations or prospects of the Obligors, taken as a whole, (iii) impairs materially the ability of the Obligors, taken as a whole, to duly and punctually pay or perform the obligations hereunder, or (iv) impairs materially the ability of the Administration Agent or the Lenders to the extent permitted, to enforce their legal remedies pursuant to this Agreement and the other Documents.

         "MATERIAL CONTRACTS" means, collectively, those contracts listed in Schedule G and any contract or lease to which an Obligor is now or hereafter becomes a party and which is at any time on or after the date of this Agreement, material to the business of any Obligor in each case whether oral or written, and in each case as the same may be amended, supplemented or otherwise modified and in effect from time to time, but excluding (a) any collective agreements,
(b) any pension plan and benefits agreements, and (c) insurance policies.

         "MATERIAL LICENCES" means, collectively, those licences, permits or approvals listed on Schedule H any licence, permit or approval issued by any Governmental Authority, applicable stock exchange or securities commission, to an Obligor, and which is at any time on or after the date of this Agreement, necessary or material to the business and operations of an Obligor or to the listing of its securities.

         "MATURITY DATE" means the earlier of (i) January 15, 2004, and (ii) the date the Credit Facilities are terminated pursuant to Section 11.03 or accelerated pursuant to Section 11.04.

         "MORTGAGE" means a mortgage with assignment of leases and rents, security agreement and fixture filing as a first ranking encumbrance against all real property, right, title and interest in the properties identified therein in favour of US Security Agent on behalf of the Noteholders, PNC, the Administration Agent and the Lenders (subject in each case to Permitted Priority Liens).

         "MOVEABLE HYPOTHEC" means a deed of moveable hypothec entered into by an Obligor in favour of the Canadian Security Agent on behalf of the Noteholders, PNC, the Administration Agent and the Lenders creating a first ranking security interest in favour of the Canadian Security Agent on all the present and future assets of such Obligor located in the Province of Quebec (subject in each case to Permitted Priority Liens).

         "NET CASH PROCEEDS" means the aggregate cash proceeds (including any cash payment received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of any sale or of any offering of debt or equity securities, net of (without duplication): (i) reasonable and documented legal, accounting and investment banking fees and/or commissions (actually paid to any Person that is not an Affiliate of the Company), (ii) in the case of an asset disposition

                                      -18-
                                                                       Article 1

amounts required to be applied to the repayment of Indebtedness secured by a Lien, (other than a Lien created by any Security Document), expressly permitted under this Agreement on any asset which is the subject of the asset disposition,
(iii) amounts agreed between the Administration Agent on behalf of the Lenders, the Noteholders and PNC pursuant to the Inter-Creditor Agreement, and (iv) in the case of an asset disposition other customary fees actually incurred in connection with the sale, all net of taxes paid or reasonably estimated to be payable as a result of the asset disposition.

         "NET TANGIBLE ASSETS" means, with respect to any Restricted Subsidiary the aggregate amount of assets of such Restricted Subsidiary after deducting therefrom (i) all goodwill, trade names, trade marks, patents, organization expenses and other like intangibles; (ii) all equity held by it in another Restricted Subsidiary, and (iii) inter-company loans and advances to another Subsidiary of the Borrower, all as set forth on the most recent balance sheet of such Restricted Subsidiary, computed in accordance with GAAP (provided that such balance sheet shall be prepared on a non-consolidated basis).

         "NEW HOLDCO" has the meaning set out in Schedule BB.

         "NEW JERSEY PROPERTIES" means the lands and premises described in Schedule D and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on those lands.

         "NEW SUBORDINATED LOAN NOTES" has the meaning set out in Schedule BB.

         "1999 CREDIT AGREEMENT" means the Credit Agreement dated as of May 28, 1999 between Borrower, certain of the Guarantors, the Lenders, the Administration Agent and the Syndication Agent.

         "NJSC" means N.J.S.C. Investment Co., Inc., a corporation incorporated pursuant to the laws of the State of Delaware.

         "NORMALIZED CONSOLIDATED EBITDA" means Consolidated EBITDA calculated quarterly on a rolling twelve-month basis, except for the period ended December 31, 2001 only, which shall be calculated using only the preceding 9 months beginning April 1, 2001 and annualizing such number over 12 months.

         "NORMALIZED CONSOLIDATED EBITDA NET OF CAPEX" means, for any period, Normalized Consolidated EBITDA minus (a) cash Capital Expenditures, (b) to the extent not already deducted in the calculation of Normalized Consolidated EBITDA, scheduled payments in respect of Capitalized Lease Obligations, and (c) to the extent not otherwise already deducted in the calculation of Normalized Consolidated EBITDA, mandatory funding requirements in respect of pension obligations, in each case of any member of the Restricted Group during such period.

         "NORTH YORK PROPERTY" means the leased premises of the Borrower located at 55 Fenmar Drive, North York, Ontario.

                                      -19-
                                                                       Article 1

         "NOTEHOLDERS" means The Prudential Insurance Company of America, U.S. Private Placement Fund or any other holders from time to time of notes under the Prudential Note Agreement.

         "NOTICE OF BORROWING" means, in the case of a Drawdown, a Drawdown Notice, in the case of a Conversion, a Conversion Notice and in the case of a Rollover, a Rollover Notice.

         "OBLIGOR" means the Borrower or any Guarantor.

         "ONTARIO PROPERTIES" means the lands and premises described in Schedule E and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on those lands.

         "OUTSTANDING ADVANCE" has the meaning set out in Section 2.11.

         "OWNED PROPERTY" means the lands and premises described in Schedule N and all plant, buildings, structures, erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situated on these lands.

         "PARTICIPANT" has the meaning set out in Section 13.03(2).

         "PARTICIPATION" has the meaning set out in Section 13.03(1).

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "PENSION PLAN" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan as defined in Section 4001(a)(3) of ERISA), and to which each US Guarantor or any corporation, trade or business that is, along with such US Guarantor, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "PERMITTED ASSET SALES" means (i) sales of inventory in the ordinary course of business upon customary credit terms; or (ii) sales of assets between any Obligor; or (iii) sales of assets (excluding items set forth in (i) and (ii)) valuing less than Cdn.$2,500,000 provided that the total amount of asset sales under item (iii) do not exceed Cdn.$5,000,000 in the aggregate per annum, calculated on a calendar year basis, for the Restricted Group.

         "PERMITTED INTERCOMPANY INDEBTEDNESS" means (a) loans from an Unrestricted Subsidiary to a Restricted Subsidiary, provided that no such loan exceeds Cdn. $1,500,000 and that such loans in the aggregate do not exceed Cdn. $3,000,000; (b) loans from a Restricted Subsidiary to another Restricted Subsidiary; and (c) Indebtedness described in Schedule Y.

         "PERMITTED LIENS" means, with respect to any property or asset of any Person, the following Liens:

                                      -20-
                                                                       Article 1

         (a)      any Inchoate Lien;

         (b)      Liens respecting Priority Payables;

         (c) minor encumbrances, and those municipal agreements, easements, rights of way, servitudes, rights in the nature of an easement, reservations, restrictions and other similar rights in land granted to or reserved by other Persons, rights of way for sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties which do not in the aggregate materially detract from the value of the real properties or materially impair their use or operation;

         (d) Liens arising out of judgements or awards against such Person with respect to which enforcement has been stayed and such Person at the time shall currently be prosecuting an appeal or proceeding for review in good faith by appropriate proceedings diligently conducted and with respect to which such Person has created adequate reserves or has adequate insurance protection; provided, however, that at no time may the aggregate dollar amount of such liens exceed $5,000,000;

         (e) Liens respecting Capitalized Lease Obligations provided such Liens secure Indebtedness which is permitted under Section 10.03(1)(l);

         (f) any right reserved to or vested in any Governmental Authority by the terms of any lease, license, franchise, grant or permit acquired by the Person, or by any statutory provision to terminate any such lease, license, franchise, grant or permit, or to require annual or other periodic payments as a condition of the continuance thereof;

         (g) security given by the Person to a utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Person and in the ordinary course of its business;

         (h) reservations, limitations, provisos and conditions, if any, expressed in any original grants from the Crown or State, as applicable;

         (i)      any Lien securing a purchase money obligation, provided that
                  (a) no such Lien affects any property other than the property acquired by the incurring of such purchase money obligation;
                  (b) such Lien does not secure an amount in excess of the original purchase price of such property, less repayments made from time to time; and (c) such Lien secures Indebtedness which is permitted under Section 10.03(1)(l);

         (j) the Liens in favour of the Security Agents in their capacity as security agents pursuant to the Inter-Creditor Agreement; and

         (k) any Lien consented to in writing by the Administration Agent on the instruction of the Majority Lenders,

                                      -21-
                                                                       Article 1

provided, however, that no Lien described in clauses (a) through (e) above shall constitute a Permitted Lien if such Lien materially detracts from the value of property of the Person or materially impairs its use in the operation of the business of the Person.

         "PERMITTED PARENT GUARANTEES" guarantees by Borrower of the obligations of a Restricted Subsidiary provided that the obligations guaranteed are otherwise permitted pursuant to Section 10.03(1) and the guarantee by the Borrower of the obligations of Co-Steel (UK) Limited pursuant to the share purchase agreement dated December 23, 1998 between Co-Steel (UK) Limited, ASW Holdings and the Borrower.

         "PERMITTED PRIORITY LIENS" means those encumbrances set forth in subsections (a), (b), (c), (e), (f), (g), (h) and (i) of the definition of Permitted Liens or any other Lien consented to in writing by the Administration Agent on the instruction of the Majority Lenders.

         "PERSON" means an individual, a partnership, a corporation, a trust, an unincorporated organization, a government or any governmental department or agency or any other entity whatsoever and the heirs, executors, administrators or other legal representatives of an individual.

         "PNC" means PNC Bank National Association, a U.S. national banking association.

         "PNC INDEBTEDNESS" means indebtedness of Co-Steel Raritan, Inc. to PNC pursuant to the PNC Raritan Credit Agreement up to U.S.$15,633,564.23 and of Co-Steel Sayreville, Inc. to PNC pursuant to the PNC Sayreville Credit Agreement up to U.S.$11,748,614.61.

         "PNC RARITAN CREDIT AGREEMENT" means the second amended and restated credit agreement dated as of the date hereof between PNC and Co-Steel Raritan, Inc. pursuant to which PNC is providing a revolving line of credit in an amount up to U.S.$15,633,564.23 to Co-Steel Raritan Inc., together with an accompanying promissory note.

         "PNC SAYREVILLE CREDIT AGREEMENT" means the second amended and restated credit agreement dated as of the date hereof between PNC and Co-Steel Sayreville, Inc. pursuant to which PNC is providing a revolving line of credit up to U.S.$11,748,614.61 to Co-Steel Sayreville, Inc., together with an accompanying promissory note.

         "PRIME RATE" means the variable rate of interest per annum (calculated on the basis of a 365 or 366 day year) that is the greater of (a) the variable rate of interest per annum from time to time established by the Administration Agent as its reference rate of interest for the determination of interest that it will charge to customers of varying degrees of credit worthiness for Canadian Dollar demand loans made in Canada; and (b) 0.75% above the average of the rates from time to time quoted on the CDOR page of Reuters, rounded up to the second decimal place, at approximately 10:00 a.m. (Toronto time) for one-month Canadian Dollar bankers' acceptances; provided that any change in the Prime Rate shall be effective on the effective day of any change in the reference rate referred to in (a) above or (b) above, respectively.

         "PRIME RATE LOAN" means a Canadian Dollar loan made to the Borrower under this Agreement and on which interest is calculated by reference to the Prime Rate.

                                      -22-
                                                                       Article 1

         "PRIME RATE MARGIN" means, for any period, the applicable percentage rate per annum as indicated beside or below the reference to Prime Rate Margin in the definition of "Applicable Margin".

         "PRIORITY PAYABLES" means all statutory liens, deemed trusts and preferred claims of any Person, including claims for employee wages, vacation pay, termination or severance pay, employee withholdings, pension plan contributions, workers' compensation assessments, municipal Taxes and claims by public utilities.

         "PROPORTIONATE SHARE" means, in respect of each Lender, from time to time, (i) with respect to any Credit Facility, the percentage of such Credit Facility that a Lender has agreed to advance to the Borrower, determined by dividing the Lender's Commitment in respect of the Credit Facility by the aggregate of all of the Lenders' Commitments with respect to such Credit Facility and, (ii) with respect to an Advance, means such percentage of the Credit Facility under which such Advance is made.

         "PRUDENTIAL NOTE AGREEMENT" means the second amended and restated note agreement dated as of the date hereof amending and restating (i) the Note Agreement, dated as of January 10, 1994, as amended and restated by an Amended and Restated Note Agreement, dated as of February 4, 2000, pursuant to which the Borrower issued U.S.$100,000,000 of its senior promissory notes due January 15, 2004, and (ii) the Note Agreement dated as of February 20, 1997, as amended and restated pursuant to the Amended and Restated Note Agreement, dated as of February 4, 2000 pursuant to which the Borrower issued U.S.$75,000,000 of its senior promissory notes due July 15, 2006.

         "RELEASE" means discharge, spray, inject, inoculate, abandon, deposit, spill, leak, seep, pour, emit, empty, throw, dump, place and exhaust, and when used as a noun, has a similar meaning.

         "REQUIRED LENDERS" means, at any time, if any Advance is outstanding under the Credit Facilities, any one or more Lenders who have in the aggregate extended at least 66 2/3% of Advances outstanding at that time under the Credit Facilities and if no Advance is outstanding under the Credit Facilities, any two or more Lenders who have in the aggregate at least 66 2/3% of the then maximum available Commitments under the Credit Facilities.

         "RESTRICTED GROUP" means the Borrower and the Restricted Subsidiaries collectively.

         "RESTRICTED SUBSIDIARY" means each of 1300554 Ontario Limited, 1102590 Ontario Limited, Co-Steel Distribution Canada Limited, Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Lake Ontario Steel Company Inc., Co-Steel USA Distribution, Inc., Co-Steel USA Holdings, Inc., Co-Steel Sayreville, Inc., Raritan River Urban Renewal Corporation, Co-Steel Raritan, Inc. and such other Subsidiary of the Borrower that becomes a Guarantor hereunder or as may be designated as a Restricted Subsidiary by the Borrower and the Required Lenders from time to time provided that the Hungarian Finance Structure Companies and NJSC shall be considered Restricted Subsidiaries for the purposes of calculation of the covenants set forth in Section 10.02, for the purposes of the Special Purpose Financial Statements and for the purposes of Section 9.01(25) only.

                                      -23-
                                                                       Article 1

         "REVOLVING FACILITY" means the credit facility established by Section 2.01.

         "REVOLVING FACILITY AMOUNT" means initially an amount up to but not exceeding Cdn.$155,713,930 or the Equivalent Amount in U.S.$, less the Swingline Facility Amount, as permanently reduced from time to time pursuant to Section 3.03.

         "RIGHTS" has the meaning set out in Section 13.03.

         "ROLLOVER" means the obtaining of a new LIBOR Loan upon the expiration of the Interest Period of an outstanding LIBOR Loan, or the drawing and acceptance of a new Bankers' Acceptance upon the maturity of a Bankers' Acceptance outstanding under this Agreement.

         "ROLLOVER NOTICE" means a notice in the form of Exhibit G executed by a Senior Officer of the Borrower.

         "SCHEDULE 1 LENDER" means a bank listed on Schedule 1 of the Bank Act (Canada).

         "SCHEDULE 2 LENDER" means a bank listed on Schedule 2 of the Bank Act (Canada).

         "SCHEDULE 3 LENDER" means a bank listed on Schedule 3 of the Bank Act (Canada).

         "SECURITY" means the Liens created by the Security Documents.

         "SECURITY AGENTS" means the Canadian Security Agent and the US Security Agent collectively and "SECURITY AGENT" means either of them.

         "SECURITY DOCUMENTS" means the Documents referred to in Article 8.

         "SENIOR OFFICER" means, in respect of any corporation, its chairman, president, chief executive officer, executive vice-president, finance and administration, vice-president finance, treasurer or chief financial officer or any person holding a similar office.

         "SETTLEMENT AMOUNTS" has the meaning equivalent to that provided in clause (e) of the definition of "Specified Transaction" in the Inter-Creditor Agreement.

         "SHARE PLEDGE AGREEMENT" means a share pledge agreement entered into in favour of a Security Agent for and on behalf of the Noteholders, PNC, the Administration Agent and the Lenders.

         "SHAREHOLDERS' EQUITY" means, shareholders' equity as reflected on the balance sheet in the most recent Special Purpose Financial Statements excluding that portion of the Convertible Debentures classified as equity in accordance with GAAP.

         "SIGNIFICANT SHARE OFFERING" means a public offering by the Borrower of its common shares, the gross proceeds of which equal or exceed Cdn.$50,000,000 and for greater certainty, excludes the March 2002 Significant Share Offering.

         "SIGNIFICANT U.S. LEASED PROPERTIES" means all lands and premises described in Schedule O.

                                      -24-
                                                                       Article 1

         "SPECIAL PURPOSE FINANCIAL STATEMENTS" means the consolidated financial statements of the Borrower prepared under GAAP, except that the Unrestricted Subsidiaries, (excluding the Hungarian Finance Structure Companies and NJSC), are not consolidated but are accounted for at Adjusted Cost Base.

         "SPECIFIED TRANSACTION CERTIFICATE" means a certificate of a Senior Officer of the Borrower substantially in the form of Exhibit F.

         "STAMPING FEE" means, with respect to a Bankers' Acceptance or a BA Equivalent Note, the applicable percentage rate per annum indicated beside or below the reference to "Stamping Fee" in the definition of "Applicable Margin" relevant to the period in respect of which a determination is being made.

         "STANDSTILL AGREEMENT" means a standstill agreement from Co-Steel (UK) Limited in favour of the Administration Agent on behalf of the Lenders, the Noteholders and PNC in form and substance reasonably satisfactory to the Administration Agent.

         "STRATEGIC PLAN" has the meaning set out in Section 10.01(27).

         "SUBSIDIARY" means, with respect to any Person at any time: (i) any other Person of which either (a) 50% or more of the shares in its capital or other interests which entitle it to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) are owned by the former person or (b) it has a 50% interest in the profits or capital of such other Person, at the time owned directly (or indirectly through one or more Subsidiaries) by such Person, or (ii) any other Person whose net earnings, or any portion thereof, are consolidated with the net earnings of such Person and are recorded on the books of such Person for financial reporting purposes in accordance with GAAP, and includes any entity in like relation to a Subsidiary.

         "SURPLUS LENDER" has the meaning set out in Section 11.11(2).

         "SWINGLINE ACCOUNTS" has the meaning set out in Section 2.05.

         "SWINGLINE FACILITY" means the credit facility established by Section 2.02.

         "SWINGLINE FACILITY AMOUNT" means an amount up to but not exceeding Cdn. $5,000,000.

         "SWINGLINE LENDER" means The Toronto-Dominion Bank.

         "SYNDICATE PORTION" means the amount allocated pursuant to the terms of the Inter-Creditor Agreement to the Administration Agent for the benefit of the Lenders to prepay the Credit Facilities in respect of the amounts detailed in
Section 3.03(1).

         "SYNDICATION" has the meaning set out in Section 13.03(1).

                                      -25-
                                                                       Article 1

         "SYNDICATION AGENT" means The Bank of Nova Scotia, and its successors and permitted assigns.

         "SYNTHETIC LEASE" means any lease that, in accordance with GAAP, is classified by the lessee as an operating lease for financial reporting purposes but is treated as a secured financing for the purposes of income tax reporting.

         "TANGIBLE NET WORTH" means, as at any date, the amount equal to the Shareholders' Equity (excluding foreign currency translation adjustments), less all goodwill, investments in and amounts due from ASW Holdings PLC, trade names, trade marks, patents, organization expenses, deferred financing expenses, amounts due from employees and other like intangibles, all calculated based on the Special Purpose Financial Statements prepared as at such date.

         "TAX" or "TAXES" means all taxes, charges, fees, levies, imposts and other assessments, including all income, sales, use, goods and services, value added, capital, capital gains, alternative, net worth, transfer, profits, withholding, payroll, employer health, excise, franchise, real property and personal property taxes, and any other taxes, customs duties, fees, assessments, royalties, duties, deductions, compulsory loans or similar charges in the nature of a tax, including Canada Pension Plan and provincial pension plan contributions, employment insurance payments and workers compensation premiums, together with any instalments, and any interest, fines and penalties, imposed by any Governmental Authority, whether disputed or not.

         "THIS AGREEMENT", "HEREIN", "HEREOF", "HERETO" and similar expressions mean and refer to this agreement and include any instrument amending or supplementing the same, and the expressions "ARTICLE", "SECTION", "SECTION " and "SCHEDULE" followed by a number or letter and no reference to another agreement mean and refer to the specified Article, Section, Section or Schedule of this agreement.

         "UNDERWRITERS" means the Administration Agent and the Syndication Agent collectively.

         "UNITED STATES DOLLARS, U.S. DOLLARS", "$U.S." and "U.S.$" means lawful currency of the United States of America.

         "UNRESTRICTED SUBSIDIARIES" means each of 1062316 Ontario Limited, Co-Steel Dofasco LLC, Co-Steel Benefit Plans Inc., Co-Steel C.S.M. Corp., Gallatin, Gallatin Terminal Company and Gallatin Transit Authority, Co-Steel Benefit Plans USA Inc., Co-Steel Amsterdam B.V., Cansteel Antilles N.V., Co-Steel (UK) Limited, ASW Holdings PLC, NJSC, Goldmarsh Enterprises, Acierco S.A., Co-Steel Hungary and such other Subsidiary of the Borrower as may be designated as an Unrestricted Subsidiary by the Borrower with the consent of the Required Lenders from time to time and "Unrestricted Subsidiary", means any of them, provided that the Hungarian Finance Structure Companies and NJSC shall not be considered Unrestricted Subsidiaries for the purposes of calculation of the covenants set forth in Section 10.02, for the purposes of the Special Purpose Financial Statements and for the purposes of Section 9.01(25) only.

         "UNUTILIZED PORTION" means, in respect of any Credit Facility, on any date, the maximum principal amount of such Credit Facility at such date, after giving effect to any

                                      -26-
                                                                       Article 1

reductions required by this Agreement, minus the Utilized Portion of such Credit Facility, at such date.

         "US GUARANTORS" means Co-Steel (U.S.) Ltd., Co-Steel Finance Corp., Lake Ontario Steel Company Inc., Co-Steel USA Distribution, Inc., Co-Steel USA Holdings, Inc., Co-Steel Raritan, Inc., Co-Steel Sayreville, Inc. and Raritan River Urban Renewal Corporation and each Restricted Subsidiary carrying on business in the United States that from time to time becomes a Guarantor pursuant to the terms of this Agreement.

         "US SECURITY AGENT" means State Street Bank and Trust Company in its capacity as US Security Agent for and on behalf of the Administration Agent, the Noteholders and PNC pursuant to the Inter-Creditor Agreement.

         "UTILITY" means a Person which supplies natural gas, electricity or oxygen.

         "UTILIZED PORTION" means the sum of (i) all Advances outstanding under a facility in Canadian Dollars at the date of determination plus (ii) the Equivalent Amount in Canadian Dollars of the amount of all Advances outstanding under such facility in U.S. Dollars at that date; and in determining the foregoing amount, the face amount of all outstanding Bankers' Acceptances, BA Equivalent Notes and Letters of Credit shall be used.

1.02     Headings and Internal References

         The division of this Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect its construction or interpretation. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement together with any amendments or supplements, and not to any particular Article, Section or other portion of this Agreement or its amendments or supplements. Unless inconsistent with the subject matter or context, textual references to Articles and Sections are to Articles and Sections of this Agreement.

1.03     Number and Gender

         Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations and vice versa.

1.04     Accounting Terms and Principles

         All accounting terms not otherwise defined in this Agreement shall have the meanings ascribed to them in accordance with GAAP, consistently applied, provided that, if any change in GAAP subsequent to the date of this Agreement is material for the purpose of determining the Borrower's compliance with a covenant contained in this Agreement or any calculations hereunder, then:

         (a) the change shall not be effective for the purpose of determining compliance with the covenant, (i) without the consent of the Required Lenders, if the change

                                      -27-
                                                                       Article 1

                  makes the covenant less restrictive, or (ii) without the consent of the Borrower, if the change makes the covenant more restrictive; provided that once an amendment in accordance with Section (b) below has been made the change shall immediately become effective; and

         (b) the Borrower, the Underwriters and the Lenders agree to enter into negotiations at the request of any of them, in order to amend any covenant to equitably reflect any change in GAAP, with the desired result that the criteria for evaluating the Borrower's financial condition shall be the same after the change as before the change.

1.05     Interest Act (Canada)

         Interest rates expressed in this Agreement on the basis of a 360 day year shall be deemed to be also expressed at a yearly rate of interest determined by multiplying the expressed rate by the actual number of days in the calendar year divided by 360.

1.06     Schedules

         The following Schedules are annexed to, incorporated by reference in and deemed to be part of this Agreement:

        Schedule A             -     Lenders Party to this Agreement
        Schedule B             -     Commitments of Lenders
        Schedule C             -     Leased Properties
        Schedule D             -     New Jersey Properties
        Schedule E             -     Ontario Properties
        Schedule G             -     Material Contracts
        Schedule H             -     Material Licenses
        Schedule I             -     Jurisdictions for Registration of Security
        Schedule J             -     Environmental Notices
        Schedule K             -     Debt Default
        Schedule L             -     Litigation
        Schedule M             -     Exceptions from title to Assets - Borrower
        Schedule N             -     Owners of Owned Property and Municipal Address Thereof
        Schedule O             -     Significant U.S. Leased Properties
        Schedule P             -     Jurisdictions in which Borrower and Subsidiaries Carry on Business
        Schedule Q             -     Subsidiaries
        Schedule R             -     Intentionally Deleted
        Schedule S             -     Intellectual Property Rights
        Schedule T             -     Licenses, Agency and Distribution Agreements
        Schedule U             -     Wind Up of English Finance Structure
        Schedule V             -     Assets and Liabilities of Certain Subsidiaries
        Schedule W             -     Financial Forecast
        Schedule X             -     Bank Accounts
        Schedule Y             -     Inter-Corporate Indebtedness

                                      -28-
                                                                       Article 1

        Schedule Z             -     Pension Plans
        Schedule AA            -     Asset Monetization Plan
        Schedule BB            -     Hungarian Loan Reorganization

1.07     EXHIBITS

         The following Exhibits are annexed to, incorporated by reference in and deemed to be part of this Agreement:

        Exhibit A              -     Assignment Agreement
        Exhibit B              -     Compliance Certificate
        Exhibit C              -     Conversion Notice
        Exhibit D              -     Drawdown Notice
        Exhibit E              -     Guarantee
        Exhibit F              -     Specified Transaction Certificate
        Exhibit G              -     Rollover Notice

1.08     DETERMINATION OF MATERIALITY

         In any Document, except where specifically stated otherwise, whether any event or state of affairs is "material" shall be determined by the Administration Agent and the Majority Lenders, acting reasonably.

1.09     CERTIFICATES AND OPINIONS, ETC.

         Whenever the delivery of a certificate or opinion by or on behalf of any Person is a condition precedent to the taking of any action by the Administration Agent or the Lenders under any Document, the truth and accuracy of the facts and opinions stated in the certificate or opinion shall in each case be conditions precedent to the right of the Person to have the action taken, and each statement of fact contained in the certificate or opinion shall be deemed to be a representation and warranty of the Person for the purposes of this Agreement.

1.10     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable within the Province of Ontario.

1.11     CURRENCY

         Unless expressly stated otherwise, all amounts expressed herein are in Canadian Dollars.

                         ARTICLE 2 - CREDIT FACILITIES

2.01     THE REVOLVING FACILITY

         Subject to the terms and conditions of this Agreement, the Lenders and the LC Lender establish in favour of the Borrower a revolving credit facility (the "Revolving Facility") in the

                                      -29-
                                                                       Article 2

Revolving Facility Amount which shall be available from and including the Closing Date to but excluding the Maturity Date.

2.02     THE SWINGLINE FACILITY

         Subject to the terms and conditions of this Agreement, the Swingline Lender establishes in favour of the Borrower a revolving credit facility (the "Swingline Facility") in the Swingline Facility Amount which shall be available from and including the Closing Date to but excluding the Maturity Date.

2.03     PURPOSE OF CREDIT FACILITIES

         (1) Revolving Facility Purpose. The first Advance under the Revolving Facility shall only be used to pay and cancel currently outstanding Indebtedness of the Borrower to each Lender pursuant to the 1999 Credit Agreement and subsequent Advances under the Revolving Facility shall only be used for working capital and/or general corporate purposes in the ordinary course of business of the Borrower.

         (2) Swingline Facility Purpose. Advances under the Swingline Facility shall only be used for working capital and/or general corporate purposes in the ordinary course of business of the Borrower.

2.04     MANNER OF BORROWING - REVOLVING FACILITY

         Subject to the further terms and conditions of this Agreement, (a) the Borrower may make Drawdowns, Rollovers or Conversions under the Revolving Facility on and after the Closing Date up to the earlier of (i) the occurrence of a Default and (ii) the Maturity Date; on the following terms:

         (a) the Borrower may request a Drawdown, Conversion or Rollover under the Revolving Facility by delivering the appropriate Notice of Borrowing to the Administration Agent in accordance with Section 2.06;

         (b) each Rollover or Conversion under the Revolving Facility shall be used solely to fund the repayment of an outstanding Advance under the Revolving Facility;

         (c) each Drawdown or Conversion may take the form of a Prime Rate Loan, a Base Rate Loan, a Bankers' Acceptance or a BA Equivalent Note, a LIBOR Loan or a Letter of Credit;

         (d) each Prime Rate Loan shall be in a minimum amount of Cdn. $1,000,000 and in integral multiples of Cdn. $100,000;

         (e) each Base Rate Loan shall be in a minimum amount of U.S.$1,000,000 and in integral multiples of U.S.$100,000;

         (f) each Bankers' Acceptance or BA Equivalent Note shall be in a minimum amount of Cdn. $1,000,000, in integral multiples of Cdn. $100,000 and for a term not

                                      -30-
                                                                       Article 2

                  exceeding six months provided that each Bankers' Acceptance shall mature on a Banking Day and shall not extend beyond the Maturity Date;

         (g) there shall not be more than seven different Bankers' Acceptance or BA Equivalent Note maturity dates at any one time;

         (h) LIBOR Loans are subject to availability as set out in Section 6.03, shall be in minimum amounts of U.S.$1,000,000 and in integral multiples of U.S.$100,000 and for terms of approximately 30, 60, 90 or 180 days; provided that each LIBOR Loan shall mature on a Banking Day and shall not extend beyond the Maturity Date;

         (i) there shall not be more than seven Interest Periods in respect of LIBOR Loans with different termination dates at any one time;

         (j) each Drawdown of a Letter of Credit shall be subject to the terms and conditions of the LC Lender's standard agreements and practices respecting Letters of Credit;

         (k) Letters of Credit may not have a term longer than one year and shall not extend beyond the Maturity Date;

         (l) the aggregate amount of Letters of Credit which may be outstanding at any time shall not exceed Cdn.$20,000,000 or the Equivalent Amount in U.S.$; and

         (m) after a Drawdown, Conversion or Rollover, the Utilized Portion of the Revolving Facility shall not exceed the Revolving Facility Amount.

2.05     MANNER OF BORROWING - SWINGLINE FACILITY

         Subject to the further terms and conditions of this Agreement, the Borrower may make Drawdowns under the Swingline Facility on and after the Closing Date up to the earlier of (a) the occurrence of a Default and (b) the Maturity Date on the following terms:

         (a)      no Notice of Borrowing shall be necessary for a Drawdown;

         (b) each Drawdown may take the form of a Prime Rate Loan or a Base Rate Loan;

         (c) each Drawdown shall only be by way of overdraft on accounts (the "Swingline Accounts") established by the Borrower with the Swingline Lender and designated for that purpose;

         (d) each Drawdown shall be subject to the terms and conditions set out in the Swingline Lender's standard account documentation entered into by the Borrowers in accordance with Section 7.02(12);

         (e) each Drawdown by way of overdraft on any Swingline Account shall have no minimum requirement;

                                      -31-
                                                                       Article 2

         (f) if at any time the Borrower is a party to a cash concentration agreement with the Swingline Lender, the amount of overdraft from time to time in the concentration account of the Borrower established pursuant to such arrangement shall be deemed to be an Advance under the Swingline Facility;

         (g) the Swingline Accounts shall be subject to a cash management system administered by the Swingline Lender in accordance with the Swingline Lender's standard practice; and

         (h) after making an Advance the Utilized Portion of the Swingline Facility shall not exceed the Swingline Facility Amount.

2.06     NOTICE OF BORROWING

         (1) Notice of Borrowing - Credit Facilities. The Borrower shall give the Administration Agent prior notice of each intended Drawdown under the Revolving Facility by delivery to the Administration Agent of a Notice of Borrowing on or prior to the times respectively set forth below:

Type of Advance                             Notice Required
---------------                             ---------------
Prime Rate Loans                            One Banking Day

Base Rate Loans                             One Banking Day

LIBOR Loans                                 Three Banking Days

Bankers' Acceptances or BA Equivalent       One Banking Day for a Drawdown or Conversion,
Notes                                       Three Banking Days for a Rollover

Letter of Credit                            Five Banking Days


         No Notice of Borrowing is required to Drawdown a Prime Rate Loan or a Base Rate Loan by way of overdraft under the Swingline Facility.

         (2) Timing. Each Notice of Borrowing shall be delivered to the Administration Agent on a Banking Day on or prior to 11:00 a.m. (Toronto time) to the Administration Agent, on the date on which the Notice of Borrowing is required. Any Notice of Borrowing delivered after 11:00 a.m. (Toronto time) shall be deemed to have been delivered on the next Banking Day.

         (3) Irrevocability. Each Notice of Borrowing given to the Administration Agent by the Borrower shall be irrevocable and the Borrower shall borrow the stated amount on the stated date in accordance with the Notice of Borrowing.

                                      -32-
                                                                       Article 2

2.07     NOTIFICATION OF LENDERS UNDER CREDIT FACILITIES

         Upon receipt of a duly completed Notice of Borrowing in respect of the Revolving Facility in accordance with the provisions of this Agreement, the Administration Agent shall notify each Lender before 5:00 p.m. (Toronto time) on the day of receipt of the Notice of Borrowing with respect to (i) the proposed Advance, (ii) the amount and type of Advance to be made available by each Lender, (iii) the particulars of the Administration Agent's account to which the proceeds of any Advance are to be credited and (iv) such other particulars as may be provided for elsewhere in this Agreement.

2.08     DISBURSEMENT OF LOANS UNDER CREDIT FACILITIES

         Each Loan made by a Lender to the Borrower under a Credit Facility shall be made by that Lender crediting the account of the Administration Agent that the Administration Agent shall have designated to the Lenders for that purpose in same day funds for same day value by 10:00 a.m. (Toronto time) on the date of the applicable Drawdown or Conversion and the Administration Agent shall credit the applicable funds to the account the Borrower shall have designated to the Administration Agent in the Notice of Borrowing in same day funds for same day value by 11:00 a.m. (Toronto time) on the date of the applicable Drawdown or Conversion.

2.09     ISSUANCE OF BANKERS' ACCEPTANCES AND LETTERS OF CREDIT

         Bankers' Acceptances or BA Equivalent Notes shall be accepted or purchased and Letters of Credit shall be issued in accordance with Article 5 of this Agreement.

2.10     PRO-RATA ADVANCES UNDER CREDIT FACILITIES

         (1) Requirement to Advance. Subject to the terms and conditions of this Agreement, all Advances under the Credit Facilities shall be made available contemporaneously by the Lenders on a pro rata basis in the same proportions as their respective Commitments; provided that the Administration Agent shall be entitled at any time to request an Advance from the Lenders otherwise than in accordance with their respective Commitments if required by, or consistent with, the traditional treasury management practices of the Administration Agent or normal money market practices. The obligations of the Lenders to make an Advance shall be several and no Lender shall be responsible for any default by any other Lender in its obligation to make its proportionate share of Advances available nor shall the Commitment of any Lender be increased as a result of the default by any other Lender in its obligation to make Advances available, except as provided in Subsection (2) of this Section.

         (2) Failure to Advance Under Credit Facility. In the event that any Lender (a "Defaulting Lender") fails to make available its portion of any Advance under a Credit Facility as required, the Administration Agent shall forthwith give notice of that failure to each of the other Lenders and the Borrower, and any other Lender, upon notice to the Administration Agent and the other Lenders and acknowledgement by the Administration Agent, may advance to the Borrower the amount (or if more than one Lender so elects, its pro rata share of the amount based upon the Commitments of the electing Lenders) of the Defaulting Lender's portion of the Advance. The Lender or Lenders after making the advances shall have the right to forthwith recover the same from the Defaulting Lender together with costs incurred by such Lender or

                                      -33-
                                                                       Article 2

Lenders or, if required by any Lender making any advance on behalf of another Lender, the Lenders, the Administration Agent and the Borrower shall enter into documentation, in form and substance satisfactory to the parties (other than the Defaulting Lender), as may be appropriate to evidence an adjustment of the Commitments of the Lenders necessitated by the Advance made by the Lender(s). Nothing in this Section shall be deemed to relieve any Lender from its obligation in respect of the Credit Facilities or to prejudice any rights which the Borrower may have against any Lender as a result of any default by that Lender under this Agreement.

2.11     CONVERSIONS

         The Borrower may at any time deliver a Conversion Notice in accordance with Section 2.06 to the Administration Agent requesting one or more Drawdowns under a Credit Facility the proceeds of which shall be used to retire one or more outstanding Advances under the relevant Credit Facility in order to convert the outstanding Advance into a different type of Advance (the "Conversion"), provided that:

         (a) the Conversion Notice identifies the outstanding Advance or Advances to be retired (the "Outstanding Advance");

         (b) the Conversion would otherwise be a permitted Drawdown and the Borrower complies with the provisions of this Agreement relating to the obtaining of a Drawdown;

         (c) the aggregate principal amount of the Conversion then requested is not greater than the aggregate principal amount of the Outstanding Advance;

         (d) the entire proceeds of the Conversion are used to retire in full the Outstanding Advance;

         (e) each Conversion is made contemporaneously with the retirement of the Outstanding Advance; and

         (f) if the Conversion is to be outstanding in a currency different from that of the Outstanding Advance, the amount of the Conversion shall be the Equivalent Amount of the Outstanding Advance.

2.12     ROLLOVERS

         (1) Delivery of Rollover Notice. Prior to the expiration of the Interest Period on a LIBOR Loan or the maturity of a Bankers' Acceptance, the Borrower may deliver a Rollover Notice in accordance with Section 2.06 to the Administration Agent:

         (a) in respect of a LIBOR Loan, selecting the next Interest Period applicable to the LIBOR Loan which new Interest Period shall commence on and include the last day of the previous Interest Period; and

         (b) in respect of a Bankers' Acceptance, stating that it intends to draw and present for acceptance on the maturity date of the maturing Bankers' Acceptance, a new

                                      -34-
                                                                       Article 2

                  Bankers' Acceptance in the same face amount as the maturing Bankers' Acceptance.


         (2) Failure to Deliver Notice. If the Borrower fails to deliver a Rollover Notice or a Conversion Notice to the Administration Agent in respect of the expiration of the Interest Period of a LIBOR Loan or the maturity of a Bankers' Acceptance then:

         (a) in the case of an expiring LIBOR Loan, the Borrower shall be deemed to have given a Conversion Notice to the Administration Agent electing to convert the LIBOR Loan into a Base Rate Loan; and

         (b) in the case of a maturing Bankers' Acceptance, the Borrower shall be deemed to have given a Conversion Notice to the Administration Agent electing to convert the Bankers' Acceptance into a Prime Rate Loan.

2.13     EVIDENCE OF BORROWINGS

         The Administration Agent shall maintain records evidencing all Advances and all other amounts owing by the Borrower to the Lenders pursuant to this Agreement. The Administration Agent shall enter in the foregoing records details of all amounts from time to time owing, paid or repaid by the Borrower. The information kept in the foregoing records shall, absent manifest error, constitute prima facie evidence of the obligations of the Borrower to the Lenders with respect to all amounts owing by the Borrower to the Lenders pursuant to this Agreement.

2.14     HEDGING CONTRACTS

         The Lenders may, but shall not be obliged to, arrange Hedging Contracts. Any Hedging Contracts arranged shall be subject to terms and conditions to be negotiated at the time the Hedging Contract is arranged. The obligation of the Borrower to any Lender under Hedging Contracts if related to Advances under this Agreement shall rank pari passu with the obligations hereunder and shall be secured by the Security Documents.


                       ARTICLE 3 - REPAYMENT AND PAYMENT

3.01     REPAYMENT OF REVOLVING FACILITY

         (1) Revolving. The Borrower may repay Advances under the Revolving Facility at any time up to the Maturity Date and during such period amounts repaid may be reborrowed from time to time in accordance with the provisions of this Agreement.

         (2) Prepayment and Repayment. The Borrower shall from time to time prepay the Revolving Facility in accordance with Section 3.04 and shall repay to the Administration Agent for the account of the Lenders the outstanding balance of all amounts owing by the Borrower under the Revolving Facility on the Maturity Date.

                                      -35-
                                                                       Article 3

3.02     REPAYMENT OF SWINGLINE FACILITY

         (1) Revolving. The Borrower may repay Advances under the Swingline Facility at any time and amounts repaid may be reborrowed from time to time in accordance with the provisions of this Agreement.

         (2) Repayment. The Borrower shall repay the Administration Agent for the account of the Swingline Lender the balance of all amounts owing by the Borrower under the Swingline Facility on the Maturity Date.

3.03     MANDATORY PREPAYMENT AND REDUCTION OF AVAILABILITY UNDER CREDIT
         FACILITIES

         (1) Specified Transactions. Borrower shall prepay the Credit Facilities by an amount equal to the Syndicate Portion of:

         (a) the Net Cash Proceeds received by the Borrower or any member of the Restricted Group from time to time under the Asset Monetization Program;

         (b) the Net Cash Proceeds received by the Borrower or any member of the Restricted Group from time to time from Approved Asset Sales or any other sales of assets in excess of $1,000,000 from any one transaction or series of transactions or in excess of $5,000,000 in the aggregate per annum;

         (c) the Net Cash Proceeds received by the Borrower or any member of the Restricted Group from any offering by any such entity of debt or equity securities that is not a Significant Share Offering;

         (d) two-thirds of the Net Cash Proceeds received by the Borrower from a Significant Share Offering.

         (e) 100% of the Borrower's share of cash or other property received from Gallatin;

         (f) 100% of all Settlement Amounts received by the Borrower or any member of the Restricted Group;

         (g) all Insurance Proceeds received or deemed received by an Obligor which are required to be paid to a Security Agent pursuant to the terms of Section 10.01(18); and

         (h)      the amount of any Excess Revolver Paydown.

For greater certainty, any transaction in accordance with Section 10.01(11) or 7.05(3) shall not result in a prepayment obligation hereunder.

         (2) Time of Payment. The Syndicate Portion of all Insurance Proceeds paid directly to a Security Agent by an insurer that constitute a prepayment in accordance with the terms of the Inter-Creditor Agreement shall be deemed a prepayment hereunder upon receipt by such Security Agent. All prepayments required pursuant to Section 3.03(1)(a) through (g) shall be

                                      -36-
                                                                       Article 3

made within three Banking Days of receipt of funds by the Borrower, and the prepayment required pursuant to Section 3.03(1)(h) shall be made within five Banking Days following the end of each fiscal quarter of the Borrower. All such prepayments shall permanently reduce the amount available under the Credit Facility prepaid. All such prepayments shall be applied first to Loans and thereafter to Letters of Credit.

         (3) Manner of Payment. All prepayments to be made by the Borrower under this Section 3.03 shall be made to the Managing Security Agent. Once so received by the Managing Security Agent, the Borrower shall have discharged its obligations in respect thereof. The Borrower shall deliver to the Managing Security Agent and the Administration Agent a Specified Transaction Certificate together with each prepayment under this Section 3.03. The Borrower shall specify, pursuant to the Specified Transaction Certificate, the Advances against which to apply such prepayment; and all prepayments shall be made in the same currency in which the Advance is outstanding. For greater certainty, the Borrower shall not deduct any cost of converting from one currency to another from a prepayment hereunder and any conversions from United States Dollars shall be made to the Equivalent Amount of Canadian Dollars and any conversions from Canadian Dollars shall be made to the Equivalent Amount of United States Dollars. All prepayments to be made by the Borrower under Section 3.03 shall be made in immediately available funds and received by the Managing Security Agent before 12:00 p.m. (Toronto time) on the date due. Prepayments received after that time shall be deemed to have been received on the next Banking Day. Whenever any prepayment under this Section 3.03 is due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day unless that Banking Day falls in the next calendar month in which event the due date shall be the immediately preceding Banking Day. During any extension of the date due for payment of any amount payable under this Section 3.03, interest shall be payable on unpaid amounts at the rate or rates borne by the those amounts.

3.04     EXCESS AMOUNT

         If at any time there exists an Excess Amount in respect of any Credit Facility whether as a result of currency fluctuations or otherwise, the Borrower shall pay to the Administration Agent on behalf of the Lenders upon demand by the Administration Agent the amount of the Excess Amount together with Breakage Costs incurred by each of the Lenders as a result of the payment provided, however, that the Lenders agree that the Borrower shall not be required to break any LIBOR Loan or Bankers' Acceptance prior to its maturity date in order to pay any Excess Amount and such Excess Amount shall, in such case be paid upon the maturing of such LIBOR Loan or Bankers' Acceptance.

3.05     PLACE AND MANNER OF PAYMENTS

         (1) Payments. Except as set forth in Section 3.03(3), all payments to be made by the Borrower hereunder shall be made to the Administration Agent in the same currency in which any pertinent Advance is outstanding provided that if any payment does not relate specifically to any Advance, that payment shall be made in Canadian Dollars. All payments to be made by the Borrower shall be made in immediately available funds and received by the Administration Agent before 12:00 p.m. (Toronto time) on the date due. Payments received after that time shall be deemed to have been received on the next Banking Day. Whenever any payment hereunder is

                                      -37-
                                                                       Article 3

due on a day which is not a Banking Day, the due date shall be extended to the next succeeding Banking Day unless that Banking Day falls in the next calendar month in which event the due date shall be the immediately preceding Banking Day. During any extension of the due date for payment of any amount payable hereunder pursuant to this Section, interest shall be payable on unpaid amounts at the rate or rates borne by those amounts.

         (2) Debiting of Accounts. The Borrower authorizes and directs the Administration Agent and each Lender to debit the amount of all principal, interest, fees and all other amounts due and owing by the Borrower under this Agreement from time to time from any account it has with the Administration Agent or any Lender.

3.06     NET PAYMENTS, ETC.

         (1) No Set-Off or Deductions. Any and all payments made by the Borrower hereunder shall be made to the Administration Agent, the Managing Security Agent or to the Lenders in full, without set-off or counterclaim and free and clear of and without deduction or withholding for, or on account of, any and all present and future Taxes. If the Borrower is required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder,
(i) the sum payable shall be increased, as may be necessary, so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administration Agent, the Managing Security Agent or the Lenders, as the case may be, receives an amount equal to the sum that it would have received had no deductions or withholdings been made, (ii) the Borrower shall make the required deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing authority in accordance with Applicable Laws. Each Lender agrees to repay or credit to the Borrower any refund or tax credit which such Lender receives or receives the benefit of with respect to Taxes that were paid by the Borrower pursuant to this Section 3.06(1).

         (2) Tax Indemnity. The Borrower shall indemnify the Administration Agent and the Lenders for the full amount of any Taxes (other than Excluded Taxes) imposed by any jurisdiction on amounts payable by the Borrower under this Section paid or payable by the Administration Agent and the Lenders and for any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted, and for any Taxes (other than Excluded Taxes) levied or imposed with respect to any indemnity payment made under this Section. This indemnification shall be made within 30 days after the date the Administration Agent or any of the Lenders makes written demand therefor.

         (3) Evidence of Payment. Within 30 days after the date of any payment of Taxes withheld by the Borrower in respect of any payment by the Borrower to the Administration Agent or any of the Lenders, the Borrower shall furnish to the Administration Agent or the applicable Lenders the original or a certified copy of a receipt issued by the relevant taxing authority evidencing payment by the Borrower to the taxing authority of any Taxes (other than Excluded Taxes) with respect to any payment payable to the Administration Agent or the applicable Lenders.

                                      -38-
                                                                       Article 3

         (4) Survival. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all amounts payable under this Agreement.

3.07     APPLICATION OF PAYMENTS

         If any Event of Default shall occur and be continuing, all payments made by the Borrower hereunder shall be applied in the following order:

         (a)      to amounts due hereunder as costs and expenses;

         (b)      to amounts due hereunder as commitment fees;

         (c)      to amounts due hereunder as default interest;

         (d) to amounts due hereunder as Bankers' Acceptance or Letter of Credit fees;

         (e)      to amounts due hereunder as interest;

         (f)      to amounts due hereunder as principal; and

         (g)      any other amounts owing hereunder.


                          ARTICLE 4 - INTEREST AND FEES

4.01     COMPUTATION OF INTEREST AND FEES

         (1) Rates of Interest. The Borrower shall pay interest to the Administration Agent for the account of the Lenders, or in the case of Swingline Facility to the Swingline Lender, (a) on Prime Rate Loans at a rate per annum equal to the sum of the Prime Rate plus the Prime Rate Margin; (b) on Base Rate Loans at a rate per annum equal to the sum of the Base Rate plus the Base Rate Margin; and (c) on LIBOR Loans at a rate per annum equal to the sum of the LIBOR Rate plus the LIBOR Margin.

         (2) Default Interest. During the continuance of an Event of Default, the Borrower shall pay interest to the Administration Agent for the account of the Lenders, or in the case of Swingline Facility to the Swingline Lender, on all Advances at a rate of interest per annum equal to the Default Rate unless prohibited by law, in which event such amount, if payable in Canadian Dollars, shall bear interest at the rate applicable to a Prime Rate Loan under the applicable Credit Facility or, if payable in U.S. Dollars, shall bear interest at the rate applicable to a Base Rate Loan under the applicable Credit Facility. Such interest shall be calculated daily and payable monthly with interest on overdue interest at the same rate.

         (3) Computation. The Administration Agent or the Swingline Lender, as applicable, shall calculate interest daily, according to its regular practice, both before and after demand, maturity, default and judgement and (i) in the case of a Prime Rate Loan or Base Rate Loan, on the basis of a year of 365 days or 366 days, as the case may be and (ii) in the case of a LIBOR Loan, on the basis of a year of 360 days.

                                      -39-
                                                                       Article 4

         (4) Bankers' Acceptance and Letter of Credit Fees. The Borrower shall pay the fees set out in Article 5 with respect to Bankers' Acceptances, BA Equivalent Notes and Letters of Credit to the Administration Agent for the account of the Lenders.

4.02     ACCRUAL AND PAYMENT OF INTEREST ON LOANS

         Each Loan shall accrue interest from day to day including the date of advance but excluding the date of repayment and which shall be payable:

         (a) in the case of each Prime Rate Loan and Base Rate Loan, monthly in arrears on the last Banking Day of each month or otherwise in accordance with the usual practice of the Administration Agent or the Swingline Lender, as applicable, as advised by the Administration Agent or the Swingline Lender, as applicable, to the Borrower and as changed by the Administration Agent or the Swingline Lender, as applicable, upon notice to the Borrower from time to time; and

         (b)      in the case of each LIBOR Loan, on each Interest Payment Date.

4.03     CURRENCY

         The Borrower shall pay any interest or fee owing in respect of an Advance in the same currency as that Advance is denominated.

4.04     LIBOR LOANS

         (1) Repayment of LIBOR Loans. Each LIBOR Loan shall be repaid on the last day of its Interest Period.


         (2) Interest Periods in respect of LIBOR Loans. The right of the Borrower to choose the duration of an Interest Period in respect of a LIBOR Loan shall be limited as follows:

         (a) Interest Periods shall be for approximately 30, 60, 90 or 180 days (or the interest periods then being offered in the London interbank market) and of a duration to permit the Borrower to make the reductions or repayments required by this Agreement;

         (b) the first Interest Period for a LIBOR Loan shall commence on the day of its advance and each subsequent Interest Period shall commence forthwith upon the expiry of the immediately preceding Interest Period; and

         (c) the last day of each Interest Period shall be determined in accordance with the practices of the London interbank market as from time to time in effect.

4.05     FEES

         (1) Commitment Fees. The Borrower shall pay to the Administration Agent on account of the Lenders a commitment fee calculated daily on the Unutilized Portion of the Revolving Facility at a rate per annum equal to the Commitment Fee Rate. The Borrower shall

                                      -40-
                                                                       Article 4

pay to the Swingline Lender a commitment fee calculated daily on the Unutilized Portion of the Swingline Facility at a rate per annum equal to the Commitment Fee Rate. The Borrower shall pay all fees quarterly in arrears within two Banking Days following the end of each calendar quarter and on the day any Credit Facility is repaid pursuant to this Agreement. All fees shall be calculated on the basis of 365 or 366 days, as the case may be. For greater certainty, all fees payable in connection with the Revolving Facility shall be without duplication to those payable in respect of the Swingline Facility.

         (2) Restructuring Fee. The Borrower shall pay to the Administration Agent, for the benefit of the Lenders, a fee of Cdn. $890,000 payable on the Closing Date, and a further fee of Cdn. $445,000 payable on August 30, 2002.

         (3) Administration Fee. The Borrower shall pay to the Administration Agent, for the Administration Agent's own account, the fees set forth in the Fee Side Letter.

4.06     ADMINISTRATION AGENT'S CERTIFICATE

         A certificate of the Administration Agent or the Swingline Lender, as applicable, shall be, absent manifest error, prima facie evidence of each rate of interest or fee payable under this Agreement and the amount thereof due from the Borrower.

4.07     LATE PAYMENT

         If any payment required to be made by the Borrower hereunder is not made on the due date thereof, the Borrower shall pay interest on the amount of such required payment at the Late Payment Rate until payment in full of such required payment has been made.

4.08     Maximum Rate of Return

         Notwithstanding any provision to the contrary in this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 of the Criminal Code, Revised Statutes of Canada, 1985, c. 46 as the same may be amended, replaced or re-enacted from time to time) payable under this Agreement exceed the effective annual rate of interest on the "credit advanced" (as defined in that section) under this Agreement lawfully permitted under that section and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in that section) is determined to be contrary to the provisions of that section, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Borrower and the Lenders and the amount of such payment or collection shall be refunded to the Borrower; for the purposes of this Agreement the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Credit Facilities on the basis of annual compounding of the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administration Agent shall be conclusive for the purposes of such determination.

                                      -41-
                                                                       Article 5

             ARTICLE 5 - BANKERS' ACCEPTANCES AND LETTERS OF CREDIT

5.01     BANKERS' ACCEPTANCES

         (1) Obligation to Accept. The Borrower may request an Advance by way of Bankers' Acceptances by delivering to the Administration Agent a Notice of Borrowing in accordance with Section 2.06. Upon receipt of a Notice of Borrowing given in accordance with this Agreement and subject to the provisions of this Agreement each Lender shall accept, from time to time, such Bankers' Acceptances under the Revolving Facility as the Borrower may request in the Notice of Borrowing.

         (2) General. Subject to the other requirements in this Agreement, Bankers' Acceptances shall only be issued on the following terms:

         (a)      each Bankers' Acceptance shall be issued on a Banking Day;

         (b) each Bankers' Acceptance shall have the term elected by the Borrower in the relevant Notice of Borrowing, provided that each Bankers' Acceptance shall mature on a Banking Day and the Borrower shall choose Bankers' Acceptances of durations to ensure that the Borrower complies in all respects with its reduction or repayment obligations under this Agreement; and

         (c) each Bankers' Acceptance shall be in a form acceptable to the applicable Lender acting reasonably.

         (3) Bankers' Acceptance Stamping Fees. Upon the acceptance by a Lender of any Bankers' Acceptance of the Borrower pursuant to the Agreement, the Borrower shall pay to the Administration Agent for the account of the Lender the applicable Stamping Fee, which payment obligation shall be satisfied:

         (a) in the case of a Drawdown, by each Lender withholding the amount of the Stamping Fee from the Discount Proceeds otherwise payable to the Borrower; and

         (b) in the case of a Rollover or a Conversion, by the Borrower paying the amount of the Stamping Fee by wire transfer to the account designated by the Administration Agent, who thereafter shall direct those Stamping Fees received to the applicable Lender by wire transfer to the account designated by the applicable Lender to the Administration Agent.

         (4) Purchase of Bankers' Acceptances. Each Lender shall purchase each Bankers' Acceptance accepted by it for a price equal to the Discount Proceeds. Each Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Bankers' Acceptance purchased by it.

         (5) Drawdowns. On each date that a Drawdown of a Bankers' Acceptance occurs, each Lender shall transfer to the Administration Agent at the Administration Agent's account immediately available Canadian Dollars in an aggregate amount equal to the Discount Proceeds

                                      -42-
                                                                       Article 5

of all Bankers' Acceptances accepted by it (less the amount of Stamping Fees). The Administration Agent shall make the amounts received by it from the Lenders available to the Borrower by depositing the same in immediately available funds on the applicable date that a Drawdown occurs according to the instructions on the relevant Drawdown Notice.

         (6) Rollovers. In the case of a Rollover of a Bankers' Acceptance, in order to satisfy the continuing liability of the Borrower to a Lender for the face amount of the maturing Bankers' Acceptance, the Lender shall determine and retain the Discount Proceeds of the new Bankers' Acceptance and the Borrower shall, on the maturity date of the maturing Bankers' Acceptance, pay to the Administration Agent for the account of the relevant Lender (i) the difference between the principal amount of the maturing Bankers' Acceptance and the Discount Proceeds from the new Bankers' Acceptance and (ii) the Stamping Fee in respect of the new Bankers' Acceptance.

         (7)      Conversions.

         (a) In the case of a Conversion into a Bankers' Acceptance, in order to satisfy the continuing liability of the Borrower to the Lender for the amount of the converted Advance, the Lender shall determine and retain for its own account the Discount Proceeds of the Bankers' Acceptance and the Borrower shall on the date of Conversion pay to the Administration Agent for the account of the relevant Lender (i) the difference between the principal amount of the converted Advance and the Discount Proceeds from the Bankers' Acceptance, and (ii) the Stamping Fee in respect of the Bankers' Acceptance.

         (b) In the case of a Conversion of a Bankers' Acceptance into another type of Advance, in order to satisfy the continuing liability of the Borrower to the Lender for an amount equal to the face amount of the Bankers' Acceptance being converted, the Administration Agent shall record the obligation of the Borrower to the Lender as an Advance of the type into which the obligation has been converted.

         (8)      General.

         (a) In order to facilitate the issuance of Bankers' Acceptances pursuant to this Agreement, the Borrower authorizes each of the Lenders to complete, sign and endorse drafts on its behalf in handwritten form or by facsimile or mechanical signature or otherwise and, once so completed, signed and endorsed, to accept them as Bankers' Acceptances under this Agreement and then purchase, discount or negotiate them in accordance with the provisions of this Article. Drafts so completed, signed, endorsed and negotiated on behalf of the Borrower by any Lender shall bind the Borrower as fully and effectively as if those acts were performed by an authorized officer of the Borrower.

         (b) Any executed drafts to be used for Bankers' Acceptances which are held by any Lender need only be held in safekeeping with the same degree of care as if they were that Lender's own property and that Lender was keeping them at the place at which they are to be held. The Borrower shall, by written notice to the

                                      -43-
                                                                       Article 5

                  Administration Agent, designate the persons authorized to give the Administration Agent and each Lender instructions regarding the manner in which Bankers' Acceptances are to be completed and the times at which they are to be issued. Neither the Administration Agent nor any Lender nor any of their respective directors, officers, employees or representatives shall be liable for any action taken or omitted to be taken by any of them under this Article except for its own gross negligence or wilful misconduct.

         (c) Each Lender shall maintain a record with respect to Bankers' Acceptances (i) accepted by it hereunder; (ii) cancelled at their respective maturities; or (iii) voided by it for any reason. Each Lender further agrees to retain the foregoing records in the manner and for the statutory periods provided in the various provincial or federal statutes and regulations which apply to such Lender.

         (d) The Borrower shall not claim any days of grace for the payment at maturity of any Bankers' Acceptance. The obligations of the Borrower with respect to Bankers' Acceptances under this Section shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any bill of exchange accepted by a Lender as a Bankers' Acceptance; or

                  (ii) the existence of any claim, set-off, defence or other right which the Borrower may have at any time against the holder of a Bankers' Acceptance, or any other Person, whether in connection with this Agreement or otherwise.

         (9) Non-Bank Lender. If a Lender is not a chartered bank under the Bank Act (Canada) or if a Lender notifies the Administration Agent in writing that it is unable or unwilling to accept Bankers' Acceptances, that Lender shall, instead of discounting Bankers' Acceptances, purchase from the Borrower a non-interest bearing note (a "BA Equivalent Note"), issued by the Borrower in the amount and for the same term as the Bankers' Acceptance the Lender would otherwise have been required to discount under this Agreement, at a purchase price calculated on the same basis as Bankers' Acceptances are discounted by the Administration Agent. Each such Lender shall credit or transfer, as the case may be, the purchase price to the account designated by the Administration Agent and the Administration Agent shall credit to such account of the Borrower as the Borrower shall have designated to the Administration Agent in same day funds on the applicable date of a Drawdown, Conversion or Rollover.

         (10) BA Equivalent Notes. The provisions of this Section apply mutatis mutandis to BA Equivalent Notes, and unless otherwise specified a BA Equivalent Note is considered to be a Bankers' Acceptance for the purposes of this Agreement.

         (11) Bankers' Acceptances and BA Equivalent Notes Outstanding Upon Event of Default. If any Bankers' Acceptance or BA Equivalent Note is outstanding upon the occurrence of an Event of Default, the Borrower shall forthwith pay to the Administration Agent an amount

                                      -44-
                                                                       Article 5

(the "BA Deposit Amount") equal to the face amount of the outstanding Bankers' Acceptance or BA Equivalent Note, which BA Deposit Amount shall be held by the Administration Agent in an interest bearing account for application against the Indebtedness owing by the Borrower to a particular Lender in respect of the outstanding Bankers' Acceptance or BA Equivalent Note. In the event that the particular Lender is not called upon to make full payment on the outstanding Bankers' Acceptance or BA Equivalent Note, the BA Deposit Amount, or any part thereof as has not been paid out, together with accrued interest, shall be applied first to any other amounts payable pursuant to this Agreement and any amount remaining shall be returned to the Borrower.

5.02     LETTERS OF CREDIT

         (1) Documentation. The Borrower may request a Letter of Credit by delivering to the Administration Agent, together with the required Notice of Borrowing, three duly executed copies of the LC Lender's usual documentation relating to the issuance and administration of letters of credit or letters of guarantee (which shall include the LC Lender's standard forms of application for a letter of credit or guarantee, indemnity and such other forms as the LC Lender may require).

         (2) Form. Each Letter of Credit shall be in a form and on such terms as determined by the LC Lender in its sole and unfettered discretion.

         (3) Face Amount Deemed Advance. The full face amount of each Letter of Credit shall be deemed to be an Advance under the Revolving Facility for the purposes of determining the Utilized Portion of the Revolving Facility Amount, which Advance shall be retired upon the earlier of:

         (a) the return of the Letter of Credit to the LC Lender for cancellation;

         (b)      the expiry date of the Letter of Credit;

         (c) the provision of cash collateral for the Letter of Credit satisfactory to the LC Lender; or

         (d) the deeming of the amount drawn on the Letter of Credit to be a Prime Rate Loan or a Base Rate Loan under the Revolving Facility pursuant to Section 5.02(7).

         (4) Fees. One Banking Day prior to issuance of a Letter of Credit, the Borrower shall pay to the Administration Agent a fee calculated at the Letter of Credit Fee Rate and calculated on the aggregate amount payable under the Letter of Credit for the duration of its stated term on the basis of the actual number of days in the stated term, commencing on, and including, the date of issuance of the Letter of Credit and ending on, but excluding, its stated expiry date. The Administration Agent shall deduct from and remit to the LC Lender 0.125% of the amount of each such fee paid by the Borrower pursuant to this Section .

         (5) Payments. The LC Lender, on behalf of each of the Lenders shall at all times be entitled, and are irrevocably authorized by the Borrower, to make any payment under the Letters of Credit for which a request or demand has been made in the required form without any further reference to the Borrower and any investigation or enquiry, need not concern themselves or itself

                                      -45-
                                                                       Article 5

with the propriety or validity of any claim made or purported to be made under the terms of such Letter of Credit (except as to compliance with the payment conditions of such Letters of Credit) and shall be entitled to assume that any Person expressed in such Letter of Credit as being entitled to make demand or receive payments thereunder is so entitled. Accordingly, so long as a request or demand has been made as aforementioned it shall not be a defence to any demand made of the Borrower hereunder, nor shall the Borrower or its obligations hereunder be impaired by the fact (if it be the case) that the LC Lender, the Administration Agent or the Lenders were or might have been justified in refusing payment, in whole or in part, of the amounts so claimed.

         (6) Reimbursement Obligations of the Borrower. The Borrower shall reimburse the LC Lender, for the account of the Lenders, on demand for any amounts paid by the LC Lender from time to time as contemplated by Section 5.02(5) and, without limiting the foregoing, the Borrower shall indemnify and save the LC Lender and the other Lenders harmless on demand from and against any and all other losses (other than lost profits), costs, damages, expenses, claims, demands or liabilities which any of them may suffer or incur arising in any manner whatsoever in connection with the making of any such payments (including, without limitation, in connection with proceedings to restrain the LC Lender from making, or to compel the LC Lender to make, any such payment).

         (7)      Overdue Amounts and Indemnity.


         (a) Without limiting any other provisions of this Agreement, if the Borrower shall fail to reimburse the LC Lender, on behalf of the Lenders, in respect of any payments made by the LC Lender under a Letter of Credit as contemplated in Section 5.02(5), the amount that the Borrower fails to reimburse the LC Lender shall be deemed to be, if in Canadian Dollars, an Advance of a Prime Rate Loan under the Revolving Facility and, if in U.S. Dollars, an Advance of a Base Rate Loan under the Revolving Facility. The LC Lender shall forthwith give notice of such Advance to the Borrower and the Administration Agent (which shall promptly give notice to the other Lenders). Each Lender shall deliver its Proportionate Share of such Advance to the Administration Agent for the benefit of the LC Lender not later than 2:00 p.m. (Toronto time) on the day that such Advance is deemed to have been made.

         (b) Each Lender agrees to indemnify the LC Lender (to the extent not reimbursed by the Borrower), rateably according to its Proportionate Share of the Credit Facilities from and against any and all liabilities and obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the LC Lender in any way relating to or arising out of the issuance of a Letter of Credit in accordance with this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting from the LC Lender's gross negligence or wilful misconduct.

         (8) Letters of Credit Outstanding Upon Event of Default. If any Letter of Credit is outstanding upon the occurrence of an Event of Default or upon a demand for payment under the

                                      -46-
                                                                       Article 5

Revolving Facility, the Borrower shall forthwith pay to the Administration Agent an amount (the "LC Deposit Amount") equal to 105% of the undrawn principal amount of each outstanding Letter of Credit, which LC Deposit Amount shall be held by the Administration Agent in an interest bearing account for application against the Indebtedness owing by the Borrower to the LC Lender in respect of any draw on any outstanding Letter of Credit. In the event that the LC Lender or the Administration Agent is not called upon to make full payment on the outstanding Letter of Credit prior to its expiry date, the LC Deposit Amount, or any part thereof as has not been paid out, together with accrued interest, shall be applied first to any other amounts payable pursuant to this Agreement and any amount remaining shall be returned to the Borrower.

         (9) Evidence. A certificate of the Administration Agent and/or the LC Lender as to the amounts paid by any Lender pursuant to this Section or the amount paid out under any Letter of Credit shall, in the absence of manifest error, be prima facie evidence of the existence and amount of such payment in any legal action or proceeding arising out of or in connection herewith.


               ARTICLE 6 - CHANGE IN CIRCUMSTANCES AND INDEMNITIES

6.01     INCREASED COSTS

         (1) Lenders' Determination. If at any time a Lender determines in good faith (which determination shall be conclusive, absent manifest error) and notifies the Borrower that (i) any Applicable Law (relating to capital adequacy or otherwise); (ii) any change in, or in the interpretation or application of Applicable Law by a court or by any authority charged with the administration of Applicable Law (including, without limitation, the Superintendent of Financial Institutions for Canada); or (iii) any compliance by that Lender with any request, directive or guideline (whether or not having the force of law) of any applicable monetary, fiscal or other governmental agency or authority (including, without limitation, the Superintendent of Financial Institutions for Canada), has the effect of:

         (a) increasing the cost to that Lender of making, maintaining or funding an Advance;

         (b) reducing the amount of principal, interest, fees or other amounts received or receivable by that Lender under this Agreement or the effective return of that Lender under this Agreement; or

         (c) causing that Lender to make any payment, or to forego any interest or other return on or calculated by reference to, any sum received or receivable by that Lender under this Agreement,

then, upon demand being made from time to time to the Borrower by that Lender, the Borrower shall, within 30 days, pay to that Lender the amount necessary to compensate it for its additional cost, reduction, payment, foregone interest or other return. If that Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrower of the event by reason of which it has become so entitled, provide the Borrower with particulars of the basis of the claim and of the calculation of the additional amount payable by the Borrower under this Section as a result of the event and provide the Borrower with a certificate setting out

                                      -47-
                                                                       Article 6

the additional amount payable which shall be, absent manifest error, prima facie evidence of the amount payable. The Borrower shall also be entitled, upon 30 days' notice, to prepay to the Administration Agent for the account of that Lender that Lender's Proportionate Share of outstanding Advances hereunder together with Breakage Costs. The amount of such prepayment shall be a permanent reduction of the Credit Facilities.

         (2) BIS Guidelines. The Borrower acknowledges and agrees that for all purposes relating to this Agreement, including, without limitation, for the purposes of this Section, the rates and fees set forth in this Agreement have been agreed to by the Lenders taking the BIS Guidelines into account. Any change to the administration, interpretation, application of or compliance with the BIS Guidelines after the date of this Agreement may, in accordance with this Section, entitle the Lenders to receive additional compensation pursuant to this Section.

6.02     INCOME TAX ACT, ETC.

         The Administration Agent and each of the Lenders shall have the right to comply with a request to pay specified amounts to the Receiver General issued under Section 224(1.1) of the Income Tax Act (Canada) or Section 317(2) of the Excise Tax Act (Canada) in respect of the Borrower. After the date of receipt of any such request, and for so long as it may require the Administration Agent or any Lender to make payments to the Receiver General, the Administration Agent or any Lender may, but shall not be obligated to, fund any further Advances under this Agreement.

6.03     LACK OF LIBOR RATE

         If at any time prior to the commencement of an Interest Period with respect to a LIBOR Loan the Administration Agent shall have determined (which determination shall be conclusive) that:

         (a) by reason of circumstances affecting the London interbank market, adequate and fair means do not exist for ascertaining the rate of interest applicable to an Advance intended to be outstanding during the proposed Interest Period; or

         (b) deposits in U.S. Dollars for the duration of the proposed Interest Period are not available to the Administration Agent in the London interbank market in sufficient amounts in the ordinary course of business having regard to its aggregate funding requirements to all its customers, then, from and after the date of determination, the Borrower shall not have the right to obtain or maintain a LIBOR Loan from the Lenders. If thereafter the circumstances referred to in this Section cease to exist, the Administration Agent shall notify the Borrower within 10 Banking Days of becoming aware that the circumstances no longer exist and thereafter the Borrower shall have the right to drawdown a LIBOR Loan in accordance with the provisions of this Agreement.

6.04     INABILITY TO FUND IN U.S. DOLLARS

         If the Administration Agent determines in good faith, which determination shall be final, conclusive and binding on the Borrower, and notifies the Borrower that (i) by reason of

                                      -48-
                                                                       Article 6

circumstances affecting financial markets inside or outside Canada or the United States, deposits of United States dollars are unavailable to a Lender, (ii) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided in the definition of Interest Period or Base Rate, as the case may be, (iii) the making or continuation of any United States dollar advance has been made impracticable by the occurrence of a contingency (other than a mere increase in rates payable by a Lender to fund the advance) which materially and adversely affects the funding of the advance at any interest rate computed on the basis of the Interest Period or Base Rate, as the case may be, or by reason of a change since the date hereof in any Applicable Law or interpretation thereof by any Governmental Authority affecting a Lender or any relevant financial market, which results in the Interest Period or Base Rate, as the case may be, no longer representing the effective cost to a Lender of deposits in such market, or (iv) any change to present law or any future Applicable Law or any interpretation or application thereof by any Governmental Authority has made it unlawful for a Lender to make or maintain or give effect to its obligations in respect of United States dollar advances as contemplated herein, then:

         (a) the right of the Borrower to obtain any affected type of credit shall be suspended until the Administration Agent determines that the circumstances causing such suspension no longer exist and the Administration Agent so notifies the Borrower;

         (b) if any affected type of credit is not yet outstanding, any applicable Notice of Borrowing shall be cancelled and the advance requested therein shall not be made;

         (c) if any LIBOR Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a LIBOR Loan is suspended, it shall, subject to the Borrower having the right to obtain credit by way of a Base Rate Loan at such time, be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any Applicable Law) or, if the Borrower does not have the right to obtain credit by way of a Base Rate Loan at such time, such LIBOR Loan shall be converted to a Prime Rate Loan on the last day of the Interest Period applicable thereto (or on such earlier date as may be required to comply with any applicable law) in the principal amount equal to the Equivalent Amount of the principal amount of such LIBOR Loan; and

         (d) if any Base Rate Loan is already outstanding at any time when the right of the Borrower to obtain credit by way of a Base Rate Loan is suspended, it shall be immediately converted to a Prime Rate Loan in the Equivalent Amount in Canadian Dollars of the Base Rate Loan.

Provided that the Borrower shall be entitled, upon 30 days' notice, to prepay to the Administration Agent for the account of the Lenders all outstanding United States dollar advances that are affected by this Section 6.04 together with Breakage Costs. The amount of such prepayment shall be a permanent reduction of the Credit Facilities.

                                      -49-
                                                                       Article 6
6.05     UNLAWFUL, ETC.

         Notwithstanding anything in this Agreement, if at any time while any Advance is outstanding a Lender determines in good faith that, by reason of any Applicable Law, any change in Applicable Law or in the interpretation or application of Applicable Law by any court or by any governmental or other authority charged with the administration of Applicable Law (including, without limitation, the Superintendent of Financial Institutions for Canada), it is unlawful, impracticable or contrary to the direction of such court or any such authority for that Lender to make or fund any Drawdown, maintain any Advance or give effect to any of its related obligations as contemplated by this Agreement, that Lender, by notice to the Administration Agent and the Borrower, may declare that its obligations under this Agreement are terminated and the Borrower shall repay forthwith or at the end of the period that the Lender shall have advised the Borrower in its notice, the whole of each Advance together with all unpaid interest accrued thereon to the date of repayment and all other unpaid amounts payable to the Lender under this Agreement in respect of its Advances. If an Advance is a Bankers' Acceptance, the Borrower shall provide the applicable Lender, forthwith upon request by the applicable Lender, the amount required by the Lender to discharge its obligations with respect to the Bankers' Acceptance. If the Advance is a Letter of Credit, the Borrower shall provide the LC Lender with an amount equal to the undrawn principal amount of the Letter of Credit, forthwith upon request by the LC Lender, which amount shall be applied by the LC Lender as provided in Section 5.02(8). If any Applicable Law, or any change in Applicable Law, shall only affect a portion of the Lender's obligations under this Agreement which portion is, in the opinion of the Lender, severable from the remainder of this Agreement so that the remainder of this Agreement may continue in full force and effect without otherwise affecting any of the obligations of the Lender under this Agreement or any other Document, the Lender shall only declare its obligations under that portion terminated.

6.06     GENERAL INDEMNITY

         (1) Indemnity Obligation. In addition to all the rights and remedies available to the Administration Agent, the Syndication Agent and each of the Lenders at law or in equity, the Borrower and each Guarantor hereby indemnifies the Administration Agent, the Syndication Agent and each Lender and their successors and permitted assigns and their respective Affiliates, shareholders, officers, directors, employees, agents, and representatives (collectively, the "Indemnified Persons") and save and hold each of them harmless against and pay on behalf of, or reimburse each of them for, any loss (including diminutions in value and consequential damages), liability, demand, suit, claim, action, cause of action, judgement, cost, damage, debt, obligation, deficiency, Tax (including any Taxes imposed with respect to indemnity payments made under this Agreement), penalty, fine, charge and expense, whether or not arising out of any claims by or on behalf of the Borrower, a Guarantor or any other Person, including interest, penalties, reasonable lawyers' fees and expenses and all amounts paid in investigation, defence or settlement of any of the foregoing (collectively "Losses") which any Indemnified Persons may suffer, sustain, or become subject to, as a result of, in connection with, relating or incidental to, or by virtue of:

         (a) any misrepresentation or breach of warranty on the part of the Borrower or any Guarantor under Article 9 of this Agreement;

                                      -50-
                                                                       Article 6

         (b) without duplication of clause (a) above, any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits in or to this Agreement or any certificate or other instrument or document furnished to the Administration Agent, the Syndication Agent or any Lender by the Borrower or any Guarantor pursuant to this Agreement or any other Document;

         (c) any non-fulfilment or breach of any covenant or agreement on the part of the Borrower or any Guarantor under this Agreement or the Inter-Creditor Agreement including, without limitation, any failure by the Borrower or any Guarantor to pay any amounts owing to a Security Agent pursuant to the terms of the Inter-Creditor Agreement; or

         (d) any claim whenever made, relating in any way to the Borrower or any Subsidiary and any claim, whenever made, arising out of, relating to, resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (i) the status or conduct of the Borrower or any Subsidiary, (ii) the execution, performance and delivery by the Borrower, any Guarantor or any Subsidiary of this Agreement and the Documents and agreements contemplated hereby or (iii) any actions taken by or omitted to be taken by any of the Indemnified Persons in connection with this Agreement or any of the Documents and agreements contemplated hereby, the obligations under this Section shall not extend to Losses of an Indemnified Person arising because of the gross negligence or wilful misconduct of such Indemnified Person.

         (2) Timing. The indemnification of any Indemnified Person by the Borrower or any Guarantor pursuant to this Section shall be effected by wire transfer of immediately available funds from the Borrower to an account designated by the Indemnified Person within 15 days after determination of the requirement for indemnification.

6.07     ENVIRONMENTAL INDEMNITY

         Without in any way limiting the indemnity obligation set out in Section 6.06, the Borrower and each Guarantor shall at all times indemnify and hold harmless each Indemnified Person against and from any and all Losses of any nature whatsoever suffered or incurred by any Indemnified Person upon realization upon any Security Document or the Borrower's, any Restricted Subsidiaries' or any English Finance Structure Companies' assets, or as a result of any order, investigation or action by any Governmental Authority relating to the Borrower, any Restricted Subsidiary or any English Finance Structure Company or its business or assets, or as mortgagee in possession of any property of any Obligor, or as successor-in-interest to any Obligor by foreclosure deed or deed in lieu of foreclosure, or under or on account of any Environmental Law or Environmental Activity including the assertion of any Lien thereunder, with respect to any one or more of the following:

         (a) the Release or threat of Release of a Contaminant, or the presence of any Contaminant at, on or near any real property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company,

                                      -51-
                                                                       Article 6

                  whether or not the same originates or emanates from such property or any contiguous real property;

         (b) the Release of a Contaminant owned by, or under the charge, management or control of the Borrower, any Restricted Subsidiary or any English Finance Structure Company or any predecessor of or assignor to the Borrower, any Restricted Subsidiary or any English Finance Structure Company, at a place other than real property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company;

         (c) any costs of removal or remedial action incurred by any Governmental Authority or any costs or damages incurred by any Person as a result of injury to, destruction of or loss of natural resources in relation to any real property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company or any contiguous real property or elsewhere, including reasonable costs of assessing injury, destruction or loss;

         (d) liability for personal injury or property damage arising under any statutory or common law, including damages assessed for the maintenance of a public or private nuisance or for the carrying on of a dangerous activity at, on or near any property owned, leased or controlled by the Borrower, any Restricted Subsidiary or any English Finance Structure Company or elsewhere; and

         (e) any other environmental matter within the jurisdiction of any Governmental Authority,

provided that no indemnification shall enure to the extent suffered or incurred by the Indemnified Person as a result of the negligence or wilful misconduct of the Indemnified Person. The obligations of the Borrower and each Guarantor under this Section shall arise upon the discovery of the presence of any Contaminant, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Contaminant. The Borrower and each Guarantor shall be liable for any obligation arising under this Section even if the amount of liability incurred exceeds the amount of the Credit Facilities outstanding or available at any time.

6.08     AGENTS AND LENDERS NOT LIABLE

         The Borrower and each Guarantor agrees that the Administration Agent, the Syndication Agent and the Lenders shall not be liable to the Borrower or any Guarantor for any Losses which the Borrower or any Subsidiary may suffer, sustain or become subject to as a result of, in connection with, relating or incidental to or by virtue of any action taken or not taken or anything done or not done by the Administration Agent, the Syndication Agent or any Lender under or in respect of this Agreement, any Drawdown or Advance, save and except for any Losses which arise out of, or result from, the negligence, fraud or wilful misconduct of the Administration Agent, the Syndication Agent or any Lender, provided that none of the Administration Agent, the Syndication Agent nor any Lender shall be liable for any consequential damages under any circumstances and in any case the Administration Agent, the Syndication Agent and each Lender shall be severally and not jointly liable.

                                      -52-
                                                                       Article 6

6.09     SURVIVAL

         The obligations of the Borrower, each Guarantor, the Administration Agent, the Syndication Agent and the Lenders under this Article are in addition to any indemnities in the Security Documents, shall survive the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement, the payment of all Advances and the termination of the Credit Facilities and the Security, indefinitely, regardless of any investigation, enquiry or examination made for, or on behalf of, or any knowledge of, any of the other Indemnified Persons or the acceptance by the Administration Agent, the Syndication Agent or any Lender of any certificate or opinion.

                        ARTICLE 7 - CONDITIONS PRECEDENT

7.01     CLOSING

         Subject to the fulfilment of the conditions precedent specified in
Section 7.02, the closing of the transaction contemplated in this Agreement shall take place on the Closing Date at the offices of McCarthy Tetrault, Suite 4700, Toronto Dominion Bank Tower, Toronto, Ontario.

7.02     CONDITIONS PRECEDENT TO CLOSING

         The obligation of the Lenders to establish the Credit Facilities and to permit the first Drawdown is subject to the fulfilment of each of the following conditions precedent to the satisfaction of the Administration Agent and all of the Lenders on or prior to the Closing Date. The following conditions precedent are included for the exclusive benefit of the Administration Agent and all of the Lenders and may only be waived, in whole or in part, in writing by the Administration Agent and all of the Lenders in their sole discretion.

         (1) Due Diligence. The Lenders shall have completed, and be satisfied with the results of, their due diligence review of the business, operations, affairs, financial information and management of the Borrower and its Subsidiaries.

         (2) No Material Adverse Effect. There shall not have occurred any condition, event or change in the business, liabilities, operations, results of operations, assets or prospects of the Borrower or any of its Subsidiaries which constitutes or has, or could reasonably be expected to constitute or have, a Material Adverse Effect on any of them.

         (3) No Event of Default. There shall exist no Default or Event of Default on the Closing Date.

         (4) No Change in Applicable Law. There shall not have occurred on or before the Closing Date: (i) any change in any Applicable Law or its interpretation by any authority charged with its administration or by any court which in the opinion of counsel for the Administration Agent would make it unlawful or impossible for any Lender to make any Advance; or (ii) any event which, if an Advance was outstanding, would have brought or would entitle any Lender to bring into operation the provisions of Section 6.01 or 6.05.

                                      -53-
                                                                       Article 7

         (5) Documents. The Administration Agent shall have received original counterparts of this Agreement, the Security Documents, (other than the Standstill Agreement), the Fee Side Letter and all other documents required by this Agreement duly authorized, executed and delivered by each party thereto.

         (6) Guarantee. The Administration Agent shall have received a Guarantee from each Guarantor duly authorized, executed and delivered by each Guarantor.

         (7) Solvency Certificate. Each Guarantor subject to any financial assistance restriction shall have executed and delivered to the Administration Agent a certificate respecting solvency matters, in form and substance satisfactory to all of the Lenders, dated as at the Closing Date.

         (8) Asset Monetization Program. The Administration Agent and the Lenders shall have received the Asset Monetization Program which shall be in form and substance satisfactory to the Administration Agent and each Lender in their sole and absolute discretion.

         (9) Business Plan. The Administration Agent and the Lenders shall have received the Borrower's Business Plan in respect of fiscal 2002 and 2003, (without duplication for those items included in the Financial Forecast for fiscal 2002), which shall be in form and substance satisfactory to the Administration Agent and each Lender in their sole and absolute discretion.

         (10) Financial Statements. The Administration Agent and the Lenders shall have received the monthly financial statements of the Borrower pursuant to
Section 10.04(2)(e) for the month ended March 31, 2002.

         (11)     Repayment of 1999 Credit Agreement. The Borrower shall have
(x) irrevocably directed the Administration Agent to apply the proceeds of the first Advance under the Revolving Facility and (y) shall have made irrevocable arrangements to direct proceeds of the March 2002 Significant Share Offering which together are sufficient to pay in full and cancel all outstanding Indebtedness of the Borrower to each Lender pursuant to the 1999 Credit Agreement.

         (12) Other Documentation. The Administration Agent and/or the Swingline Lender shall have received from the Borrower the Fee Side Letter and its customary documentation concerning the administration of this Agreement and the Drawdowns, including, if required, the Administration Agent's and/or the Swingline Lender's standard account documents and centralized cash control agreements for Cdn. Dollar and U.S. Dollar accounts, and each Lender's standard form of indemnity in respect of Bankers' Acceptances or BA Equivalent Notes and the LC Lender's standard form of indemnity respecting Letters of Credit.

         (13) Representations and Warranties. The representations and warranties contained in Article 9 shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date and the Borrower and each Guarantor shall have delivered to the Administration Agent a certificate to that effect, dated the Closing Date and signed by a Senior Officer of the Borrower or such Guarantor, as applicable.

                                      -54-
                                                                       Article 7

         (14) Constating Documents and Authorizing Resolutions. The Administration Agent shall have received from the Borrower and each Guarantor certified copies of its articles of incorporation, by-laws and resolutions authorizing the actions taken under this Agreement and the incumbency of the officers signing this Agreement, any Guarantee and any other Document.

         (15) Share Certificates. A Security Agent shall have received the original share certificates representing all of the capital stock in each Guarantor and ASW Holdings together with a duly executed stock transfer power in respect of same.

         (16) Registrations. All Security Documents shall have been registered in all offices in which, in the opinion of the Administration Agent and its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created by the Security Documents, including in the jurisdictions identified in Schedule I, and duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to the Security Documents shall have been delivered to the Administration Agent by the Borrower.

         (17) Insurance. A Security Agent shall have received certificates of insurance or binders with respect to all insurance policies of each Obligor, which policies shall: (i) show a Security Agent on behalf of the Administration Agent and the Lenders as loss payee as its interests may appear; or (ii) in the case of liability policies show a Security Agent on behalf of the Administration Agent and the Lenders as additional insured; and (iii) in the case of any insurance maintained with respect to the Owned Property, shall be endorsed with a standard mortgage clause.

         (18) Searches. The Administration Agent shall have received and be satisfied with the results of all real property, personal property, Bank Act (Canada), bankruptcy, bulk sale, execution and other searches conducted by counsel for the Administration Agent with respect to the Borrower and each Restricted Subsidiary (including all predecessors and prior names).

         (19) Discharges, Estoppel Letters, Subordinations. The Administration Agent shall have received from creditors of the Borrower and each Restricted Subsidiary all releases, discharges, estoppel letters and subordination agreements as the Administration Agent may require.

         (20) Regulatory Approvals. The Administration Agent shall have received copies of all approvals and all consents of all Governmental Authorities which are required to be obtained by the Borrower or any Guarantor in order to complete the transactions contemplated by this Agreement or any Guarantee and perform its obligations under this Agreement or any other Document.

         (21) Material Contracts. The Administration Agent shall have received from the Borrower a certified, complete and correct copy of each Material Contract listed in Schedule G.

         (22) Landlord's Consent. The applicable Security Agent shall have received such Landlord's Consents as may be required by the Administration Agent.

                                      -55-
                                                                       Article 7

         (23) Material Licenses. The Administration Agent shall have received from the Borrower a certified complete and correct copy of each Material License listed in Schedule H.

         (24) Consents to Guarantees. The Administration Agent shall have received consents from PNC and the Noteholders, in form and substance satisfactory to each Lender, consenting to the Borrower entering into this Agreement and the Guarantors entering into the Guarantees.

         (25) Inter-Creditor Agreement. The Administration Agent on behalf of the Lenders shall have entered into the Inter-Creditor Agreement and the Borrower and each Guarantor shall have executed the consent and agreement thereto.

         (26) Fees. All fees and expenses payable to the Administration Agent, the Syndication Agent and/or the Lenders on or before the Closing Date or the initial advance, as the case may be, including those set forth in the Fee Side Letter, shall have been paid.

         (27) Payment of Legal Fees and Other Expenses. The Borrower shall have paid all reasonable out-of-pocket expenses (including all reasonable legal fees and consultant's fees) incurred by or on behalf of the Administration Agent, the Syndication Agent and/or the Lenders in connection with this Agreement and the transactions and other documents contemplated by this Agreement.

         (28) Opinion of Canadian Counsel for Borrower and the Guarantors. The Administration Agent, the Syndication Agent and the Lenders shall have received from Goodmans LLP, and other Canadian counsel for the Borrower, opinions dated the Closing Date in form and substance reasonably satisfactory to the Administration Agent.

         (29) Opinion of US Counsel for the Guarantors. The Administration Agent, the Syndication Agent and the Lenders shall have received from US counsel acceptable to each of them, an opinion dated the Closing Date and in form and substance reasonably satisfactory to the Administration Agent.

         (30)     [INTENTIONALLY DELETED]

         (31) Certificate of Status/Compliance. To the extent available, the Borrower shall have delivered to the Administration Agent a recently dated certificate of status with respect to itself and each Guarantor.

         (32) Compliance with Financial Covenants. The Administration Agent shall have received a Senior Officer's certificate demonstrating, and including calculations to evidence, compliance with each of the Financial Covenants as at March 31, 2002.

         (33) Other. The Administration Agent shall have received such further agreements, instruments and other documents as the Administration Agent may reasonably require.

7.03     CONDITIONS PRECEDENT TO EACH DRAWDOWN UNDER THE REVOLVING FACILITY

         The obligation of the Administration Agent and the Lenders to permit any Drawdown, including the first Drawdown, under the Revolving Facility is subject to fulfilment of the

                                      -56-
                                                                       Article 7

following conditions precedent on or prior to the date of Drawdown. The following conditions precedent are included for the exclusive benefit of the Administration Agent and the Lenders and may be waived, in whole or in part, in writing by the Administration Agent and all of the Lenders at any time.

         (1) Notice. The Administration Agent shall have received a Drawdown Notice within the time specified in Section 2.06 and any other document required to be delivered in connection with a Notice of Borrowing.

         (2) Representations and Warranties. The representations and warranties contained in Article 9 shall be true and correct on and as of the date of Drawdown, both before and after giving effect to the proposed Drawdown, with the same effect as though made on and as of the date of the Drawdown and, if required by the Administration Agent, the Borrower and each Guarantor shall deliver a certificate of a Senior Officer to that effect.

         (3) No Event of Default. There shall exist no Default or Event of Default on the applicable date of Drawdown and the completion of the Drawdown shall not result in the occurrence of a Default or an Event of Default.

         (4) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any condition, event or change in the business, liabilities, operations, results of operations, assets or prospects of the Borrower or any of its Subsidiaries which constitutes or which has, or could be reasonably be expected to constitute or have, a Material Adverse Effect on the Borrower or any of its Subsidiaries.

         (5) Compliance Certificate. The Administration Agent shall have received a Senior Officer's certificate certifying compliance with Sections (2),
(3) and (4) of this Section.

7.04     CONDITIONS PRECEDENT TO EACH DRAWDOWN UNDER THE SWINGLINE FACILITY

         The obligation of the Swingline Lender to permit any Drawdown, including the first Drawdown, under the Swingline Facility is subject to fulfilment of the following conditions precedent on or prior to the date of Drawdown. The following conditions precedent are included for the exclusive benefit of the Swingline Lender and may be waived, in whole or in part, in writing by the Swingline Lender in its sole discretion, at any time.

         (1) No Event of Default. There shall exist no Default or Event of Default on the applicable date of Drawdown and the completion of the Drawdown shall not result in the occurrence of a Default or an Event of Default.

         (2) Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any condition, event or change in the business, liabilities, operations, results of operations, assets or prospects of the Borrower or any of its Subsidiaries which constitutes or which has, or could be reasonably be expected to constitute or have, a Material Adverse Effect on the Borrower or any of its Subsidiaries.

                                      -57-
                                                                       Article 7

7.05     POST-CLOSING DELIVERIES

(1) Ten Banking Days following the general resumption of public services in the Province of Ontario the Borrower shall cause to be delivered to the Administration Agent for and on behalf of the Lenders the following:

         (a) Registrations. Evidence of registration of all Security Documents in all offices in the Province of Ontario in which, in the opinion of the Administration Agent and its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created by the Security Documents together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to such Security Documents.

         (b) Searches. Search results showing personal property security registrations, bulk sales and executions with respect to the Borrower and each Restricted Subsidiary which has tangible personal property or a place of business in the Province of Ontario.

         (c) Certificate of Status. A currently dated certificate of status for the Borrower and each Guarantor incorporated pursuant to the laws of the Province of Ontario.

         (d) Opinion of Ontario Counsel. An opinion of counsel respecting customary matters that would have been included in the opinion of Ontario counsel delivered on the Closing Date but for the public service employee strike in the Province of Ontario, in form and substance satisfactory to the Administration Agent.

         (e) Other. Such further agreements, instruments and other documents as the Administration Agent may reasonably request in respect of customary closing matters not completed because of the public service employee strike in the Province of Ontario.

         (2) Twenty Banking Days following the Closing Date the Administration Agent and the Lenders shall have received the annual financial statements of the Borrower required pursuant to Section 10.04(2)(b) for the year ended December 31, 2001.

         (3) The Borrower shall cause to be delivered to the Administration Agent for and on behalf of the Lenders, or where indicated to a Security Agent, at the option of the Borrower, either the documents specified in Section 7.05(3)(a) (collectively, the "Hungarian Guarantee Documents") or the documents specified in Section 7.05(3)(b) (collectively the "Hungarian Loan Reorganization Documents") in accordance with the provisions of Section 7.05(3)(c).

         (a)      Hungarian Guarantee Documents

                  The Borrower, if it chooses this option, shall deliver the following Hungarian Guarantee Documents:

                                      -58-
                                                                       Article 7

                  (i) Guarantee. A guarantee by Co-Steel Hungary of all of the obligations of the Borrower to the Lenders, in a form and substance reasonably satisfactory to the Administration Agent which guarantee shall include, without limitation, a pledge of the Hungarian Loan Notes in favour of the US Security Agent (the "Hungarian Guarantee");

                  (ii) Constating Documents and Authorizing Resolutions. Certified copies of the articles of incorporation, by-laws and resolutions (or in each case the Hungarian equivalent ) authorizing the actions taken under the Hungarian Guarantee and the incumbency of the officers signing the Hungarian Guarantee.

                  (iii) Loan Notes. The original Hungarian Loan Notes delivered to the US Security Agent and duly endorsed in favour of the US Security Agent.

                  (iv) Registrations. Evidence of registration of the Hungarian Guarantee in all offices, if any, in which, in the opinion of the Administration Agent and its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created by the Hungarian Guarantee together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to the Hungarian Guarantee.

                  (v) Regulatory Approvals. Copies of all approvals and all consents of all Governmental Authorities which are required to be obtained by the Borrower or Co-Steel Hungary in order to complete the transactions contemplated by the Hungarian Guarantee and perform its obligations under the Hungarian Guarantee.

                  (vi) Opinion of Hungarian Counsel. A legal opinion of Hungarian counsel in form and substance reasonably satisfactory to the Administration Agent in respect of the Hungarian Guarantee.

                  (vii) Other. Such further agreements, instruments and other documents as the Administration Agent may reasonably request in respect of the foregoing.

         (b)      Hungarian Guarantee Documents

                  The Borrower, if it chooses this option, shall deliver the following Hungarian Loan Reorganization Documents in respect of the transaction described in Schedule BB:

                  (i) Constating Documents and Authorizing Resolutions. Certified copies of the articles of incorporation, by-laws and resolutions of 1102590 Ontario Limited, Co-Steel (U.S.) Ltd., New Holdco, Co-Steel C.S.M. Corp., Co-Steel USA Holdings, Inc., Co-Steel Sayreville, Inc. and Co-Steel Hungary authorizing the actions taken under Schedule BB and the incumbency of the officers signing the documents contemplated in Schedule BB.

                                      -59-
                                                                       Article 7

                  (ii) New Subordinated Loan Notes. The original New Subordinated Loan Notes delivered to a Security Agent and duly endorsed in favour of such Security Agent.

                  (iii) Registrations. Evidence of registration of all the security described in Schedule BB in all offices, if any, in which, in the opinion of the Administration Agent and its counsel, registration is necessary or of advantage to preserve the priority of the Liens intended to be created by the security described in Schedule BB together with duplicate copies of security instruments bearing or accompanied by appropriate endorsements or certificates of registration with respect to such security.

                  (iv) Regulatory Approvals. Copies of all approvals and all consents of all Governmental Authorities which are required to be obtained by the Borrower or any Subsidiary in order to complete the transactions contemplated by Schedule BB and perform its obligations under Schedule BB.

                  (v) Opinions of Counsel. Such opinions of counsel in form and substance reasonably satisfactory to the Administration Agent respecting the transactions described in Schedule BB.

                  (vi) Other. Such further agreements, instruments, tax rulings and other documents as the Administration Agent may reasonably request in respect of the foregoing.

         (c) If the Borrower fails to deliver either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents within 90 days following the Closing Date, the margin otherwise applicable to Advances hereunder shall, in lieu of interest at the Default Rate, be increased by 20 basis points and 120 days thereafter by a further 15 basis points all until such time as the Borrower has caused to be completed either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents. For greater certainty, the transactions contemplated by the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents may be completed notwithstanding any restriction in Section 10.01 or
                  10.03. In the event of a margin increase under this Section 7.05(3)(c), the margin applicable to Advances shall revert to the otherwise applicable margin upon delivery of either the Hungarian Guarantee Documents or the Hungarian Loan Reorganization Documents.

         (4) If the Borrower has not sold the land and buildings located at 100 Bayview Avenue, Keasbey, New Jersey by July 31, 2002, it shall on or before August 15, 2002, provide to the Administration Agent a policy of title insurance from an insurer and with reinsurance reasonably satisfactory to and, together with such endorsements as are reasonably required, by the Administration Agent in an amount reasonably requested by the Administration Agent, and insuring, among such other matters that the Administration Agent may reasonably request, that

                                      -60-
                                                                       Article 7

Co-Steel Sayreville, Inc. has good and marketable title to such property and the mortgage of the US Security Agent in respect of such property is a valid first Lien.

         (5) On or before June 1, 2002 the Administration Agent and the Lenders shall receive:

         (a) Standstill Agreement. The Standstill Agreement duly executed by Co-Steel (UK) Limited.

         (b) Opinion of UK Counsel. An opinion of counsel reasonably acceptable to the Administration Agent and in form and substance reasonably satisfactory to the Administration Agent in respect of the Standstill Agreement.

                         ARTICLE 8 - SECURITY DOCUMENTS

8.01     FORM OF SECURITY DOCUMENTS

         As general and continuing collateral security for the payment and performance of all obligations of each Obligor at any time owing to the Administration Agent or any Lender, the following security documents shall be delivered to the Security Agents for and on behalf of the Administration Agent and each Lender, in each case in form and substance satisfactory to the Administration Agent:

         (a) a General Security Agreement from the Borrower and each Guarantor, together with all necessary consents (including Landlord's Consents);

         (b) a Moveable Hypothec from the Borrower, Co-Steel Distribution Canada Limited, Co-Steel Raritan, Inc. and Co-Steel Sayreville, Inc.

         (c) a Debenture from Borrower comprising a first ranking fixed charge, (subject to Permitted Liens), in favour of the Canadian Security Agent on the Borrower's interest in all of the Ontario Properties and the North York Property and other fixed assets and a floating charge over the remaining present and future assets of Borrower, pledged to the Canadian Security Agent pursuant to a debenture pledge agreement together with a Landlord's Consent from the landlord of the North York Property;

         (d) a Mortgage with assignment of leases and rents, security agreement and fixture filing encumbering the New Jersey Properties as a first ranking fixed charge, (subject to Permitted Liens), in favour of the US Security Agent;

         (e) a Leasehold Mortgage with assignment of subleases and rents, security agreement and fixture filing encumbering the North York Property with a Landlord's Consent from the landlord of the North York Property;

                                      -61-
                                                                       Article 8

         (f) a Share Pledge Agreement from the Borrower pledging all the securities held by the Borrower in the capital of each of its direct Subsidiaries, (other than Co-Steel Benefit Plans Inc.), and ASW Holdings in favour of the Canadian Security Agent;

         (g) a Share Pledge Agreement from each Guarantor pledging all the securities held by such Person in the capital of each of its direct Subsidiaries;

         (h) an assignment in favour of the applicable Security Agent by each Obligor of all insurance, including business interruption, liability and property insurance, maintained by each Obligor in respect of their respective businesses and assets, together with evidence of (i) the applicable Security Agent being noted as loss payee as its interests may appear; or (ii) in the case of liability policies, the applicable Security Agent being noted as additional insured; or (iii) in the case of any insurance maintained in respect of the Ontario Properties, that insurance being endorsed with a standard mortgage clause (as approved by the Insurance Bureau of Canada, from time to time);

         (i) a Guarantee from each Guarantor of all of the obligations of Borrower in favour of the Administration Agent for and on behalf of the Lenders;

         (j)      a Standstill Agreement from Co-Steel (UK) Limited; and

         (k) such other security as may reasonably be required by the Administration Agent from time to time in order to preserve and protect the interest of the Administration Agent, the Lenders or either Security Agent in the assets and property of any Obligor from time to time.

8.02     VALID LIEN

         All Security granted by any Obligor to either Security Agent shall rank prior and senior to all other Liens on such assets and undertaking of each Obligor, except for Permitted Priority Liens, and as otherwise expressly agreed by the Administration Agent in writing.

8.03     REGISTRATION

         The Borrower shall, at its expense, register, file or record the Security Documents in all offices where such registration, filing or recording is necessary or of advantage to the creation, perfection and preserving of the security applicable to each Obligor including, without limitation, any land registry offices.

8.04     AFTER ACQUIRED PROPERTY AND FURTHER ASSURANCES

         The Borrower shall, and it shall cause each of its Restricted Subsidiaries or any other Person that grants security hereunder from time to time to, upon the request of the Administration Agent, provide the applicable Security Agent for the benefit of the Administration Agent and the Lenders with such further security instruments as may be required in connection with any assets or shares acquired by the Borrower, any of its Restricted Subsidiaries or any other Person that grants security hereunder after the date hereof.

                                      -62-
                                                                       Article 8

8.05     FORM, SUBSTANCE AND REGISTRATION OF SECURITY

         The Security Documents and all acknowledgements referred to in this Article shall be in form and substance satisfactory to the Administration Agent, and the Security Documents shall be registered in those jurisdictions that the Administration Agent may from time to time reasonably require.

8.06     BENEFIT OF SECURITY

         The Security shall enure to the benefit of the Administration Agent and each of the Lenders until this Agreement is terminated and all indebtedness and liability of each Obligor to all the Lenders and any of them, whether under this Agreement or otherwise, shall have been paid. The provisions of this Section shall have effect notwithstanding that any obligations may at any time or from time to time be fully discharged while this Agreement is still in full force and effect. None of the Security Documents shall be amended, released or discharged, in whole or in part, without the prior written consent of all of the Lenders, acting reasonably. The Security shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by a Security Agent, the Administration Agent or the Lenders in respect of the Credit Facilities or any Document is rescinded or must otherwise be restored or returned upon the occurrence of a Bankruptcy Event with respect to any Obligor or any substantial part of any Obligor's properties, or otherwise, all as though that amount had not been received.

                   ARTICLE 9 - REPRESENTATIONS AND WARRANTIES

9.01     REPRESENTATIONS AND WARRANTIES

         To induce the Administration Agent, the Syndication Agent and each of the Lenders to enter into this Agreement, establish and maintain the Credit Facilities and permit Drawdowns under the Credit Facilities, the Borrower and each Guarantor represents and warrants to the Administration Agent, the Syndication Agent and each Lender, upon each of which representations and warranties the Administration Agent, the Syndication Agent and each Lender specifically relies, as follows:

         (1) Corporate Existence. It is a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, each US Guarantor is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction material to its business where the nature of its business requires such qualification or incorporation and it has all necessary corporate power and authority to own its properties and carry on its business as presently owned and carried on by it and it is duly licensed, registered and qualified in all jurisdictions where the character of its property owned or leased or the nature of the activities conducted by it makes licensing, registration or qualification necessary or desirable.

         (2) Corporate Authority. It has full corporate power and authority to enter into and perform its obligations and exercise its rights hereunder and under each other Document.

         (3) Qualification, Licences, etc. It has obtained, maintained and is in good standing with respect to, all material licences, permits and approvals from any and all Governmental

                                      -63-
                                                                       Article 9

Authorities and all applicable stock exchange and securities commission rules applicable in respect of its property and operations and the listing of its securities. It has made all material filings required under Applicable Laws.

         (4) Due Execution. It has duly authorized, executed and delivered this Agreement and each other Document and this Agreement and each other Document constitutes its valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium and similar laws affecting the rights of creditors generally, and equitable principles which may limit the availability of certain remedies including the remedy of specific performance.

         (5) Consents. No material consent, approval or authorization of, or declaration, registration, filing or qualification with, or giving of notice to, or taking of any other action in respect of, any Governmental Authority or stock exchange or securities commission or any other Person is required in connection with the execution, delivery or enforcement of this Agreement or any other Document or the performance of this Agreement or any other Document or the consummation of any of the transactions contemplated by this Agreement or any other Document, except the Security Documents to which it is a party, which require registration under applicable security registration systems.

         (6) Laws, Regulations, etc. It is conducting its business operations in material compliance with its articles of incorporation and its by-laws and all Applicable Laws and it has obtained and maintained in good standing all licences, permits and approvals from any and all Governmental Authorities and all applicable stock exchanges and securities commissions required in respect of its operations and the listing of its securities.

         (7) Environmental Compliance. Except as disclosed in Schedule J, the Borrower has no knowledge of any claim nor has received any notice of any claim, and no proceeding has been instituted raising any claim against the Borrower, any of its Restricted Subsidiaries or any of the English Finance Structure Companies or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Schedule J,

         (a) the Borrower has no knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Law or damage to the Environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any of the English Finance Structure Companies or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

         (b) neither the Borrower, any Restricted Subsidiary or any of the English Finance Structure Companies has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any of the English Finance Structure Companies nor has disposed

                                      -64-
                                                                       Article 9


                  of any Hazardous Materials in a manner contrary to any Environmental Law in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

         (c) all buildings on all real properties now owned, leased or operated by the Borrower, any of its Restricted Subsidiaries or any of the English Finance Structure Companies are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         (8) Tax Returns. It has filed all tax returns which are required to be filed by it and it has paid all Taxes which have become due as shown on tax returns or any assessments received by it except those Taxes (if any) that are being contested in good faith by appropriate proceedings and for which a provision in accordance with GAAP and satisfactory to the Administration Agent is currently provided; and it is not aware of any proposed additional Tax assessment against it.

         (9) Compliance with Covenants. It is in compliance with each of the covenants set out in Article 10 of this Agreement.

         (10) No Event of Default. No Default or Event of Default has occurred.

         (11) Debt Default. Except as disclosed in Schedule K, neither it nor any of its Subsidiaries is in default or breach under any instrument evidencing any Indebtedness in an aggregate principal amount greater than Cdn. $5,000,000 or under the terms of any instrument pursuant to which an instrument evidencing any Indebtedness in an aggregate principal amount greater than Cdn. $5,000,000 has been issued or made and delivered.

         (12) No Event of Default Caused. Neither the execution nor the delivery of this Agreement or any other Document, the consummation of the transactions contemplated in this Agreement or any other Document, nor compliance with the terms, conditions and provisions in this Agreement or any other Document conflicts with, or will conflict with, or results or will result in, any breach of, or constitutes a default under any provisions of its articles of incorporation or by-laws or of any Material Contract, Material License, the leases for the North York Property or the Significant U.S. Leased Properties to which it is a party or by which it is, or any of its property or assets are, bound, or, results or will result in the creation or imposition of any Lien upon any of its properties or assets (other than Permitted Liens) or the contravention of any Applicable Law. All necessary approvals from the other parties to the Material Contracts and Material Licences, the leases for the North York Property or the Significant U.S. Leased Properties have been obtained so as to allow it to bind itself in accordance with the terms and conditions of the Documents.

         (13) Litigation. Except as disclosed in Schedule L (as amended from time to time with the consent of the Administration Agent), there are no actions, suits or proceedings pending or, to the best of its knowledge and belief, after due inquiry and all reasonable investigation, threatened against or affecting it at law or in equity or before or by any Governmental Authority, domestic or foreign, or before any arbitrator that are reasonably likely to have, either separately

                                      -65-
                                                                       Article 9

or in the aggregate, a Material Adverse Effect upon it. It is not in default with respect to any judgement, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or Governmental Authority, domestic or foreign.

         (14) Burdensome Provisions. etc. To the best of its knowledge, it is not a party to any agreement or instrument or subject to any corporate restriction or any judgement, order, writ, injunction, decree, award, rule or regulation which has, or is reasonably likely to have, a Material Adverse Effect upon it.

         (15) Title to Assets. Except as disclosed in Schedule M (as amended from time to time with the consent of the Administration Agent), it and each of its Subsidiaries has good and marketable title to its assets, free and clear of all Liens except Permitted Liens. There are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of any of its or any of its Subsidiaries' assets or which would restrict its or any of its Subsidiaries' ability to transfer any of its or any of its Subsidiaries' assets.

         (16) Liens. The Security Documents create in favour of the Security Agents for and on behalf of the Administration Agent and the Lenders valid, binding and perfected (when registered) Liens on all right, title and interest in all of the Collateral which is the subject matter of the Security Documents and those Liens have first priority for all purposes over any other Liens on the Collateral, except for Permitted Priority Liens.


         (17) Property Descriptions. The Security Documents to which it is a party, including their attached schedules (if any), contain accurate descriptions of all of its material assets and the Security Documents to which each Guarantor is a party, including their attached schedules (if any), contain accurate descriptions of all material assets of the Guarantor party thereto.

         (18) Owned Property. It does not, nor does any of its Restricted Subsidiaries, own any real property or have any interest in any real property other than the Owned Properties. Schedule N correctly sets out the name of each Person which owns any Owned Property and the municipal address of each Owned Property. There are no agreements, options, contracts or commitments to sell, transfer or otherwise dispose of any Owned Property or which would restrict the transfer of the Owned Properties other than those in connection with a Permitted Asset Sale. The Ontario Properties and the New Jersey Properties comprise all of the Owned Properties that in the reasonable good faith estimate of the Borrower have a value individually in excess of Cdn.$5,000,000.

         (19) Leased Properties. It is not, nor is any of its Restricted Subsidiaries, bound by any agreement to lease any real property except the Leased Properties. The names of payees under the leases for the Leased Properties, the description of the Leased Properties and the term, rent and other amounts payable under the leases for the Leased Properties are accurately described in Schedule C. All rent and other payments and obligations required to be paid and performed pursuant to the leases for the Leased Properties have been duly paid and performed. Neither it nor any of its Restricted Subsidiaries, as applicable, is in default of any of its obligations under the leases for any of the Leased Properties. The North York Property and the Significant U.S. Leased Properties are the only Leased Properties that are material to the business of the Borrower or any of its Restricted Subsidiaries.

                                      -66-
                                                                       Article 9

         (20) Ownership of Inventories Retained on Leased Properties. Co-Steel Distribution Canada Limited has good and marketable title to all of the Inventory retained on Leased Properties located in Canada and Co-Steel USA Distribution, Inc. has good and marketable title to all of the Inventory retained on Leased Properties located in the United States.

         (21) Ownership of Third Party Accounts Receivable. Co-Steel Distribution Canada Limited has good and marketable title to all of the Accounts Receivable payable by arm's length Account Debtors of any member of the Restricted Group located in Canada, (other than Accounts Receivable relating to the Borrower's recycling division which are owned by the Borrower), and Co-Steel USA Distribution, Inc. has good and marketable title to all of the Accounts Receivable payable by arm's length Account Debtors of any member of the Restricted Group located in the United States.

         (22) Contracts Affected by Change of Control. It is not bound by any material contract or commitment which requires prior approval of any transfer of the shares of any Person which are pledged to a Security Agent for and on behalf of the Administration Agent and the Lenders pursuant to the Security Documents.

         (23)     Material Contracts and Material Licences.

         (a) Schedule G accurately sets out all Material Contracts and Schedule H accurately sets out all Material Licences.

         (b) A true and complete certified copy of each Material Contract and Material Licence has been delivered to the Administration Agent and each Material Contract and Material Licence is in full force and effect, unamended except as permitted under this Agreement.

         (c) No event has occurred and is continuing caused by any member of the Restricted Group or, to the best of Borrower's knowledge, caused by any other party to a Material Contract or Material Licence which would constitute a material breach of or a default under any Material Contract or Material Licence.

         (d) Each Material Contract to which it is a party is binding upon it and, to its knowledge, is a binding agreement of each other Person who is a party to the Material Contract, in each case enforceable in accordance with its terms, subject to any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally.

         (e) It has not made any prepayments to or received any prepayments from third parties under any Material Contract out of the ordinary course of its business.

         (24) Jurisdictions. The jurisdictions in which it and each of its Restricted Subsidiaries carries on business and has assets are accurately set forth in Schedule P. The registered office, principal place of business and chief executive office and the location where its and each of its Restricted Subsidiaries' records are kept, is specified in Schedule P. Its jurisdiction of incorporation and the jurisdiction of incorporation of each of its Restricted Subsidiaries is accurately set forth in Schedule P.

                                      -67-
                                                                       Article 9

         (25) Subsidiaries. etc. It does not own any shares in the capital of any Person other than as listed in Schedule Q (as amended from time to time). It is not a party to any shareholders agreement. Except for its interest in Gallatin, it is not a partner in any partnership or a party to any joint venture or a party to any agreement pursuant to which it has agreed to become a partner in any partnership or a party to any joint venture. Schedule Q accurately lists each Subsidiary of the Borrower and the percentage ownership by the Borrower in each Subsidiary.

         (26) Restricted Subsidiaries. Other than the Guarantors, no Restricted Subsidiary has Net Tangible Assets in excess of Cdn.$5,000,000.

         (27) Bank Accounts. Schedule X accurately sets out each bank account maintained by it and each of its Subsidiaries (other than Gallatin) and accurately sets forth the institution and location where each such account is maintained. Other than as permitted pursuant to Section 10.03(24), the bank account maintained by Acierco S.A. with the Banque de Luxembourg in Luxembourg will at no time hold deposits exceeding the lesser of U.S.$1,000,000 and the then contingent tax liability of Acierco S.A. and the bank account maintained by Lake Ontario Steel Company Inc. with Manufacturers and Traders Trust Company in Buffalo, New York will at no time hold deposits exceeding U.S.$500,000, and except as permitted by the foregoing provisions of this sentence, each bank account of the Borrower or any of its Subsidiaries (other than Co-Steel C.S.M. and its Subsidiaries) shall be either maintained with either the Administration Agent or PNC or shall be the subject of a Blocked Account Agreement or if it does not meet any of the foregoing criteria shall contain less than Cdn.$150,000 (or the Equivalent Amount in U.S.$) and less than Cdn.$600,000 (or the Equivalent Amount in U.S.$) in the aggregate for all such accounts.

         (28) Inter-Corporate Indebtedness. Schedule Y accurately describes each inter-company loan between it and any of its Subsidiaries or between any of its Subsidiaries and in each case sets forth the principal amount of each such inter-company loan together with the interest rate it bears and the term of each such inter-company loan.

         (29) Computer Systems. It makes commercially reasonable efforts to ensure that all computer systems used in its businesses and material to its business, owned or leased by it including hardware and software, are, free from viruses and disabling codes and devices, and it continues to take all steps and implement all procedures necessary to ensure that those systems are free from viruses and disabling codes and shall remain so. It has in place appropriate disaster recovery plans, procedures and facilities and has taken all steps and implemented all procedures necessary to safeguard and restrict unauthorized access to its computer systems.

         (30) Intellectual Property Rights. It is the registered (if registration is possible) and beneficial owner or licensee of, with good and marketable title to, all patents, patent applications, trade marks, trade mark applications, trade names, service marks, copyrights, industrial designs, inventions, technology and other rights with respect to the foregoing and other similar property which are material to its business, free of all licenses, franchises and Liens and without any conflict with the rights of any other Person. All patents, trade-marks, trade names, service marks, copyrights, industrial designs, inventions, technology and other similar rights owned by it, all rights licensed by it to third parties and all rights by which it has the use of any patents, trade-marks, trade names, service marks, copyrights, industrial designs, inventions, technology or

                                      -68-
                                                                       Article 9

other similar rights owned by others which are material to its business are accurately described in Schedule S, as amended by written notice by it to the Administration Agent from time to time (collectively, the "Intellectual Property Rights"). It has the right to use the Intellectual Property Rights, all applications and registrations in Canada, the United States and elsewhere for the Intellectual Property Rights are current, and the conduct of its business does not to its knowledge infringe the intellectual property rights of any other Person.

         (31) Licenses, Agency and Distribution Agreements. Schedule T, as amended by written notice by it to the Administration Agent from time to time, accurately lists all material agreements to which it is a party or by which it is bound under which the right to manufacture, use or market any product, service, technology, information, data, computer hardware or software or other property has been granted, licensed or otherwise provided to it or by it to any other Person, or under which it has been appointed or any Person has been appointed by it as an agent, distributor, licensee or franchisee for any of the foregoing. None of the agreements listed in Schedule T grants to any Person any authority to incur any liability or obligation to enter into any agreement on behalf of it.

         (32) Insurance. It maintains all risks property insurance in connection with its assets and business and other types of insurance, including business interruption insurance and liability insurance with respect to claims for personal injury, death or property damage, with respect to the operation of its business, all with responsible and reputable insurance companies in such amounts and with such deductibles as are customary in the case of businesses of established reputation engaged in the same or similar businesses.

         (33)     Financial Year End. Its financial year end is December 31.

         (34) Financial Statements. The annual audited consolidated financial statements of the Borrower for the fiscal year most recently ended, furnished to the Administration Agent and the Lenders are the most recent annual audited financial statements of the Borrower and its Subsidiaries. The Borrower's financial statements have been prepared on a consolidated basis (which consolidation includes all of its Subsidiaries) and in accordance with GAAP, except as stated in the financial statements or in the notes thereto. The Borrower's audited financial statements (i) present fairly in all material respects its and its Subsidiaries' financial position and its results of operations at the dates thereof and for the periods covered therein, and (ii) disclose all liabilities of it and its Subsidiaries, including contingent or unmatured liabilities as of the date thereof, which are required to be disclosed thereon, in each case in accordance with GAAP.

         (35) Special Purpose Financial Statements. The Special Purpose Financial Statements of the Borrower for the fiscal year most recently ended, furnished to the Administration Agent and the Lenders are the most recent Special Purpose Financial Statements of the Borrower and its Subsidiaries, (other than the Unrestricted Subsidiaries). The Special Purpose Financial Statements have been prepared on a consolidated basis (which consolidation includes all of its Subsidiaries (other than the Unrestricted Subsidiaries)), and in accordance with GAAP, except as stated in the Special Purpose Financial Statements or in the notes thereto. The Special Purpose Financial Statements (i) present fairly in all material respects its and its Subsidiaries', (other than the Unrestricted Subsidiaries), financial position and its results of operations at the dates thereof and for the periods covered therein, and (ii) disclose all liabilities of it and its Subsidiaries, (other

                                      -69-
                                                                       Article 9

than the Unrestricted Subsidiaries), including contingent or unmatured liabilities as of the date thereof, which are required to be disclosed thereon, in each case in accordance with GAAP.

         (36) Financial Forecast. The Borrower has prepared the Financial Forecast and is responsible for developing the assumptions on which the Financial Forecast is based. The Financial Forecast is based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein. With respect to the Financial Forecast, Underwriters and each Lender acknowledge that (i) there are uncertainties inherent in attempting to make such projections and forecasts, (ii) they are familiar with such uncertainties, and (iii) they acknowledge and agree that the Financial Forecast are projections and the actual results will likely differ. The Financial Forecasts have been approved by the Borrower's Board of Directors.

         (37) Asset Monetization Program. The Borrower has prepared the Asset Monetization Program and is responsible for developing the assumptions on which the Asset Monetization Program is based. The Asset Monetization Program is based on reasonable assumptions as to all legal and factual matters material to the estimates set forth therein. With respect to the Asset Monetization Program, Underwriters and each Lender acknowledge that (i) there are uncertainties inherent in attempting to make such a program; (ii) they are familiar with such uncertainties; and (iii) they acknowledge and agree that the Asset Monetization Program may not be achieved in the time frame or in amounts projected. The Asset Monetization Program has been approved by the Borrower's Board of Directors.

         (38) Material Adverse Effect. Since the date of the Borrower's most recent annual audited financial statements provided to the Administration Agent, there has been no condition (financial or otherwise), event or change in the Borrower's or any Subsidiaries' business, liabilities, operations, results of operations, assets or prospects which constitutes or has, or could reasonably be expected to constitute, or have, a Material Adverse Effect.

         (39) Solvency. It is not and none of its Subsidiaries is insolvent nor will it be insolvent immediately following the completion of the transactions contemplated by, or referred to in, this Agreement.

         (40) Employment Disputes. There are no disputes pending or, to its best knowledge after due inquiry by its Senior Officers, threatened, between it and any of its employees which could reasonably be expected to have a Material Adverse Effect.

         (41) Benefit and Pension Plans. Its benefit and pension plans are fully insured or otherwise funded in accordance with Applicable Law and all premiums and other payments due by it under its benefit and pension plans have been fully paid and all benefits and pension payments due under its benefit and pension plans have been paid. No Pension Plan that is subject to ERISA has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Internal Revenue Code of the United States and no Pension Plan that is subject to ERISA has applied for or received a waiver of the minimum funding standards imposed by section 412 of such Internal Revenue Code. No Pension Plan that is subject to ERISA has been involved in any transaction that (A) violates the fiduciary requirements of Section 404 of ERISA or (B) is a "prohibited transaction" within the meaning of Section 406(a) or 406(b) of ERISA or Section 4975(c) of such Internal Revenue Code.

                                      -70-
                                                                       Article 9

         (42) Pension Plans. Except as disclosed on Schedule Z during the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Advance hereunder, no steps have been taken to terminate any Pension Plan (other than a standard termination under Section 4041(b) of ERISA), and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by any US Guarantor or any member of the Controlled Group of any material liability, fine or penalty.

         (43) Regulations U and X. None of the US Guarantors is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Advance will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or X. Terms for which meanings are provided in F.R.S. Board Regulation U or X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         (44) Full Disclosure. All information provided or to be provided to the Administration Agent, the Syndication Agent and/or the Lenders in connection with the Credit Facilities is true and correct and none of the documentation furnished to the Administration Agent, the Syndication Agent and/or the Lenders by or on behalf of it, to its knowledge, omits or will omit as of such time, a material fact necessary to make the statements contained therein not misleading in any material way, and all expressions of expectation, intention, belief and opinion contained therein were honestly made on reasonable grounds after due and careful inquiry by it (and any other Person who furnished such material on behalf of them).

         (45) Deemed Repetition. The representations and warranties contained in this Article shall continue in effect until payment and performance of all Indebtedness under this Agreement and each other Document and termination of the Credit Facilities notwithstanding any investigation made by or on behalf of the Administration Agent, the Syndication Agent or any Lender or any other person or any knowledge of the Administration Agent, the Syndication Agent or any Lender or any person and shall be deemed to be repeated as if made on the date of each Drawdown, Conversion or Rollover.

         (46) English Finance Structure Companies. Each of the English Finance Structure Companies carries on the business of providing financing to related corporations or owns the shares of other companies that are English Finance Structure Companies and carries on no other business. The assets and liabilities of each of the English Finance Structure Companies are summarized in
Schedule V.

         (47) Hungarian Finance Structure Companies. Each of the Hungarian Finance Structure Companies carries on the business of providing financing to related corporations or owns the shares of other companies that are Hungarian Finance Structure Companies and carries on no other business. The assets and liabilities of each of the Hungarian Finance Structure Companies are summarized in Schedule V.

         (48) Co-Steel C.S.M. Corp. Co-Steel C.S.M. Corp. carries on its business as a partner in Gallatin and carries on no other business. Gallatin is an active business which operates a

                                      -71-
                                                                       Article 9

minimill in Kentucky specializing in the production of flat rolled steel. Co-Steel C.S.M. Corp.'s assets and liabilities are summarized in Schedule V.

         (49) NJSC. NJSC is inactive and is currently in the process of being dissolved.

                             ARTICLE 10 - COVENANTS

10.01    POSITIVE COVENANTS

         The Borrower and each Guarantor covenants with the Administration Agent, the Syndication Agent and each of the Lenders that, until the Credit Facilities are cancelled and there is no outstanding Advance or other Indebtedness of the Borrower to any of the Administration Agent, the Syndication Agent or any Lender hereunder or of a Guarantor under a Guarantee, it shall comply with each of the covenants set out in this Section, except as otherwise permitted by the prior written consent of the Administration Agent on the instruction of the Required Lenders.

         (1) Corporate Existence. It shall do or cause to be done all things necessary to ensure it remains a corporation duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and to maintain all necessary corporate power and authority to own its property and carry on its business as presently owned and carried on by it and to keep in full force and effect its material licences, registrations, and qualifications in all jurisdictions where the character of its property owned or leased or the nature of the activities conducted by it makes licensing, registration or qualification necessary.

         (2) Laws, Regulations etc. It shall conduct its business and operations in material compliance with its articles of incorporation and by-laws and all Applicable Laws and all applicable official directives, rules, consents, approvals, authorizations, guidelines, orders and policies of any Governmental Authorities or Persons having authority over it or them, including health, safety, environmental protection, employment standards and labour codes of all applicable Governmental Authorities and all applicable stock exchange and securities commission rules and obtain and maintain in good standing all material licenses, permits and approvals from any and all Governmental Authorities and all applicable stock exchanges and securities commissions required in respect of its and their operations and the listing of its securities.

         (3) Obligations and Taxes. It shall pay or discharge, or cause to be paid or discharged, before the same shall become delinquent (i) all Taxes imposed upon it or upon its income or profits or in respect of its business or property and file all tax returns in respect thereof, (ii) all lawful claims for labour, materials and supplies (iii) all required payments under any of its Indebtedness, and (iv) all other obligations; provided, however that it shall not be required to pay or discharge or to cause to be paid or discharged any such amount so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and a reserve in accordance with GAAP and satisfactory to the Administration Agent has been established in its books and records and by way of separate trust fund.

         (4) Payment. It shall duly and punctually pay or cause to be paid to the Administration Agent, the Managing Security Agent, the Syndication Agent and each Lender all

                                      -72-
                                                                      Article 10

principal, interest, fees and other amounts payable by it under this Agreement and any other Document on the dates, times, at the places and in the moneys and manner set forth herein and therein.

         (5) Use of Credit. It shall use the proceeds of the Credit Facilities as contemplated by Section 2.03.

         (6) Business. It shall and shall cause each of its Subsidiaries to conduct and operate a business substantially of the same nature as that engaged in by it or any Subsidiary, as applicable, on the date of this Agreement and shall conduct and shall cause its Subsidiaries to conduct its business in a proper, efficient and business-like manner.

         (7) Assets. It shall keep all of the material assets and properties used or useful in the conduct of its business in good repair, working order and condition, ordinary wear and tear excepted, and from time to time make, or cause to be made, all necessary and proper repairs, renewals, replacements and improvements thereto, all as in its reasonable judgement may be necessary so that its business may be properly and advantageously conducted at all times.

         (8) Inventory. It shall maintain contractual relationships, in form and substance satisfactory to the Administration Agent, to ensure that the title to all Inventory located on Leased Properties located in Canada is held in the name of Co-Steel Distribution Canada Limited and that all Inventory located on Leased Properties located in the United States is held in the name of Co-Steel USA Distribution, Inc.

         (9) Accounts Receivable. It shall ensure that Co-Steel Distribution Canada Limited has title to all Account Receivable in respect of the sale of Inventory payable by arm's length Account Debtors of any member of the Restricted Group located in Canada, (other than Accounts Receivable relating to the Borrower's recycling division), that the Borrower has title to all Accounts Receivable relating to the Borrower's recycling division and that Co-Steel USA Distribution, Inc. has title to all Accounts Receivable in respect of the sale of Inventory payable by arm's length Account Debtors of any member of the Restricted Group located in the United States.

         (10) Co-Steel (UK) Limited - Borrower Loan. On or before June 30, 2002 it shall document the intercompany loan between Co-Steel (UK) Limited and the Borrower in a form approved by the Administration Agent.

         (11) Wind-up of English Finance Structure. It shall use its commercially reasonable efforts to complete the transaction described in Schedule U on or before December 31, 2002. For greater certainty the transaction described in Schedule U may be completed notwithstanding any restriction in
Section 10.01 or 10.03 and no step in such transaction shall constitute a Bankruptcy Event hereunder.

         (12) Security Over English Finance Structure. On or before December 31, 2002, if there is any inter-company indebtedness from the Borrower or any Restricted Subsidiary to any English Finance Structure Company or successor thereof, it shall either (x) (i) continue or incorporate a Subsidiary pursuant to the Ontario Business Corporations Act, which Subsidiary will be the sole holder of any intercompany indebtedness formerly held by any of the English

                                      -73-
                                                                      Article 10

Finance Structure Companies; (ii) cause such new Subsidiary to provide to the Administration Agent a Guarantee and provide to the Canadian Security Agent a General Security Agreement; and (iii) deliver to the Administration Agent customary evidence of perfection of the security interests granted by the foregoing General Security Agreement together with a customary opinion of counsel in respect of same in form and substance reasonably satisfactory to the Administration Agent, or (y) provide such other security, together with customary legal opinions in respect of same, in form and substance reasonably requested by the Administration Agent and the Required Lenders in respect of the English Finance Structure Companies.

         (13) Guarantors. It shall cause each Subsidiary, (other than Co-Steel C.S.M. Corp. and its Subsidiaries and 1062316 Ontario Limited and its Subsidiaries), having Net Tangible Assets in excess of Cdn. $5,000,000 to execute and deliver to the Administration Agent a Guarantee and a supplement to this Agreement in such form as the Administration Agent reasonably deems necessary to have such Subsidiary become a party hereto as a Guarantor.

         (14) Material Contracts and Material Licences. It shall and shall cause each Guarantor to:

         (a) perform all of its duties and obligations under, comply with all the terms of, and enforce its rights under, the Material Contracts and Material Licences all in accordance with prudent business practice;

         (b) deliver to the Administration Agent true and complete copies of each Material Contract or Material Licence and each other contract which has been requested by the Administration Agent, and, if requested by the Administration Agent, execute and deliver to the Administration Agent a specific assignment of each contract in favour of the Administration Agent and use reasonable commercial efforts to obtain the consent to assignment of the other party or parties to each Material Contract or Material Licence in a form acceptable to the Administration Agent;

         (c) promptly upon request by the Administration Agent, provide the Administration Agent with all information regarding contractual relations of the Borrower of a material nature which is requested by the Administration Agent; and

         (d) use reasonable commercial efforts to obtain and deliver to the Administration Agent the consent of any party that the Administration Agent requests with respect to the Lien on any Material Contract or Material Licence in favour of the Administration Agent, such consent to be in form and substance acceptable to the Administration Agent.

         (15) Jurisdictions. It shall advise the Administration Agent of any change in the location at which its or any of its Restricted Subsidiaries' assets may be located from the location disclosed on Schedule P and any additional jurisdictions in which it is carrying on business of a material nature or any change in the jurisdiction of incorporation of it or any of its Restricted Subsidiaries.

         (16) Computer Systems. It shall take commercially reasonable steps to ensure, so far as reasonably possible, that all computer systems used in its business

                                      -74-
                                                                      Article 10

and material to its business and owned or leased by it, including hardware and software, remain free from viruses and disabling codes and devices and shall maintain in place appropriate disaster recovery plans, procedures and facilities and to take steps and implement all procedures necessary to safeguard and restrict unauthorized access to its computer systems.

         (17)     Intellectual Property Rights. The Borrower shall:

         (a) maintain all registrations and applications for registration for any Intellectual Property Rights in good standing for so long as such Intellectual Property Rights remain material to its business, including without limitation paying all fees and making all such filings as may be required from time to time;

         (b) notify the Administration Agent if it knows, or has reason to know, of any application or registration, relating to any patent or trade mark material to its business that may expire, become abandoned or dedicated to the public domain, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian or U.S.A. Patent and Trade Mark Offices or any court or tribunal in any other country) regarding its ownership of any material Intellectual Property Right or its right to register the same or to keep and maintain the same; and

         (c) report to the Administration Agent any application for the registration of any trade mark material to its business with the Canadian or U.S.A. Trade Mark Office and any application for any patent material to its business with the Canadian or U.S.A. Patent Office, in each case within 30 days after the last day of the fiscal quarter in which any application occurs (whether the application is made by itself or through any agent, employee, licensee or designee).

         (18)     Insurance.

         (a) It shall maintain insurance of such type, in such amounts and against such risks as is prudent for a business of an established reputation with financially sound and reputable insurers, including product liability, business interruption liability and property insurance.

         (b) It shall, from time to time at the Administration Agent's request, deliver certified copies of its insurance policies (or satisfactory evidence of its policies) to the Administration Agent.

         (c) At any time during normal business hours and following reasonable notice from the Administration Agent, but, in any case, not more than twice in each calendar year, acting reasonably, it shall co-operate and assist in any review of the insurance policies maintained by it by a firm of independent insurance consultants selected by the Administration Agent, the cost of any such review being for its account.

         (d) If it does not obtain or maintain the insurance in accordance with Section 10.01(18)(a), the Administration Agent may, but need not, do so, in which event it

                                      -75-
                                                                      Article 10

                  shall immediately on demand reimburse the Administration Agent for all payments made by the Administration Agent in connection with obtaining and maintaining such insurance, and until reimbursed any such payment shall bear interest at the Default Rate unless prohibited by law, in which event such amount, if payable in Canadian Dollars shall bear interest at the rate applicable to a Prime Rate Loan, or if payable in U.S. Dollars, shall bear interest at the rate applicable to a Base Rate Loan.

         (e) All proceeds of any insurance policy maintained by the Borrower or any Subsidiary (the "Insurance Proceeds") less than Cdn.$2,500,000 in respect of any one instance or less than Cdn.$5,000,000 annually may be retained by the Borrower or applicable Subsidiary; for greater certainty if the Borrower or any Subsidiary receives Insurance Proceeds consisting of property insurance and business interruption insurance in respect of the same loss, the amount of the business interruption insurance shall not be used in determining such Cdn.$2,500,000 and Cdn.$5,000,000 thresholds. All Insurance Proceeds in excess of such amounts shall be paid by the insurers directly to a Security Agent and if paid to the Borrower or any Guarantor, such Insurance Proceeds shall be received only in trust for the Managing Security Agent, shall be segregated from other funds of the Borrower or Guarantor, as applicable, and shall be forthwith paid over to the Managing Security Agent in the same form as received. All Insurance Proceeds paid to a Security Agent shall be applied in accordance with the terms of the Inter-Creditor Agreement.

         (19) Benefit and Pension Plans. It shall comply with all Applicable Laws in respect of its employees' benefit and pension plans, including, but not limited to, payment of all contributions and premiums to be paid thereunder, and it shall ensure that all premiums and payments relating to employee benefits and pensions are paid as due.

         (20) Notices, etc. Each US Guarantor will furnish, or will cause to be furnished, to the Administration Agent with sufficient copies for each Lender copies of reports, notices and information immediately upon becoming aware of
(i) the institution of any steps by any US Guarantor or any other Person to terminate any Pension Plan (other than a standard termination under Section 4041(b) of ERISA), (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any US Guarantor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any US Guarantor of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto.

         (21) Defence of Claims. It shall diligently defend itself and its properties from and against any lawsuits or claims in accordance with prudent business practice.

         (22) Notices. It shall provide the Administration Agent with immediate written notice of the commencement or occurrence of any of the following events of which it becomes aware:

                                      -76-
                                                                      Article 10

         (a) the institution of any proceeding for the condemnation, expropriation or other taking of any of its or any Restricted Subsidiaries' property;

         (b) the issuance by any Governmental Authority of any injunction, order or decision involving it or any Restricted Subsidiary or any of its or any Restricted Subsidiaries' property that could reasonably be expected to have a Material Adverse Effect;

         (c) the filing or commencement of any action, suit or proceeding against or affecting it or a Restricted Subsidiary or any of its or any Restricted Subsidiaries' property, whether at law or equity or by or before any court or any Governmental Authority or any arbitrator where the amount claimed is in excess of $5,000,000 or the aggregate amount claimed under all such actions, suits or proceedings which are unresolved is in excess of $10,000,000 in the aggregate, and any such notice shall specify the nature of such action, suit or proceeding and its Restricted Subsidiaries' proposed response and shall from time to time provide all information requested by the Administration Agent respecting any action, suit or proceeding;

         (d) the imposition of any Lien which is not a Permitted Lien against any of its or any Restricted Subsidiaries' property;

         (e) any change in the amount and/or terms of any credit arrangement made with other lenders or any action taken by another lender to recover amounts outstanding with such other lender;

         (f) any claim, demand or action impairing title to any of its or any Restricted Subsidiaries' property with a value in excess of $5,000,000;

         (g) any development in its or any of its Subsidiaries' business or affairs which has had or which is likely to have a Material Adverse Effect on its or any of its Subsidiaries' business, properties, operations or condition, financial or otherwise;

         (h) any Leased Property, other than the North York Property or the Significant U.S. Leased Properties becoming material to the Business of the Borrower or any of its Restricted Subsidiaries;

         (i) its entry into any contract or undertaking not in the ordinary course of its business containing cumulative obligations of the Borrower or any of its Subsidiaries in excess of $5,000,000;

         (j) its, or any Obligor's, acquisition of any property that is not subject to the Security Documents, or any other event or condition that may require additional action of any nature in order to preserve the effectiveness and perfected status of the Liens of either Security Agent with respect to the Security Documents;

         (k) the preparation of any financial or strategic report by any third party for the benefit of the Borrower or any Subsidiary other than Gallatin, and with respect to

                                      -77-
                                                                      Article 10

                  Gallatin any such financial or strategic report not subject to a confidentiality obligation;

         (l) any other adverse action by or notice from any Governmental Authority with respect to it, any Restricted Subsidiary or any Hungarian Finance Structure Company or any of its, any Restricted Subsidiaries' or any Hungarian Finance Structure Companies' property which, if determined adversely, would have a Material Adverse Effect;

         (m) any condition or event which constitutes a Default or an Event of Default or a default under any other agreement for borrowed money with the notice specifying the nature and occurrence of the Default, Event of Default or other default and the action it has taken or proposes to take with respect to the Default, Event of Default or other default; or

         (n) the effecting of any Capital Expenditure pursuant to the proviso to Section 10.03(13).

         (23) Additional Covenants. It shall promptly notify the Administration Agent if at any time it has entered into any new instrument or agreement or has amended an existing instrument or agreement relating to any Indebtedness in an aggregate principal amount greater than Cdn. $5,000,000 to include covenants or defaults (or their equivalent) not substantially provided for in this Agreement or more favourable to the lender or lenders thereunder than those provided for in this Agreement. Thereupon, if the Administration Agent shall request, the parties to this Agreement shall amend this agreement to provide for substantially the same covenants and defaults (or their equivalent) as those provided for in such instrument or agreement.

         (24) Environmental Reporting. It shall immediately provide to the Administration Agent written notice of any of the following events of which it becomes aware which could result in a Material Adverse Effect:

         (a) any proceeding or order of any Governmental Authority requiring it to comply with or take action under any Environmental Laws;

         (b) its receipt of any written notice to the effect that it is liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment;

         (c) its receipt of any written notice that it is subject to investigation by any Governmental Authority evaluating whether any remedial action by it is needed to respond to the Release or threatened Release of any Contaminant into the environment;

         (d) its receipt of any written notice of, or its obtaining knowledge of, a condition with respect to any property which it owns, leases, occupies or has control of, or previously owned, leased, occupied or had control of which might reasonably result in a notice of violation by it of any Environmental Law;

                                      -78-
                                                                      Article 10

         (e) its receipt of any written notice of the commencement of any judicial or administrative proceeding alleging a violation of any Environmental Law with respect to any property which it owns, leases, occupies or has control of or owned, leased occupied or had control of; or

         (f) its undertaking of any activities as a result of new or proposed changes to any existing Environmental Law (whether or not having the force of law) that could reasonably be expected to have a Material Adverse Effect upon it or any of its Subsidiaries.

         (25) Maintenance of Bank Accounts. It shall and shall cause each Subsidiary to maintain each of its bank accounts with either the Administration Agent or PNC; provided however that (i) Acierco S.A. may maintain, up to the lesser of U.S.$1,000,000 and its then contingent tax liability in the account with Banque de Luxembourg in Luxembourg, identified in Schedule X, (ii) Lake Ontario Steel Company Inc. may maintain up to U.S.$500,000 in the account with Manufacturers and Traders Trust Company in Buffalo, New York identified in
Schedule X, and (iii) Co-Steel C.S.M. Corp. and any of its Subsidiaries may maintain any bank account from time to time, and with the consent of the Administration Agent, the Borrower or any Subsidiary may retain deposits in any bank account with respect to which a Security Agent has been provided with a duly executed Blocked Account Agreement from the bank maintaining such account and may retain amounts individually less than Cdn.$150,000 and cumulatively less than Cdn.$600,000 in bank accounts not maintained with the Administration Agent or PNC or not subject to a Blocked Account Agreement. Notwithstanding the foregoing, in connection with loans and advances permitted pursuant to Section 10.03(24), up to U.S.$10,200,000 may be transferred to and retained for up to three Banking Days in the bank account of Co-Steel Hungary at HSBC London, England identified in Schedule X and the bank account of Acierco S.A. at Banque de Luxembourg in Luxembourg and identified in Schedule X.

         (26) Asset Monetization Program. It shall use its commercially reasonable efforts to implement and adhere to the timetable set forth in the Asset Monetization Program, and shall, if necessary, and as soon as practical, revise the Asset Monetization Program based on the Strategic Plan. Any revision to the Asset Monetization Program shall be subject to the approval of the Administration Agent and the Required Lenders and shall be approved by the Borrower's Board of Directors.

         (27) Strategic Plan. It shall, with the assistance of an independent consultant, prepare and shall deliver to Administration Agent and Lenders, on or before July 31, 2002, a detailed written five-year strategic option plan for the Borrower and its Subsidiaries (the "Strategic Plan"). The Borrower shall deliver to Administration Agent and Lenders all reports from time to time received that will form part of the Strategic Plan as well as all drafts and interim versions of such reports. As well, the Borrower will provide notice of engagement of any consultant or professional advisor engaged to give strategic advice to the Borrower together with copies of any agreements relating to any such engagement, and copies of all work product produced by such consultants or professional advisors. The Strategic Plan shall include, without limitation: (i) an analysis of strategies and options to maximize value for the Borrower and its Subsidiaries, including its Raritan operations and its interests in Gallatin; (ii) a detailed written capital expenditure plan for the Borrower and each of its Subsidiaries; (iii) general cost reduction and

                                      -79-
                                                                      Article 10

efficiency strategies for the Borrower and its Subsidiaries, including a cost/benefit analysis of each such strategy; (iv) an update of the Asset Monetization Program, including any additional assets subject thereto; and (v) a proposed timetable for implementing the foregoing. The Strategic Plan shall be in a form reasonably satisfactory to the Administration Agent and the Required Lenders and shall be updated annually on or before July 31. The Strategic Plan and each annual update thereof shall be approved by the Borrower's Board of Directors.

         (28) Collateral Audit. It shall assist a consultant of Administration Agent's and the Required Lender's choice in the preparation of a detailed collateral audit and/or appraisal of accounts receivable, inventory, accounts payable, cash and related systems, machinery, equipment and real estate of the Borrower and each Subsidiary (the "Collateral Audit"), such report shall be dated as of August 31, 2003.

         (29) Bi-Annual Auditor's Report. It shall, twice annually; (i) on or before 60 days following March 31, and (ii) on or before 60 days following September 30, provide to the Administration Agent and the Lenders from auditors acceptable to the Majority Lenders an audit report of the Borrower's and its Subsidiaries' accounts receivable, inventory, accounts payable, cash and related systems (the "Bi-Annual Auditor's Report"). The first such Bi-Annual Auditor's Report shall be delivered by the Borrower to the Administration Agent on or before June 15, 2002. Such report shall be satisfactory in form and content to the Administration Agent and the Required Lenders.

         (30) Other Reports. It shall, from time to time, prepare or provide such reports to the Administration Agent and the Lenders as may be reasonably requested by the Administration Agent or any Lender, including, without limitation, reports identified by the Borrower pursuant to Section 10.01(22)(k).

         In addition, it shall notify the Administration Agent upon receipt of any report with respect to environmental audits conducted by or on behalf of, or provided to, the Borrower or any Subsidiary, and upon request shall forthwith provide copies of same, with sufficient copies for each Lender, to the Administration Agent.

10.02    FINANCIAL COVENANTS

         The Borrower covenants with the Administration Agent, the Syndication Agent and each of the Lenders that, until the Credit Facilities are cancelled and there is no outstanding Advance or other Indebtedness of the Borrower to any of the Administration Agent, the Syndication Agent or any Lender hereunder or of a Guarantor under a Guarantee, it shall comply with each of the covenants set out in this Section, except as otherwise permitted by the prior written consent of the Administration Agent on the instruction of the Required Lenders.

         (1) The Borrower shall ensure that the ratio of Consolidated Current Assets to Consolidated Current Liabilities, calculated at the end of each fiscal quarter of the Borrower, commencing on December 31, 2001, is not less than:

                  (i)      as at December 31, 2001, 1.8:1

                  (ii)     as at March 31, 2002, 1.7:1;

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                                      -80-
                                                                      Article 10

                  (iii)    as at June 30, 2002, 1.6:1;

                  (iv)     as at September 30, 2002, 1.7:1;

                  (v)      as at December 31, 2002, 1.6:1;

                  (vi)     as at March 31, 2003, 1.6:1;

                  (vii)    as at June 30, 2003, 1.7:1;

                  (viii)   as at September 30, 2003, 1.6:1; and

                  (ix)     as at December 31, 2003, 1.6:1.


         (2) The Borrower shall ensure that Consolidated Current Assets, for any fiscal period, are not less than 85% of the Consolidated Current Assets projected for such fiscal period in the Financial Forecast, tested quarterly commencing on December 31, 2001.

         (3) The Borrower shall ensure that the ratio of Consolidated Total Net Debt to Normalized Consolidated EBITDA at the end of each of the following fiscal quarters of the Borrower does not exceed:

                  (i)      as at December 31, 2001, 14.0:1;

                  (ii)     as at March 31, 2002, 14.3:1;

                  (iii)    as at June 30, 2002, 13.5:1;

                  (iv)     as at September 30, 2002, 12.2:1;

                  (v)      as at December 31, 2002, 9.1:1;

                  (vi)     as at March 31, 2003, 7.3:1;

                  (vii)    as at June 30, 2003, 6.0:1;

                  (viii)   as at September 30, 2003, 5.0:1; and

                  (ix)     as at December 31, 2003, 4.5:1.

For the purposes of determining compliance with this covenant only, the exchange rate for the calculation of debt in effect at the Closing Date included in Consolidated Total Net Debt shall be pegged at $1.55 Cdn.: $1 U.S. per Borrower projections.

         (4) The Borrower shall ensure that the ratio of Normalized Consolidated EBITDA Net of Capex to Consolidated Net Interest Expense at the end of each of the following fiscal quarters of the Borrower is not less than:

                  (i)      as at December 31, 2001, 0.2:1;

                                      -81-
                                                                      Article 10

                  (ii)     as at March 31, 2002, 0.1:1;

                  (iii)    as at June 30, 2002, 0.1:1;

                  (iv)     as at September 30, 2002, 0.3:1;

                  (v)      as at December 31, 2002, 0.7:1;

                  (vi)     as at March 31, 2003, 0.9:1;

                  (vii)    as at June 30, 2003, 1.3:1;

                  (viii)   as at September 30, 2003, 1.5:1; and

                  (ix)     as at December 31, 2003, 1.6:1.

         (5) The Borrower shall ensure that Tangible Net Worth, calculated as at the end of each fiscal quarter of the Borrower commencing December 31, 2001: (i) on or before September 30, 2002 exceeds $390 million, minus the amount of write-downs of assets resulting from asset sales approved in advance by the Administration Agent and the Required Lenders; and (ii) after and, including December 31, 2002 exceeds $380 million, minus the amount of write-downs of assets resulting from asset sales approved in advance by the Administration Agent and the Required Lenders.

         (6) The Borrower shall ensure that Cumulative Consolidated EBITDA, tested at each quarter end, is greater than or equal to:

--------------------------------------------------------------------
                                        ($Cdn. 000's)
Quarter Ending the
last day of                   2001               2002        2003
--------------------------------------------------------------------
March                          n/a             10,288      71,632
June                           n/a             24,725      98,473
September                      n/a             38,192     122,437
December                     3,418             53,312     143,020

10.03    NEGATIVE COVENANTS

         The Borrower and each Guarantor covenants with the Administration Agent, the Syndication Agent and each of the Lenders that, until the Credit Facilities are cancelled and there is no outstanding Advance or other Indebtedness of the Borrower to any of the Administration Agent, the Syndication Agent or any Lender hereunder or of a Guarantor under a Guarantee, it shall comply with each of the covenants set out in this Section, except as otherwise permitted by the prior written consent of the Administration Agent on the instruction of the Required Lenders.

         (1) Indebtedness. It shall not and shall not permit any Restricted Subsidiary to create, incur, assume or permit to exist any Indebtedness except:

                                      -82-
                                                                      Article 10

         (a) Indebtedness in favour of the Administration Agent and the Lenders under this Agreement;

         (b)      Indebtedness pursuant to the Prudential Note Agreement;

         (c)      Indebtedness pursuant to the Convertible Debentures;

         (d)      Indebtedness pursuant to the PNC Indebtedness;

         (e)      Indebtedness pursuant to Permitted Intercompany Indebtedness;

         (f)      Indebtedness pursuant to Permitted Parent Guarantees;

         (g) unsecured indemnities incurred in the ordinary course of business;

         (h) unsecured accounts payable and accrued liabilities, owed to Persons other than an Affiliate which are incurred in the normal course of business or accrued pension liabilities;

         (i)      deferred revenue classified as a liability;

         (j)      deferred taxes;

         (k) unsecured Indebtedness arising under one or more outstanding judgements being appealed in good faith (except where their existence would give rise to an Event of Default);

         (l) Capitalized Lease Obligations and Indebtedness secured by purchase money security interests in an aggregate amount outstanding at any time not greater than $5,000,000; and

         (m) any unsecured Indebtedness as endorsee under negotiable instruments received in payment of account receivables and endorsed for deposit in the ordinary course of business.

         (2) Other Indebtedness and Agreements. It shall not and shall not permit any Restricted Subsidiary to make any amendment or modification to any indenture, note or other agreement evidencing or governing any of its Indebtedness, or directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire any other Indebtedness in advance of Indebtedness outstanding under this Agreement.

         (3) Payments to other Senior Lenders. Other than as permitted pursuant to the terms of the Inter-Creditor Agreement no Obligor shall make any payment of any kind to the Noteholders or PNC. Notwithstanding the foregoing, provided no Event of Default or Default has then occurred, the Borrower may from time to time pay interest as required pursuant to the terms of the Prudential Note Agreement and Co-Steel Raritan, Inc. may from time to time pay interest as required pursuant to the terms of the PNC Raritan Credit Agreement and Co-Steel

                                      -83-
                                                                      Article 10

Sayreville, Inc. may from time to time pay interest as required pursuant to the terms of the PNC Sayreville Credit Agreement.

         (4) Negative Pledge. It shall not and shall not permit any Restricted Subsidiary to create, assume or permit to exist over all or any part of its or their business or assets, whether now owned or hereafter acquired, any Lien (whether prior or subsequent to or pari passu with any Lien in favour of the Security Agents) other than Permitted Liens.

         (5) Material Contracts and Material Licences. It shall not and shall not permit any Guarantor to:

         (a) allow any circumstances to arise which would allow any Material Contract or Material Licence to lapse or be terminated during its term; provided that, for greater certainty, termination of a Material Contract at the end of its term, in the ordinary course of business, is not prohibited hereby;

         (b) amend any Material Contract or Material Licence if such amendment could reasonably be expected to have a material and adverse effect on the Administration Agent or the Lenders or the repayment of the obligations hereunder; or

         (c) assign any Material Contract or Material Licence, except for assignment to a Security Agent pursuant to the Security Documents.

         (6) Sale of Assets. Other than Permitted Asset Sales, or sales pursuant to the Asset Monetization Program it shall not and shall not permit any Subsidiary to sell, lease, license, transfer, assign or otherwise dispose of any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests), whether in one or a series of transactions, except on terms and conditions approved by the Required Lenders (each such asset sale so approved an "Approved Asset Sale").

         (7) Sale and Leaseback Transactions. Other than as permitted by the Asset Monetization Program or in connection with the incurrence of a Capitalized Lease Obligation permitted under Section 10.03(1), it shall not and shall not permit any Restricted Subsidiary to become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property is owned on the date of this Agreement or thereafter acquired by it or any of its Affiliates and has been or is to be sold or transferred to any other Person and was, is or shall be used by it or any of its Affiliates for substantially the same purpose as such property was used by it or such Affiliate prior to such sale or transfer.

         (8) Acquisitions. It shall not and shall not permit any Restricted Subsidiary to (i) acquire or incorporate any Subsidiary; or (ii) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation (other than pursuant to Section 10.01(11)), merger, share purchase, asset purchase or otherwise) the assets, shares or any other equity interests of any Person. Provided that the foregoing shall not prevent the Borrower or any Restricted Subsidiary receiving equity of an arm's length Person as part of a compromise of such

                                      -84-
                                                                      Article 10

arm's length Person's debt pursuant to a Bankruptcy Event. And provided further that the foregoing shall not prevent the Borrower or any Restricted Subsidiary from acquiring:

                  (i) debt securities having a maturity of not more than one year issued or guaranteed by the United States or Canadian government or by an agency or instrumentality thereof;

                  (ii) certificates of deposit, bankers acceptances and time deposits, which in each case mature within one year from the date of purchase thereof and which are issued by a Lender;

                  (iii) commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Borrower either (A) is accorded the highest rating by Standard and Poor's Rating Group, a division of McGraw Hill, Inc. or Moody's Investors Service, Inc. or (B) is issued by a Lender;

                  (iv) direct obligations of the United States of America or Canada or any agency or instrumentality of the United States of America or Canada or guarantee of which constitutes a full faith and credit obligation of the United States of America or Canada, in each case maturing in twelve months or less from the date of acquisition;

                  (v) ownership of the capital stock of Subsidiaries and ASW existing on the Closing Date or as otherwise provided herein; and

                  (vi) money market funds or income funds that invest solely in the investments identified in clauses (i) to (iv), inclusive in this Section 10.03(8).

         (9) Loans, Investments etc. Other than Key Employee Loans not to exceed Cdn.$5,000,000 at any time, it shall not and shall not permit any Restricted Subsidiary to:

                  (i) directly or indirectly make any loan or advance, to, or make any investment in the debt obligations of, or guarantee, or otherwise undertake to perform or warrant or ensure performance of any Indebtedness or obligation of, or enter into any agreement that has the effect of assuming the payment or performance of any Indebtedness or obligation of, any Person, in each case other than to another member of the Restricted Group; or

                  (ii) directly or indirectly subordinate or postpone any claim which it has against any Person, except the extension of credit in the ordinary course of business to trade debtors in accordance with customary trade terms.

Notwithstanding the foregoing, (i) Co-Steel (US) Ltd. shall be permitted to make loans or advances to Co-Steel C.S.M. Corp., provided that the equivalent amount, (net of up to Cdn. $100,000 for operating expenses), of such loans or advances is received by the Borrower, immediately prior to, or contemporaneously therewith and further provided that each previous

                                      -85-
                                                                      Article 10

payment under subsection (i) of this notwithstanding clause has been duly received by the Borrower; (ii) provided that at the time of and immediately after giving effect to such loan or advance no Event of Default or Default would result (or the equivalent with respect to the credit facilities of Gallatin), the Borrower may from time to time make loans or advances to Gallatin totalling per annum up to the lesser of (x) Cdn.$3,000,000; and (y) the amount by which the Lenders, the Noteholders and PNC have been prepaid pursuant to payments of the nature described in Section 3.03(1)(e); and (iii) the Borrower or any Restricted Subsidiary may make investments from time to time as permitted under the second proviso of Section 10.03(8).

         (10) Dividends, etc. The Borrower shall not declare any dividends from, or set apart any sum for the payment of any dividends on, or make any other distribution (by reduction of capital or otherwise) in respect of, any of the Borrower's shares.

         (11) No Reduction of Capital. It shall not, or shall ensure that the Restricted Subsidiaries shall not, (as applicable), apply any of its assets to the purchase, redemption or other acquisition or retirement of any shares in the Borrower's capital or otherwise reduce the Borrower's issued or paid up capital in respect of any of its shares.

         (12) No Issue of Capital. Other than pursuant to a Significant Share Offering or by issuance of common shares pursuant to stock options granted to employees or former employees, or pursuant to a redemption or a conversion of the Convertible Debentures in accordance with their terms, it shall not, without the consent of the Majority Lenders, issue any new capital by way of equity or subordinated debt offering or otherwise. Notwithstanding the foregoing, any Guarantor may issue new capital by way of equity provided that such new equity is subject to the Lien of a Share Pledge Agreement, and the certificates representing such new capital are forthwith delivered to a Security Agent.

         (13) Capital Expenditures. In each fiscal year the Restricted Group cumulatively shall not make, or enter into any agreement which would require them cumulatively to make any Capital Expenditures (including by way of Capitalized Lease Obligations) in excess of those provided for in the Financial Forecast; provided that the foregoing shall not restrict the Restricted Group from making Capital Expenditures in any fiscal year in amounts up to 20% of the amounts otherwise provided for in the Financial Forecast but only if such Capital Expenditures are in respect of insurance deductibles for insured losses, the proceeds with respect to which are payable to the Borrower.

         (14) Accounting Changes. It shall not make and shall not permit any Subsidiary to make any changes in accounting treatment and reporting practices except as permitted by GAAP and disclosed to the Administration Agent and it shall not change its financial year end.

         (15) Transactions with Affiliates. Except as otherwise permitted in this Section, it shall not and shall not permit any Restricted Subsidiary to:

         (a) enter into any transaction with any Affiliate, including, without limitation, any transaction for the purchase, sale or exchange of property, the rendering of any services, the making or obtaining of any loans or advances, and the entering into of any contracts, except that it may enter into a transaction or contract with an

                                      -86-
                                                                      Article 10

                  Affiliate which is in the ordinary course of its business and which is upon fair and reasonable terms no less favourable to it than it would obtain in a comparable arm's-length transaction with a Person who is not an Affiliate of it; or

         (b) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by any Affiliate of it, except payments to reimburse Affiliates of it for reasonable out-of-pocket expenses incurred in good faith in the conduct of its business.

         (16) Fundamental Changes. It shall not and it shall not permit any Restricted Subsidiary to enter into any corporate transaction (or series of transactions), whether by way of reconstruction, arrangement, reorganization, consolidation, amalgamation, merger or otherwise, whereby all or substantially all of its or their undertaking and assets would become the property of any other Person or in the case of any amalgamation, the property of the continuing corporation resulting from the amalgamation. Notwithstanding the foregoing, if at the time of and immediately after giving effect to any amalgamation, no Default shall have occurred:

         (a)      any Guarantor may amalgamate with any other Guarantor; or

         (b) any Guarantor may sell, transfer, lease or otherwise dispose of its assets to the Borrower or another Guarantor,

provided that such Guarantor provides the Administration Agent with prior notice of any such transaction and upon any amalgamation, the resulting company delivers to the applicable Security Agent the Security Documents to which each predecessor entity was party and an assumption agreement pursuant to which the amalgamated company confirms its assumption of all of the obligations of the amalgamating companies under the Documents to which each predecessor entity was party and such other security, certificates and opinions as may be required by the Administration Agent including, if applicable, a pledge of the amalgamated company's shares.

         (17) Hedging Contracts. It shall not and shall not permit any of its Subsidiaries to engage in currency trading, convert Loans from one currency into another or enter into any currency or interest rate hedge for speculative reasons.

         (18) Nature of Business. It shall not and shall not permit any of its Subsidiaries to make any substantial change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses other than those in which it is engaged on the date of this Agreement.

         (19) Inconsistent Agreements. It shall not and shall not permit any of its Subsidiaries to enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated by this Agreement by its or their performance of the obligations in connection therewith.

         (20) Announcements. Except as required by Applicable Law, it shall not make or permit any press release or other public announcement to be made by or on its behalf which

                                      -87-
                                                                      Article 10

mentions either Underwriter or any Lender without each Underwriter's and each Lender's prior written approval of the press release or public announcement.

         (21) Industrial Bonds. It shall not permit Co-Steel Dofasco LLC to sell the Gallatin County Industrial Revenue Bonds except to another Affiliate or Subsidiary of the Borrower.

         (22) English Finance Structure Companies. Except as set forth in Schedule U, (i) it shall not permit any of the English Finance Structure Companies to carry on any business other than the current business activities of providing financing to related companies, (ii) it shall not and shall not permit any of its Subsidiaries to transfer any assets to any of the English Finance Structure Companies, and (iii) it shall not permit any of the English Finance Structure Companies to incur additional liabilities.

         (23) Co-Steel C.S.M. Corp. Other than its duties as a partner in Gallatin, it shall not permit Co-Steel C.S.M. Corp. to carry on any business and it shall not and shall not permit any of its Subsidiaries to transfer any assets to Co-Steel C.S.M. Corp. Notwithstanding the foregoing, it may and may permit its Subsidiaries to transfer funds to Co-Steel C.S.M. Corp. (i) pursuant to its regular tax planning if (x) no Event of Default or Default then exists or would occur because of such transfer, and (y) an amount equivalent to the amount so transferred is received by the Borrower or a Guarantor on the same Banking Day as such transfer or (ii) if otherwise permitted pursuant to Section 10.03(9).

         (24) Payment of Intercompany Indebtedness. It shall not permit any Restricted Subsidiary to make any payment on account of principal or interest in respect of the Permitted Intercompany Indebtedness described in Schedule Y. Notwithstanding the foregoing, so long as no Default or Event of Default exists or would occur because of such a payment, and provided that each previous payment under this notwithstanding clause has been duly received by a Restricted Subsidiary, it may twice annually permit payment of up to U.S. $10,200,000 in respect of interest on the Permitted Intercompany Indebtedness described in Schedule Y, if the amount of such interest payment (net of up to Cdn. $100,000 for operating expenses), is received by a Restricted Subsidiary within three Banking Days of such payment.

         (25) Unrestricted Subsidiaries' Cumulative Net Tangible Assets. It shall not permit the aggregate Net Tangible Asset of all Unrestricted Subsidiaries, (other than Co-Steel C.S.M. Corp. or 1062316 Ontario Limited and their Subsidiaries), to exceed Cdn.$10,000,000 at any time.

10.04    ACCOUNTING FINANCIAL STATEMENTS AND OTHER INFORMATION

         (1) General. The Borrower and each Subsidiary shall maintain a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper provisions as required by GAAP. The Borrower and each Subsidiary shall permit Persons reasonably designated by the Administration Agent or any consultant reasonably appointed by the Administration Agent to visit and inspect, at the expense of the Borrower, any properties of the Borrower or a Subsidiary, to examine the books and financial records of the Borrower or a Subsidiary and to discuss its affairs, finances and accounts, all at reasonable times and as often as may reasonably be requested by the Administration Agent and the Borrower and

                                      -88-
                                                                      Article 10

each Subsidiary agrees to answer any inquiries made by any designated Persons or consultants fully and fairly to the best of its ability. The Persons designated or the consultants appointed by the Administration Agent pursuant to this Section may include accountants or management consultants reasonably appointed by the Administration Agent to examine reasonable aspects of the operations of the Borrower or a Subsidiary. The Borrower and each Subsidiary further acknowledge that any designated Persons or consultants may make extracts from its records to prepare reports to the Administration Agent concerning the financial position and business prospects of the Borrower or any Subsidiary and the Administration Agent shall have no obligation to disclose the content of any reports to the Borrower or any Subsidiary. The Administration Agent shall have no duty to make any visits, inspections or examinations or to have any discussions and shall not incur any liability or obligation nor lose any rights for not making the same.

         (2) Financial Reports. The Borrower shall furnish to the Administration Agent with sufficient copies for itself, the Syndication Agent and each Lender:

         (a) promptly upon availability and in any event within 90 days after the end of its fiscal year, its annual audited financial statements (including a balance sheet and statements of profit and loss and cash flow for such fiscal year) prepared on a consolidated basis and annual unaudited financial statements prepared separately for the Borrower and each of its Subsidiaries, in each case in accordance with GAAP, and setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period, all in reasonable detail, together, in the case of the Borrower's audited financial statements, with the Auditor's report to directors, shareholders or lenders, as appropriate, thereon, which report shall contain no qualifications;

         (b) promptly upon availability and in any event within 90 days after the end of its fiscal year, its annual audited Special Purpose Financial Statements, and setting forth in comparative form, the corresponding figures for the corresponding period of the preceding fiscal period and the corresponding figures for the corresponding period set forth in the Financial Forecast, all in reasonable detail, together with the Auditor's report to directors or lenders, as appropriate, thereon, which report shall be substantially in the form delivered to the Lenders under the 1999 Credit Agreement and shall otherwise contain no qualifications;

         (c) promptly upon availability and in any event within 45 days after the end of each of its first three fiscal quarters in each fiscal year, its unaudited quarterly Special Purpose Financial Statements and unaudited quarterly financial statements (including a balance sheet and statements of profit and loss and cash flow) for such quarterly fiscal period, prepared on a consolidated basis and separately for the Borrower and each of its Lasco, Raritan, Sayreville, Recycling and Corporate operating units, in each case in accordance with GAAP, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period, and the corresponding figures for the corresponding period set forth in the Financial Forecast all in reasonable detail and accompanied by a management discussion and analysis of variances between actual results and

                                      -89-
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                  the Financial Forecast and of significant matters, including, without limitation of labour negotiations, pending and current litigation and general market conditions, and market positioning of the Borrower;

         (d) at the times referred to in (a), (b) and (c) above, a Compliance Certificate;

         (e) promptly upon availability and in any event within 25 days after the end of each month other than December and within 45 days after the end of each December, (i) unaudited monthly financial statements (including a balance sheet and statements of profit and loss and cash flow) for such month for each of the Borrower's Lasco, Raritan, Sayreville and Recycling operating units, in each case in accordance with GAAP, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal period, and the corresponding figures for the corresponding period set forth in the Financial Forecast all in reasonable detail and accompanied by a management discussion and analysis of variances between actual results and the Financial Forecast and of significant matters, including, without limitation of labour negotiations, pending and current litigation, pension and trade cases and general market conditions and market positioning of the Borrower; (ii) an unaudited consolidated earnings summary for the Borrower; (iii) a summary of cash balances, accounts receivable, accounts payable, inventory and capital expenditures for such month, in form and substance satisfactory to the Administration Agent and the Majority Lenders; and (iv) a summary of aged accounts receivable and accounts payable (not aged) for the twenty largest customers/vendors with detailed aged accounts receivable and accounts payable trial balances by customer/vendor to be made available upon request of any Lender;

         (f) promptly upon availability and in any event within 25 days after the end of each month other than December and within 45 days after the end of each December, delivery of a roll-forward summary satisfactory in form and content to the Administration Agent and the Majority Lenders of the Borrower's monthly back-order log segregated by individual operating unit, indicating year to date sales and commitments by fiscal quarter in which sales occurred or commitments are to be fulfilled and showing volume and average price by major product category;

         (g) promptly upon availability and in any event within 25 days after the end of each month other than December and within 45 days after the end of each December, delivery of an operating report for the Borrower, satisfactory in form and content to the Administration Agent and the Majority Lenders, providing details of, among other matters, tons produced, utilization at the melt shops and bar mills, major production downtimes, significant changes in component input costs and supply contracts, as well as significant events related to environmental and safety matters and detailing progress made, to the date of such report, in effecting the Asset Monetization Program, effecting approved capital expenditures and in implementing the Strategic Plan;

                                      -90-
                                                                      Article 10

         (h) promptly upon availability: (i) unaudited quarterly and audited annual financial statements of Gallatin (including a balance sheet and statements of profit and loss and cash flow), for such fiscal period, prepared in accordance with GAAP, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year; (ii) all reports, of any nature, delivered from time to time in respect of Gallatin, that are not subject to a confidentiality obligation; and (iii) a list of all other reports, of any nature, delivered from time to time in respect of Gallatin respecting which Borrower shall use its best efforts to obtain a release of any confidentiality obligation and provide same to the Administration Agent and the Lenders if so requested by the Administration Agent or any Lender;

         (i) on or before September 30 of each year, its Business Plan for the next two fiscal years, such Business Plan to be in form and substance acceptable to the Borrower and the Required Lenders in their absolute discretion;

         (j) promptly upon availability and in any event within 45 days after the end of each of its fiscal quarters, commencing with the fiscal quarter in which the Closing Date falls, an update to its then current Business Plan, (the first such update to be delivered no later than June 15, 2002), such updates to be approved by the Borrower's Board of Directors;

         (k) promptly, and in any event at least 15 days after the filing thereof, all continuous disclosure materials it has filed with any securities regulator;

         (l) promptly, and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by its Auditors or any annual, interim or special audit conducted by its Auditors or any other independent public accountants concerning the Borrower; and

         (m) promptly, upon request, all other information as the Administration Agent or any Lender may from time to time reasonably request.

         (3) Excess Revolver Paydown. The Borrower shall deliver to the Administration Agent and the Managing Security Agent, on or before the fifth Banking Day following the end of each of its fiscal quarters, a certificate of a Senior Officer setting forth a calculation of the amount by which the outstanding amount of the sum of (x) the Advances and (y) the Equivalent Amount in Canadian Dollars of the principal amount advanced under the PNC Sayreville Credit Agreement and the PNC Raritan Credit Agreement is less than the result of
(a) the sum of (x) the Commitments and (y) the Equivalent Amount in Canadian Dollars of all commitments under the PNC Sayreville Credit Agreement and the PNC Raritan Credit Agreement at such time minus, (b) Cdn.$50,000,000.

                                      -91-
                                                                      Article 11

                      ARTICLE 11 - DEFAULT AND ENFORCEMENT

11.01    EVENTS OF DEFAULT

         The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a default under this Agreement:

         (a) the Borrower shall fail to pay any principal amount due under this Agreement, or under any other Document, on the due date thereof;

         (b) the Borrower shall fail to pay when due any interest, fee or other amount not referred to in Section (a) of this Section which is payable under this Agreement, or under any other Document, and the failure to pay continues for three Banking Days or more;

         (c) the Borrower or any Guarantor shall fail to duly perform the covenants set out in Section 10.03(9) or 10.03(24) within the time limit set forth therein, or fail to duly perform and observe any other term, condition or covenant contained in this Agreement or under any other Document or any other document, agreement or instrument made between it and the Administration Agent or the Syndication Agent or the Lenders or delivered by it or on its behalf to the Administration Agent or to the Syndication Agent or the Lenders, and the failure, is not corrected within fifteen Banking Days from the date the Borrower or any Guarantor, as applicable, is notified of such failure by the Administration Agent, the Syndication Agent or any Lender or otherwise becomes aware of such failure;

         (d) any representation, warranty or statement which is made, or deemed to have been made, or acknowledged to have been made by or on behalf of the Borrower or any Guarantor in this Agreement or any other Document, or which is contained in any certificate, statement, legal opinion or notice provided under or in connection with this Agreement or any other Document, is untrue, incorrect or misleading in any material respect when made or deemed to have been made;

         (e) the Borrower or any of its Subsidiaries shall default in: (i) the payment, when due, of any Indebtedness (other than under this Agreement or the other Documents) having an aggregate principal amount greater than Cdn.$5,000,000; or (ii) the payment, performance or observance of any obligation or condition with respect or relating to any Indebtedness having an aggregate principal amount greater than Cdn.$5,000,000; or
                  (iii) any other event occurs, and the effect of such other event is to accelerate the maturity of any Indebtedness having an aggregate principal amount greater than Cdn.$5,000,000, or to permit the holder or holders of any Indebtedness having an aggregate principal amount greater than Cdn.$5,000,000, or any trustee or agent for any holder or holders, to cause such Indebtedness to become due and payable, or capable of becoming due and payable, prior to its expressed maturity, except for defaults in payment (if any) as are being contested in good faith by appropriate proceedings and for which cash collateral satisfactory

                                      -92-
                                                                      Article 11

to the Administration Agent (acting reasonably) is provided to the Administration Agent;

         (f) a Bankruptcy Event shall occur in respect of the Borrower or any Subsidiary of the Borrower;

         (g) one or more final non-appealable judgements in an aggregate amount in excess of Cdn.$5,000,000 shall be rendered against the Borrower or any Subsidiary of the Borrower and shall not be discharged within 30 days;

         (h) one or more encumbrancers shall take possession of any property or assets valued in excess of Cdn.$5,000,000 of the Borrower or any Subsidiary of the Borrower or a distress or execution or any similar process is levied or enforced against any property or assets valued in excess of Cdn.$5,000,000 of the Borrower or any Subsidiary of the Borrower and remains unsatisfied for the shorter of a period of 10 days and the period that would permit that property or those assets to be sold in accordance with Applicable Law;

         (i) any provision in this Agreement or any other Document shall terminate or cease to be legally valid, binding and enforceable against the Borrower or any Guarantor, as applicable, or if the Borrower or any Guarantor, as applicable, contests in any manner, the legality, validity, binding nature or enforceability of this Agreement or any other Document;

         (j) in the sole judgement of the Required Lenders, any Security Document shall cease to be a valid and perfected first priority security interest against third parties, (other than in respect of Permitted Priority Liens), and the Borrower is unable to rectify the problem to the satisfaction of the Required Lenders within 14 days after the Administration Agent gives notice to the Borrower of the problem;

         (k) the Borrower shall fail to pay any amount owing by it under any Hedging Contract and the failure to pay continues for the duration of the grace period (if any) allowable under the Hedging Contract and an early termination date under the Hedging Contract has occurred;

         (l) any Obligor shall default in any material respect under any Material Contract and the Obligor has not, within 30 days of the occurrence of that default, taken steps to remedy, cure or otherwise respond to the default in a manner satisfactory to the Required Lenders;

         (m) any consent, licence or authorization of any Governmental Authority or any other Person which is required to make any Material Contract or Material Licence legal, valid, binding and enforceable or is required in order to enable any Borrower or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect;

         (n) other than as a result of the conversion or redemption of the Convertible Debentures to common shares of the Borrower in accordance with their terms, a

                                      -93-
                                                                      Article 11

                  change of Control of the Borrower from that which existed on the Closing Date shall have occurred;

         (o) any consent, license or authorization of any Governmental Authority or any other Person which is required to make this Agreement or any other Document legal, valid, binding and enforceable or is required in order to enable the Borrower, any Guarantor or any other party thereto to perform its obligations hereunder or thereunder shall be withdrawn or ceases to be in full force and effect;

         (p) other than as permitted pursuant to Section 10.03(16), if the Borrower or any Restricted Subsidiary shall effect or pass an effective resolution authorizing (i) its consolidation, merger or amalgamation with any Person, or (ii) the sale, transfer or other disposition of all, or a material part of, its assets to one or more Persons whether in one transaction or a series of transactions, related or not;

         (q) the Borrower or any Subsidiary of the Borrower shall (i) change the nature or scope of its business or (ii) other than pursuant to an Approved Asset Sale or as contemplated by
                  Section 10.01(11), cease to carry on business;

         (r) all or a material part of the assets of the Borrower or any Subsidiary of the Borrower shall be lost or destroyed and the resulting losses are not fully covered by insurance subject to applicable deductibles;

         (s) the institution of any steps by any US Guarantor, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, such US Guarantor or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000;

         (t) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA;

         (u) any Release of a Contaminant shall occur or is discovered or any environmental complaint shall be filed by any Person that has, or is reasonably likely to have, a Material Adverse Effect;

         (v) in the sole, absolute and unfettered opinion of the Required Lenders there shall occur any Material Adverse Effect; or

         (w) if the Noteholders shorten the maturity of the Prudential Note Agreement or if PNC shortens the maturity under the PNC Raritan Credit Agreement or the PNC Sayreville Credit Agreement, so that any such indebtedness matures sooner than January 15, 2004.

11.02    DEFERRAL OF ADVANCES

         Upon the occurrence of any Default, the right of the Borrower to obtain further Advances under this Agreement shall, at the option of the Required Lenders be deferred until the Default is

                                      -94-
                                                                      Article 11

remedied to the satisfaction of the Required Lenders; provided that the foregoing shall not prevent the Lenders from making an Advance in accordance with the provisions hereof or from disbursing money under this Agreement in reduction of outstanding Bankers' Acceptances, BA Equivalent Notes and Letters of Credit.

11.03    TERMINATION OF CREDIT FACILITIES

         Upon the occurrence of any Event of Default, the Administration Agent may on instruction of the Required Lenders and, by written notice to the Borrower, terminate the Credit Facilities; provided that the foregoing shall not prevent the Lenders from making an Advance in accordance with the provisions hereof or from disbursing money under this Agreement in reduction of outstanding Bankers' Acceptances, BA Equivalent Notes and Letters of Credit.

11.04    ACCELERATION

         Upon the occurrence of any Event of Default:

         (a) the entire principal amount of each Loan then outstanding and all accrued and unpaid interest thereon;

         (b) the principal amount of each Bankers' Acceptance and BA Equivalent Note which is unmatured;

         (c)      the face amount of each unexpired Letter of Credit;

         (d)      all unwinding costs under any Hedging Contract; and

         (e)      all other payments due under this Agreement or any other
                  Document,

shall, at the option of the Required Lenders, become immediately due and payable with interest thereon, at the Default Rate to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonour or any other demand or notice whatsoever, all of which are hereby expressly waived by the Borrower. In such event, the Administration Agent, on behalf of the Lenders and the Syndication Agent, may exercise any right or recourse and proceed by any action, suit, remedy or proceeding against the Borrower as authorized or permitted by law for the recovery of all the indebtedness and liabilities of the Borrower to the Administration Agent, the Syndication Agent or the Lenders and proceed to exercise any and all rights hereunder and no such remedy for the enforcement of the rights of the Administration Agent, the Syndication Agent or any Lender shall be exclusive of, or dependent on, any other remedy but any one or more remedy may, from time to time, be exercised independently or in combination.

11.05    LEGAL PROCEEDINGS

         After an Event of Default has occurred, the Administration Agent shall, upon the written request of the Required Lenders, commence a legal action or other proceedings as it, in its sole discretion, deems expedient to collect the Indebtedness of the Borrower under this Agreement and the other Documents and to exercise its rights under the Security Documents and the

                                      -95-
                                                                      Article 11

Guarantees, all without any additional notice, presentation, demand, or protest, all of which the Borrower, to the extent permitted by law, expressly waives.

11.06    NO PREJUDICE, ETC.

         Nothing contained in any Document, nor any act or omission of the Administration Agent with respect to any Document, shall in any way prejudice or affect the rights, remedies and powers of the Administration Agent with respect to any other Document.

11.07    SET-OFF

         Upon the occurrence of an Event of Default, in addition to and not in limitation of any rights now or ever granted under Applicable Law or the Security Documents, the Administration Agent, the Syndication Agent or any Lender may, to the extent permitted by law, without notice to the Borrower, at any time and from time to time: (i) combine, consolidate or merge any or all of the deposits or other accounts of the Borrower with the Administration Agent, the Syndication Agent or any Lender (whether term, notice, demand or otherwise and whether matured or unmatured) and the Indebtedness of the Borrower to the Administration Agent, the Syndication Agent or the Lender and (ii) set-off, apply or transfer any or all sums standing to the credit of any deposits or accounts in or towards the satisfaction of any of the Indebtedness of the Borrower to the Administration Agent, the Syndication Agent or the Lenders under any Document, and may do so notwithstanding that the balances on any account and the Indebtedness may not be expressed in the same currency and the Administration Agent, the Syndication Agent or the applicable Lender is authorized to effect any necessary conversions at the rate of exchange of the Administration Agent, the Syndication Agent or applicable Lender then prevailing. The parties acknowledge and agree that this Section is not intended to create, and shall not be construed as creating, a security interest in any property of the Borrower.

11.08    REMEDIES CUMULATIVE

         The rights and remedies of the Administration Agent, the Syndication Agent and the Lenders under this Agreement are cumulative and in addition to, and not in substitution for, any rights or remedies provided by any other Document, by law or by equity.

11.09    APPROPRIATION OF MONIES RECEIVED

         (1) Appropriation. The Administration Agent or any Lender may from time to time, when an Event of Default has occurred which is continuing, appropriate any monies received under this Agreement as the Administration Agent or that Lender in its discretion may see fit, and the Borrower shall have no right to require any inconsistent appropriation.

         (2) Payments Received by Lenders. If any Lender at any time receives payment or satisfaction of all or any part of its Advances, interest thereon or any amount payable under this Agreement by whatever means (including by set-off) to which it is not otherwise entitled under this Agreement, then that Lender shall pay to the Administration Agent, on behalf of the other Lenders, an amount that shall ensure that each Lender shall receive the payment to which it is entitled under this Agreement.

                                      -96-
                                                                      Article 11

         (3) Where Refund Required by Lender. In the event that at any time any Lender is required to refund (as a preference or otherwise) any amount which has been paid to or received by it on account of any part of its Advances, interest thereon or any other amount payable hereunder and which has been paid to any other Lender pursuant to this Section, such other Lender shall repay a proportionate amount of the sums so refunded without interest, or, as the case may be, repurchase for cash from the first-mentioned Lender a proportionate part of the Indebtedness of the Borrower to such first-mentioned Lender.

         (4) Effect on Borrower's Indebtedness. If a Lender is required to make any payment to any other Lender pursuant to this Section it shall give notice of the required payment to the Administration Agent and the liability of the Borrower to the Lender making a payment under this Agreement shall be treated as not having been reduced by the amount of the payment and the liability of the Borrower to any Lender receiving the payment shall be treated as having been reduced by the amount of the payment received by that Lender.

11.10    NON-MERGER

         The taking of a judgement or judgements or any other action or dealing whatsoever by the Administration Agent, the Syndication Agent or any Lender in respect of any Document shall not operate as a merger of any Indebtedness of the Borrower to the Administration Agent, the Syndication Agent or any of the Lenders or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Administration Agent, the Syndication Agent or any of the Lenders may have in connection with such liabilities.

11.11    PRO RATA SHARING

         (1) Pro Rata Sharing of Lenders. All amounts received by the Administration Agent, the Syndication Agent or the Lenders following a Default or an Event of Default shall be shared pro rata among the Lenders in the same proportion as the Advances extended by each Lender bears to the total of all outstanding Advances under the Credit Facilities; provided that following a Default or an Event of Default, payments received by any of the Lenders shall be applied first to amounts outstanding under the Credit Facilities until fully paid.

         (2) Allocation of Advances. Following a Default or an Event of Default, the Administration Agent shall allocate outstanding Advances among the Lenders so that the total Advances under all of the Credit Facilities in the same proportion as the total Commitment of each Lender bears to the total Commitments of all of the Lenders. Without limiting the foregoing, if, at any time after the Credit Facilities have been terminated, the total Advances under the Credit Facilities are not in the same proportion as the total commitment of each Lender bears to the total Commitments of all of the Lenders any Lender who has an excess outstanding (the "Surplus Lender") shall sell to any relevant Lender that has deficit outstanding (the "Deficit Lender"), and the Deficit Lender shall purchase from the Surplus Lender, for cash, at par, without representation or warranty from or recourse to the Surplus Lender, an interest in such of the Advances outstanding from the Surplus Lender as results in the percentage of the Advances outstanding from each Lender for each Credit Facility being equal to the percentage of their Lender's Commitment for the Credit Facility. The intention of this Section is that when any and

                                      -97-
                                                                      Article 11

all purchases and sales required hereby have been completed, the outstanding Advances will be held by each Lender in the percentage of the Lender's Commitment in each Credit Facility.

         (3) Allocation of Advances Under Swingline Facility. At any time and from time to time in its discretion, the Swingline Lender may notify the Administration Agent that the Swingline Lender wishes each of the other Lenders to provide its Proportionate Share of the Advances made under the Swingline Facility, in which case the Administration Agent shall forthwith notify each of the Lenders of such requirement and each Lender, including the Swingline Lender, as a Lender, shall thereupon provide to the Administration Agent, for the account of the Swingline Lender, such Lender's Proportionate Share under the Revolving Facility of the then outstanding Advances under the Swingline Facility, as an advance on the Revolving Facility. The amounts so provided by the Lenders in respect of the payment to the Swingline Lender of the Lender's Proportionate Share of the Swingline Facility advanced in Canadian Dollars shall be deemed to be Prime Rate Loans denominated in Canadian Dollars and advanced in US Dollars shall be deemed to be Base Rate Loans denominated in US Dollars, under the Revolving Facility, in accordance with the provisions of this Agreement (but for such purposes any notice provisions or minimum amounts of such Advances otherwise required under this Agreement shall be disregarded). The aggregate of the amounts paid by the Lenders to the Administration Agent in respect of the Swingline Facility shall be paid by the Administration Agent to the Swingline Lender and applied by the Swingline Lender to reduce the then outstanding Advances under the Swingline Facility.

11.12    SHARING OF SET-OFFS

         Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest then due and payable with respect to any Advance which is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest then due and payable to such other Lender with respect to such Advance, the Lender receiving such proportionately greater payment shall purchase such participations in the Advances held by the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Advances held by the Lenders shall be shared by the Lenders pro rata; provided that nothing in this Section shall impair or restrict in any manner the right of any Lender to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. Each Lender agrees that amounts received or retained upon exercise of a right of set-off are subject to distribution pursuant to the terms of the Inter-Creditor Agreement and agrees to provide such amounts to the Administration Agent for such purpose. The Borrower agrees that any holder of any participation in an Advance may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of such participation were a direct creditor of the Borrower in the amount of such participation.

                                      -98-
                                                                      Article 12

         ARTICLE 12 - THE ADMINISTRATION AGENT AND THE SYNDICATION AGENT

12.01    APPOINTMENT

         (1) Appointment of Administration Agent. Each Lender and the Syndication Agent hereby appoints The Toronto-Dominion Bank to act as Administration Agent for the Lenders and the Syndication Agent in the manner and upon the terms provided in this Agreement. Except as may be specifically provided to the contrary in this Agreement, each Lender and the Syndication Agent irrevocably authorizes the Administration Agent as its agent, to take any action on its behalf under the provisions of the Documents and any other instruments and agreements referred to in them, and to exercise any powers and to perform any duties as are delegated to the Administration Agent by the terms of the Documents, together with such other powers as are reasonably incidental thereto, which it may be necessary for the Administration Agent to exercise in order that the provisions of the Documents are carried out, including, without limitation, powers as are necessary to comply in all technical aspects with the practices of the London Interbank Eurocurrency Market. The Administration Agent shall only be required to exercise powers and perform its duties as agent under the Documents as it is instructed to exercise from time to time by the Lenders and shall not be required to act upon any instructions received directly by the Administration Agent from a Participant under a Participation. The Administration Agent is hereby expressly authorized and directed to enter into the Inter-Creditor Agreement for and on behalf of the Lenders.

         (2) Appointment of Syndication Agent. Each Lender hereby appoints The Bank of Nova Scotia to act as Syndication Agent for the Lenders in the manner and upon the terms provided in this Agreement. Except as may be specifically provided to the contrary in this Agreement, each Lender irrevocably authorizes the Syndication Agent as its agent, to take any action on its behalf under the provisions of this Agreement and any other instruments and agreements referred to in them, and to exercise any powers and to perform any duties as are delegated to the Syndication Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto, which it may be necessary for the Syndication Agent to exercise in order that the provisions of this Agreement are carried out. The Syndication Agent shall only be required to exercise powers and perform its duties as agent under this Agreement as it is instructed to exercise from time to time by the Lenders and shall not be required to act upon any instructions received directly by the Syndication Agent from a Participant under a Participation.

12.02    DEALING BY BORROWER WITH THE ADMINISTRATION AGENT

         (1) Dealing Exclusively with Administration Agent. Except as expressly provided in this Agreement, the Borrower and each Guarantor shall deal with the Administration Agent in lieu of the Lenders for the purposes set out in this Agreement.

         (2) Reliance by Borrower on Administration Agent. The Borrower and each Guarantor may rely, and shall be fully protected in so relying, without any obligation to inquire into the correctness of its reliance, upon any action, notice, direction, waiver, consent, determination, communication or agreement by the Administration Agent purporting to be on

                                      -99-
                                                                      Article 12

behalf of the Lenders, any of which shall, as regards the Borrower and each Guarantor, be deemed to be an action, notice, direction, waiver, consent, determination, communication or agreement of the Lenders.

12.03    DELEGATION OF DUTIES

         The Administration Agent and the Syndication Agent may perform any of their duties under any Document or any other instruments and agreements referred to in any Document by or through their agents or employees and shall be entitled to the advice of counsel concerning all matters pertaining to their duties thereunder.

12.04    RETENTION OF ADVISORS

         In administering the Credit Facilities, the Administration Agent may retain, at the expense of the Lenders if such expenses are not recoverable from the Borrower, such solicitors, counsel, auditors, consultants and other experts and agents as the Administration Agent may select, in its sole discretion, acting reasonably.

12.05    INDEMNITY

         Each Lender hereby separately indemnifies the Administration Agent and the Syndication Agent (in each case to the extent not reimbursed by the Borrower) rateably in accordance with its Commitment from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements of any nature or kind whatsoever which may be imposed on, incurred by, or asserted against, either of them in their respective capacities as Administration Agent and Syndication Agent in any way relating to or arising out of, the Documents, including, without limitation all payment obligations under the Inter-Creditor Agreement and any other instruments and agreements referred to in them or any action taken or omitted by either of them under the Documents or any other instruments and agreements referred to in them; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgements, suits, costs, expenses or disbursements resulting from either of their gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administration Agent or the Syndication Agent promptly upon demand for its rateable share, in accordance with its Commitment, of any payments made pursuant to the Inter-Creditor Agreement (on account of true up amounts or otherwise), out-of-pocket expenses (including the fees and disbursements of solicitors, counsel, auditors, consultants and other experts and agents) incurred by the Administration Agent or the Syndication Agent in connection with the determination or preservation of any rights of the Administration Agent or the Syndication Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, the Documents or any other instruments and agreements referred to in them, to the extent that the Administration Agent or the Syndication Agent is not reimbursed for such expenses by the Borrower on demand. In addition, the Administration Agent or the Syndication Agent may refrain from exercising any right, power or discretion or taking any action to protect or enforce the rights of the Administration Agent or the Syndication Agent or any Lender under the Documents or any other instruments and agreements referred to in them until it has been indemnified or secured to its satisfaction against

                                      -100-
                                                                      Article 12


any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result of such exercise or action.

12.06    LIMITATION OF AGENT'S LIABILITY

         Neither the Administration Agent nor the Syndication Agent shall have any duties or responsibilities except those expressly set out in this Agreement. The Administration Agent, the Syndication Agent or any of their respective officers, directors, employees or agents shall not be liable for any action taken or omitted to be taken under this Agreement or in connection with it, unless caused by its or their own gross negligence or wilful misconduct. The duties of the Administration Agent and the Syndication Agent shall be mechanical and administrative in nature. Neither the Administration Agent nor the Syndication Agent shall have, by reason of this Agreement or any other Document, a fiduciary relationship in respect of any Lender and nothing herein or therein, expressed or implied, is intended to, or shall be construed so as to, impose upon either of them any obligation except as expressly set out herein. Neither the Administration Agent nor the Syndication Agent shall be responsible for any recitals, statements, representations or warranties herein or therein or which may be contained in any document subsequently received by either of them or for the authorization, execution, effectiveness, genuineness, validity or enforceability of the Documents or any other instruments and agreements referred to therein and shall not be required to make any enquiry concerning the performance or observance of any of the terms, provisions or conditions of the Documents or any other instruments and agreements referred to therein. Each of the Lenders severally represents and warrants to each of the Administration Agent and the Syndication Agent that it has made and shall continue to make such independent investigation of the financial condition and affairs of the Borrower as such Lender deems appropriate in connection with its entering into this Agreement and the making and continuance of borrowings under the Credit Facilities, that such Lender has and shall continue to make its own appraisal of the creditworthiness of the Borrower and that such Lender in connection with such investigation and appraisal has not relied upon any information provided to such Lender by the Administration Agent or the Syndication Agent. The Administration Agent may at any time request instructions from the Lenders with respect to any actions or approvals which, by the terms of this Agreement or any other Document, the Administration Agent without any consent of the Lenders is permitted or required to take or to grant, and it shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from taking any action or withholding any approval under this Agreement or any other Document until it has received such instructions from the Majority Lenders. No Lender shall have any right of action whatsoever against the Administration Agent or the Syndication Agent as a result of the Administration Agent or the Syndication Agent acting or refraining from acting hereunder or under any other Document in accordance with instructions received from the requisite number of Lenders. No Lender shall have any right of action whatsoever against the Administration Agent or the Syndication Agent as a result of the Administration Agent or Syndication Agent acting hereunder or under any other Document in a manner in which it is permitted or required to act.

12.07    RELIANCE

         In connection with this Agreement or any other Document, each of the Administration Agent and the Syndication Agent shall be entitled to rely upon any writing, notice, statement,

                                      -101-
                                                                      Article 12

certificate, facsimile or other document or telephone conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and, with respect to all legal matters pertaining to this Agreement or any other Document and its duties hereunder or thereunder, upon the advice of counsel selected by it.

12.08    EXCHANGE OF INFORMATION

         The Borrower and each Guarantor agrees that the Administration Agent, the Syndication Agent and each Lender may provide to each other any information concerning the financial position, property and operations of the Borrower or any Restricted Subsidiary which, in their opinion, is relevant to the ability of the Borrower or any Guarantor to fulfil its obligations under or in connection with this Agreement or any other Document provided that no such party shall be under any obligation to disclose any information to any other such party in respect of the Borrower or any Restricted Subsidiary, other than the Administration Agent providing to the Lenders copies of this Agreement, the financial statements and other materials delivered by the Borrower or any Guarantor pursuant to this Agreement and copies of any certificates delivered by the Borrower or any Guarantor pursuant to this Agreement and the Administration Agent providing to the Lenders copies of each Assignment Agreement entered into from time to time. All information supplied by the Borrower or any Guarantor to the Administration Agent, the Syndication Agent or any Lender shall be kept strictly confidential and used only for the purpose of managing, participating, syndicating, selling or assigning the Credit Facilities.

12.09    THE ADMINISTRATION AGENT AND THE SYNDICATION AGENT, INDIVIDUALLY

         With respect to its Commitment and the Advances granted by it under the Credit Facilities, each of the Administration Agent and the Syndication Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not such an agent, and the term "Lenders" or any similar terms shall, unless the context clearly indicates otherwise, include the Administration Agent and the Syndication Agent in their capacities as Lenders hereunder. It is understood and agreed by each of the Lenders that the Administration Agent may accept deposits from, lend money to, and generally engage in banking business with the Borrower, as if it were not an Administration Agent under this Agreement.

12.10    RESIGNATION

         (1) Resignation of Administration Agent. If at any time the Administration Agent deems it advisable, in its sole discretion, it may, as hereinafter provided, deliver to each Lender, the Borrower and each Guarantor written notification of its resignation insofar as it acts on behalf of the Lenders pursuant to this Article, such resignation to be effective upon the date of the appointment by the Majority Lenders of a successor agent acceptable to the Borrower, such appointment to be promptly made. If no such appointment has been made within 30 days, the Administration Agent may make such appointment on behalf of the Lenders and shall forthwith give notice of such appointment to the Lenders, the Borrower and each Guarantor.

         (2) Resignation of Syndication Agent. If at any time the Syndication Agent deems it advisable, in its sole discretion, it may, as hereinafter provided, deliver to each Lender, the

                                      -102-
                                                                      Article 12

Borrower and each Guarantor written notification of its resignation insofar as it acts on behalf of the Lenders pursuant to this Article, such resignation to be effective upon the date of the appointment by the Majority Lenders of a successor agent, such appointment to be promptly made. If no such appointment has been made within 30 days, the Syndication Agent may make such appointment on behalf of the Lenders and shall forthwith give notice of such appointment to the Lenders, the Borrower and each Guarantor.

12.11    ADMINISTRATION OF THE CREDITS

         (1) The Administration Agent may exercise any rights of approval conferred upon it pursuant to this Agreement. The Administration Agent may only exercise any and all rights of approval conferred upon the Majority Lenders with the prior consent of the Majority Lenders.

         (2) The Administration Agent may take the following actions only with the prior consent of the Required Lenders, unless otherwise specified in this Agreement:

         (a) exercise any and all rights of approval conferred upon the Required Lenders by this Agreement;

         (b) amend, modify or waive any of the terms of this Agreement (including waiver of a Default or Event of Default), if such action is not otherwise provided for in Section 12.11(3);

         (c) declare an Event of Default or take action to enforce performance of the obligations of the Borrower including the appointment of a receiver, the exercise of powers of distress, lease or sale given by law and take foreclosure proceedings and/or pursue any other legal remedy necessary;

         (d) decide to accelerate the amounts outstanding under the Credit Facilities; and

         (e) pay insurance premiums, taxes and any other sums as may be reasonably required to protect the interests of the Lenders.

         (3) The Administration Agent may take the following actions only if the prior unanimous consent of the Lenders is obtained, unless otherwise specified herein:

         (a) exercise any and all rights of approval conferred upon all of the Lenders by this Agreement;

         (b) amend, modify, discharge, terminate or waive any of the terms of this Agreement if such amendment, modification, discharge, termination or waiver would increase the amount of a Credit Facility, reduce the interest rates applicable to a Credit Facility, reduce the fees payable with respect to a Credit Facility, extend any date fixed for payment of principal or interest relating to a Credit Facility, extend the repayment dates of a Credit Facility or release any Lien of any Security Document, (provided that the Administration Agent may release any Lien on property or a specific asset without the consent of any Lender if disposition of such property or asset is permitted hereunder);

                                      -103-
                                                                      Article 12

         (c)      increase the Commitment of any Lender under any Credit
                  Facility;

         (d)      amend the definition of "Majority Lenders" or "Required
                  Lenders"; and

         (e)      amend this Section.

         (4) Any decision herein expressed to be a decision of or action to be taken by the Lenders and not explicitly stated to be a decision or action to be taken by the Majority Lenders, the Required Lenders or all of the Lenders, shall be deemed to be a decision of or action to be taken by the Majority Lenders.

         (5) As between the Borrower, on the one hand, and the Administration Agent and the Lenders, on the other hand:

         (a) all statements, certificates, consents and other documents which the Administration Agent purports to deliver on behalf of the Lenders, the Majority Lenders or the Required Lenders shall be binding on each of the Lenders, and the Borrower shall not be required to ascertain or confirm the authority of the Administration Agent in delivering such documents;

         (b) all certificates, statements, notices and other documents which are delivered by the Borrower to the Administration Agent in accordance with this Agreement shall be deemed to have been delivered to each of the Lenders; and

         (c) all payments which are delivered by the Borrower to the Administration Agent in accordance with this Agreement shall be deemed to have been duly delivered to each of the Lenders.

12.12    INSTRUCTIONS BY LENDERS

         (1) An approval, instruction or other expression of applicable Lenders, (i.e. the Majority Lenders, the Required Lenders or all of the Lenders), may be obtained by instrument in writing as provided in Section 12.12(2) or may be included in a resolution that is submitted to a meeting or adjourned meeting of Lenders duly called and held for the purpose of considering the same as hereinafter provided and shall be deemed to have been obtained if such resolution is passed by the affirmative vote of the requisite number of the votes given on a poll of such Lenders with respect to such resolution. A meeting of Lenders may be called by the Administration Agent, the Syndication Agent or the Borrower and shall be called by the Administration Agent upon the request of any Lender. Every such meeting shall be held in the City of Toronto, or at such other reasonable place as the Administration Agent may approve. At least 10 Banking Days notice of the time and place of any such meeting shall be given to each Lender and shall include or be accompanied by a draft of the resolution to be submitted to such meeting, but the notice may state that such draft is subject to amendment at the meeting or any adjournment thereof. The Lenders who are present in person or by proxy at the time and place specified in the notice shall constitute a quorum. A person nominated in writing by the Administration Agent shall be chairman of the meeting. Upon every poll taken at any such meeting, every Lender who is present in person or represented by a proxy duly appointed in writing (who need not be a Lender) shall be entitled to one vote in respect of each Dollar of

                                      -104-
                                                                      Article 12

outstanding Advances which it is then owed, calculated as of the Banking Day first preceding the day of the meeting, or if no Advance is outstanding as at such date, shall be entitled to one vote in respect of each percentage of the Commitment made by such Lender of the total Commitments of all Lenders. In respect of all matters concerning the convening, holding and adjourning of Lenders' meetings, the form, execution and deposit of instruments appointing proxies and all other relevant matters, the Administration Agent may from time to time make such reasonable regulations not inconsistent with this Section as it shall deem expedient and any regulations so made by the Administration Agent shall be binding upon each of the Borrower, the Guarantors, the Administration Agent, the Syndication Agent and the Lenders. A resolution passed pursuant to this Section by the requisite vote of the Majority Lenders, the Required Lenders or all of the Lenders, as applicable, shall be binding upon all Lenders, and the Administration Agent or the Syndication Agent, as applicable (subject to the provisions for its indemnity herein contained) shall be bound to give effect thereto accordingly.

         (2) Any approval, instruction or other expression of applicable Lenders may also be obtained by an instrument in writing signed in one or more counterparts by the Majority Lenders, the Required Lenders or all of the Lenders, as applicable.

12.13    ARRANGEMENTS FOR REPAYMENT OF ADVANCES

         Prior to an acceleration of the payment of amounts outstanding under this Agreement, the Administration Agent shall, upon receipt by it of payments from the Borrower or the Managing Security Agent on account of principal, interest, fees or any other payment made to the Administration Agent on behalf of the Lenders or the Syndication Agent, pay over to each Lender or the Syndication Agent, as applicable, the amount to which it is entitled under this Agreement on a pro rata basis in accordance with the then outstanding amount owed to each Lender. Such payment shall be made promptly following receipt and, in any event, the Administration Agent shall use its best efforts to pay such amount on the same Banking Day as such amount is received by the Administration Agent.

12.14    REPAYMENT BY LENDERS TO ADMINISTRATION AGENT

         (1) Unless the Administration Agent has been notified in writing by the Borrower at least one Banking Day prior to the date on which any payment to be made by the Borrower under this Agreement is due that the Borrower does not intend to remit such payment, the Administration Agent may, in its discretion, assume that the Borrower has remitted such payment when so due, (to the Administration Agent or Managing Security Agent, as applicable), and the Administration Agent may, in its discretion and in reliance upon such assumption, make available to each Lender on such payment date an amount equal to such Lender's rateable portion of such assumed payment. If the Borrower does not in fact remit such payment to the Administration Agent or Managing Security Agent, as applicable, without restricting the obligation of such Borrower to make such payment, the Administration Agent shall promptly notify each Lender and each such Lender shall forthwith on demand repay to the Administration Agent the amount of such assumed payment made available to such Lender, together with interest thereon until the date of repayment thereof at a rate determined by the Administration Agent (such rate to be conclusive and binding on each such Lender) in accordance with the Administration Agent's usual banking practice for such advances to financial institutions of like

                                      -105-
                                                                      Article 12

standing to each such Lender, but in any event at a rate no greater than the usual interbank offered rate for the sale of deposits in the applicable currency.

         (2) Unless the Administration Agent has been notified in writing by the Lender at least one Banking Day prior to a Drawdown date that such Lender does not intend to make available its proportion of any Advance under the Credit Facilities, the Administration Agent may, in its discretion, assume that such Lender has remitted funds to the Administration Agent and the Administration Agent may, in its discretion and in reliance upon such assumption, make available to the Borrower on such Drawdown date an amount equal to such Lender's proportion of such Advance. If a Lender does not in fact remit such funds to the Administration Agent, without restricting the obligation of such Lender to make such funds available and for damages as a result of the failure to do so, the Administration Agent shall promptly notify such Lender and the Borrower, and the Borrower shall forthwith on demand repay to the Administration Agent the amount made available to the Borrower by the Administration Agent on behalf of such Lender, together with interest thereon until the date of repayment thereof at a rate reasonably determined by the Administration Agent (such rate to be conclusive and binding on such Lender and the Borrower).

12.15    DELIVERY OF ASSIGNMENT AGREEMENT

         The Administration Agent undertakes and agrees to deliver to the Borrower, the Syndication Agent and each Guarantor a copy of each Assignment Agreement executed pursuant to this Agreement forthwith after execution thereof.

12.16    PROVISIONS FOR BENEFIT OF LENDERS ONLY

         The provision of this Article relating to the rights and obligations of the Administration Agent, the Syndication Agent and the Lenders inter se shall be operative as between the Administration Agent, the Syndication Agent and the Lenders only, and neither the Borrower nor any Guarantor shall have rights under, or be entitled to rely for any purposes upon, such provisions.


                    ARTICLE 13 - ASSIGNMENT AND PARTICIPATION

13.01    BENEFIT AND BURDEN OF THIS AGREEMENT

         This Agreement shall enure to the benefit of and be binding on the parties hereto, their respective successors and any permitted assignees or transferees of some or all of the parties' rights or obligations hereunder.

13.02    BORROWER

         Neither this Agreement nor the benefit hereof may be assigned by the Borrower or any Guarantor without the prior written consent of the Administration Agent and each Lender.

                                      -106-
                                                                      Article 13

13.03    PARTICIPATION AND SYNDICATION

         (1) The rights, benefits and obligations of each Lender under this Agreement and the other Documents (referred to in this Section as the "Rights") may, in whole or in part, be participated (a "Participation") or syndicated, sold or assigned (a "Syndication") by a Lender from time to time to one or more financial institutions; provided that (a) in the case of a Syndication, the Lender shall first have notified the Borrower, the Syndication Agent and the Administration Agent and each of them shall have consented to the Syndication in writing, such consent not to be unreasonably withheld, (b) any Syndication of less than all of a Lender's Commitment shall be in a minimum amount of $5,000,000, unless such Lender is assigning to another Lender some or all of its Commitment, in which event no minimum amount shall apply, (c) the participant in a Syndication shall execute and deliver to the Administration Agent a duly completed Assignment Agreement, (d) the syndicating, selling or assigning Lender shall pay to the Administration Agent a syndication fee of $3,500 with respect to each Syndication, and (e) a non-resident of Canada participant in a Syndication shall not have the benefit of Section 3.06.

         (2) For the purpose of Participations or Syndications, the Administration Agent, the Syndication Agent or any Lender may provide to a potential participant, transferee or assignee (a "Participant") access, (on a confidential basis), to any and all information disclosed to any of the Administration Agent, the Syndication Agent or a Lender pursuant to this Agreement or in the possession of any of them. In addition, the Borrower and each Guarantor agrees (a) to promptly provide, and cause its advisors to provide, upon request by the Administration Agent or the Syndication Agent, all information reasonably deemed necessary by the party so requesting to complete a Participation or Syndication, including, without limitation, information and projections prepared by the Borrower or a Guarantor or on the Borrower's or a Guarantor's behalf relating to this Agreement; and (b) to, upon request, assist, and to cause its advisors to assist the Administration Agent or the Syndication Agent in the preparation of an information memorandum or other marketing materials to be used in connection with a potential Participation or Syndication.

         (3) In the event of a Syndication to a Participant, such Participant, to the extent of the rights and obligations syndicated, sold or assigned to it, shall become a "Lender" under this Agreement and shall become entitled to such rights and be bound by such obligations to the same extent as if such Participant were an original party to this Agreement in respect thereof, and the syndicating Lender shall be released and discharged accordingly.

         (4) If the Rights are the subject of a Participation, all references in this Agreement to a Lender shall thereafter be construed as a reference to such Lender and the Participants, provided that the Borrower, each Guarantor and the Underwriters shall be entitled to deal with such Lender as if it were the sole owner of the Rights and such Lender shall not be released from any of its obligations under this Agreement by virtue of the Participation and provided further that such documents do not adversely modify the Borrower's or any Guarantor's rights or increase their obligations under this Agreement. The Borrower and each Guarantor acknowledges and agrees that each Lender is entitled, in its own name and on behalf of the Participants, to enforce for the benefit of, or as agent for, any Participants, any and all rights, claims and interests of such Participants, in respect of the Rights subject to a Participation. A Lender granting a Participation shall not grant or assign any Participant any rights to approve any

                                      -107-
                                                                      Article 13

amendment, waiver or proposed consent to or under this Agreement or the other Documents. None of the Administration Agent, the Syndication Agent nor any Lender shall be responsible for any default by any other Lender in its obligation not to so grant or assign any of such rights.

13.04    ASSIGNMENT BY LENDERS AFTER EVENT OF DEFAULT

         Notwithstanding the restrictions requiring Borrower consent contained in Section 13.03, but otherwise subject to Section 13.03, upon the occurrence of an Event of Default, the rights, benefits and obligations of each of the Lenders under or in respect of this Agreement and the other Documents may, in whole or in part, be syndicated, sold or assigned by a Lender to one or more Persons without consent of the Borrower. For the purpose of such syndication, sale or assignment, any Lender may provide to a potential syndicate member, transferee or assignee, (on a confidential basis), access to any and all information disclosed to any of the Administration Agent, the Syndication Agent or a Lender pursuant to this Agreement or in the possession of any of the Administration Agent, the Syndication Agent or a Lender.

13.05    BORROWER'S DOCUMENTS

         The Borrower and each Guarantor agrees to execute and deliver, at the Administration Agent's request, such further documentation as the Administration Agent considers necessary or advisable to put into effect any Syndication, Participation, sale or assignment permitted by this Article provided that such further documentation does not adversely modify any of the rights, or increase any of the obligations, of the Borrower or any Guarantor under the Documents.

                           ARTICLE 14 - MISCELLANEOUS

14.01    EXCHANGE AND CONFIDENTIALITY OF INFORMATION

         The Administration Agent, the Syndication Agent and each of the Lenders acknowledge the confidential nature of the financial, operational and other information and data provided and to be provided to them by the Borrower and each Guarantor pursuant to this Agreement (the "Information") and agree to use all reasonable efforts to prevent the disclosure of the Information provided, however, that:

         (a) the Administration Agent, the Syndication Agent or any Lender may disclose all or any part of the Information if, in its opinion, disclosure is required in connection with any judicial, administrative or governmental proceeding;

         (b) neither the Administration Agent, the Syndication Agent nor any Lender shall incur any liability in respect of any disclosure of Information pursuant to the requirements of any judicial authority, law enforcement agency or taxation authority; and

         (c) the Administration Agent, the Syndication Agent and each Lender may provide each other and any potential assignee or participant under this Agreement with any information concerning the assets, affairs, operations and financial condition

                                      -108-
                                                                      Article 14

                  of the Borrower and each Restricted Subsidiary provided that such potential assignee or participant shall agree to be bound by the terms of this Section.

14.02    PAYMENT OF EXPENSES

         Whether or not the transactions contemplated by this Agreement are consummated, the Borrower shall pay on demand all reasonable costs and expenses of the Administration Agent, the Syndication Agent or the Lenders, and the fees and disbursements of any experts or advisers (including counsel, insurance consultants and others) retained by any of the Administration Agent, the Syndication Agent or the Lenders incurred in connection with: (i) the preparation, negotiation, execution, administration or interpretation of the Documents; (ii) any amendment, modification or waiver of any of the provisions of any Document; (iii) the protection and enforcement of the rights of the Administration Agent, the Syndication Agent or the Lenders provided for in the Documents; (iv) any syndication or publicity with respect to any of the Credit Facilities; and (v) the preparation of any report hereunder, including without limitation the Collateral Audit.

14.03    JUDGEMENT CURRENCY

         (1) Currency Conversion. If, for the purpose of obtaining or enforcing judgement against the Borrower or any Guarantor in any court in any jurisdiction, it becomes necessary to convert into any other currency (the other currency being referred to in this Section as the "Judgement Currency") an amount due in Canadian Dollars or United States Dollars under this Agreement, the conversion shall be made at the rate of exchange prevailing on the Banking Day immediately preceding:

         (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to a conversion being made on that date; or

         (b) the date on which the judgement is given, in the case of any proceeding in the courts of any jurisdiction that will not give effect to a conversion being made per Section 14.03(1)(a) (the date as of which conversion is made pursuant to this Section being referred to in this Section as the "Judgement Conversion Date").

         (2) Change in Rate of Exchange. If, in the case of any proceeding in the court of any jurisdiction referred to in Section 14.03(1)(b), there is a change in the rate of exchange prevailing between the Judgement Conversion Date and the date of actual payment of the amount due, the Borrower or Guarantor, as applicable, shall pay an additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgement Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian Dollars or United States Dollars, as the case may be, which could have been purchased with the amount of Judgement Currency stipulated in the judgement or judicial order at the rate of exchange prevailing on the Judgement Conversion Date. This obligation shall constitute an obligation separate and independent from the other obligations contained in this Agreement and the other Documents, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by the recipient

                                      -109-
                                                                      Article 14

from time to time and shall continue in full force and effect notwithstanding any judgement or order for a liquidated sum in respect of an amount due under his Agreement or any other Document or under any judgement or order.

         (3) Rate of Exchange. The term "rate of exchange" in this Section means:

         (a) for a conversion of Canadian Dollars into the Judgement Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question;

         (b) for a conversion of United States Dollars into the Judgement Currency when the Judgement Currency is Canadian Dollars, the official noon rate of exchange published by the Bank of Canada;

         (c) for a conversion of United States Dollars to the Judgement Currency when the Judgement Currency is not Canadian Dollars, the effective rate obtained when a given amount of United States Dollars is converted to Canadian Dollars at the rate determined by Section 14.03(3)(b) and the result is then converted to the Judgement Currency pursuant to Section 14.03(3)(a); or

         (d) if a required rate is not published by the Bank of Canada for any applicable date, the spot rate quoted by the Administration Agent at the Administration Agent's main branch at approximately noon (Toronto time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

14.04    NOTICE

         Subject to Section 14.05, any demand, notice or other communication to be given in connection with this Agreement must be given in writing and shall be given by personal delivery, by ordinary mail or by electronic means of communication addressed to the recipient or to any Guarantor as follows:

         To the Borrower or to any Guarantor:

                  Co-Steel Inc.
                  Hopkins Street South
                  Whitby, Ontario
                  L1N 5T1

                  Facsimile No.:    905-665-3720

                  Attention:        Vice President and Chief Financial Officer

                                      -110-
                                                                      Article 14

         To the Administration Agent:

                  The Toronto-Dominion Bank
                  Toronto Dominion Bank Tower
                  38th Floor
                  66 Wellington Street West
                  Toronto, Ontario
                  M5K 1A2

                  Facsimile No.:    416-982-5535

                  Attention:        Vice President, Loan Syndications

         To the Syndication Agent:

                  The Bank of Nova Scotia
                  44 King Street West
                  Toronto, Ontario
                  M5H 1H1

                  Facsimile No.:    416-866-2009

                  Attention:        Senior Manager

To any Lender at the address of such Lender set out next to its signature hereon, or next to its signature on an Assignment Agreement.

         Or to such other address, individual or electronic communication number as may be designated by notice given by either party to the other. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery and, if given by ordinary mail, on the third Banking Day following the deposit in the mail and, if given by electronic communication, on the day of transmittal if given before or during the normal business hours of the recipient and on the next Banking Day if given after the normal business hours of the recipient.

14.05    RELIANCE ON INSTRUCTIONS

         The Administration Agent and the Lenders shall be entitled to act upon the oral or written instructions of any Person who the Administration Agent or the Lenders reasonably believe is a Person the Borrower has identified in writing from time to time to the Administration Agent and the Lenders as being a person authorized by the Borrower to give instructions regarding the completion and issuance of Bankers' Acceptances, the making of Drawdowns and other matters under this Agreement and the Administration Agent and the Lenders shall not be responsible for any error or omission in any instructions or their performance except in the case of gross negligence or wilful misconduct by the Administration Agent or the Lenders or their agents. The Borrower shall immediately confirm in writing any oral instructions given to the Administration Agent or a Lender; provided that in the event of any discrepancy between any parties' records of

                                      -111-
                                                                      Article 14

the oral instructions and the Borrower's written confirmation, the records of the Administration Agent or the Lenders shall prevail. The Borrower may revoke the authority of the persons authorized to give instructions by notifying the Administration Agent and the Lenders in writing, which notice shall be effective on the Banking Day immediately following the date of its actual receipt. Any instruction given prior to the day the notice becomes effective shall remain effective for the purposes of this Agreement.

14.06    SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

         All agreements, representations, warranties and covenants made by or on behalf of the Borrower and each Guarantor in the Documents are material, shall be considered to have been relied upon by the Administration Agent, the Syndication Agent and the Lenders and shall survive the execution and delivery of the Documents, any investigation made at any time by or on behalf of the Administration Agent, the Syndication Agent or the Lenders and any disposition or payment of the Advances until repayment in full of all Indebtedness of the Borrower under the Credit Facilities and cancellation or other termination of the Credit Facilities. All statements contained in any certificate delivered by or on behalf of the Borrower or a Guarantor pursuant to the Documents or in connection with the transactions contemplated by this Agreement shall be deemed representations and warranties made by the Borrower or such Guarantor, as applicable, pursuant to this Agreement.

14.07    FURTHER ASSURANCES

         The Borrower and each Guarantor shall, at its expense, from time to time do, execute and deliver, or shall cause to be done, executed and delivered, all such further acts, documents (including certificates, declarations, affidavits, reports and opinions) and things as the Administration Agent, the Syndication Agent or any Lender may reasonably request for the purpose of giving effect to this Agreement and the other Documents, perfecting, protecting and maintaining the Liens created by the Security Documents or establishing compliance with the representations, warranties and conditions of this Agreement or any other Document.

14.08    AMENDMENT, WAIVER ETC.

         No course of conduct, waiver or delay on the part of the Administration Agent or any of the Lenders in exercising any right or privilege under this Agreement or under any other Document shall operate as a waiver unless made in writing and signed by an authorized officer of the Administration Agent. No written waiver shall preclude the further or other exercise by the Administration Agent or any of the Lenders of any right, power or privilege under this Agreement or under any other Document, or extend to or apply to any further Default or Event of Default. The Borrower acknowledges and agrees that a waiver of a Default or an Event of Default shall not constitute a postponement of the maturity date of any amount payable under this Agreement or an increase in the obligations or Commitment of any Lender under this Agreement.

14.09    REMEDIES CUMULATIVE

         No right or remedy conferred upon or reserved to the Administration Agent, the Syndication Agent or any Lender under this Agreement or any of the other Documents is

                                      -112-
                                                                      Article 14

intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy granted under any Document or now or ever existing under any Applicable Law. Every right and remedy granted by the Documents or by Applicable Law to the Administration Agent, the Syndication Agent or any Lender may be exercised from time to time and as often as may be deemed expedient by the Administration Agent, the Syndication Agent or any Lender and, unless contrary to the express provisions of this Agreement, irrespective of the occurrence or continuance of any Default or Event of Default.

14.10    NON-MERGER

         The taking of a judgement or judgements or any other action or dealing whatsoever by the Administration Agent, including in respect of any Security, shall, to the extent permitted by law, not operate as a merger of any Indebtedness of the Borrower or any Guarantor to the Administration Agent, the Syndication Agent or the Lenders or in any way suspend payment or affect or prejudice the rights, remedies and powers, legal or equitable, which the Administration Agent may have in connection with any Indebtedness and the foreclosure, surrender, cancellation or any other dealing with any Security for any Indebtedness shall, to the extent permitted by law, not release or affect the Indebtedness of the Borrower or any Security Document.

14.11    CONFLICT

         To the extent that any term, condition, representation, covenant or other provision contained in any Document (other than this Agreement and the Inter-Creditor Agreement) is at any time inconsistent or conflicts with any term, condition, representation, covenant or other provision contained in this Agreement, then this Agreement shall govern.

         To the extent that any term, condition, representation, covenant or other provision contained in this Agreement is inconsistent or conflicts with any term, condition, representation, covenant or other provision contained in the Inter-Creditor Agreement, the Inter-Creditor Agreement shall govern.

14.12    SEVERABILITY

         Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, respecting that jurisdiction only, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of that provision in any other jurisdiction.

14.13    COUNTERPARTS

         The parties may execute this Agreement in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument; any party may execute this Agreement by signing any counterpart of it.

                                      -113-
                                                                      Article 14

14.14    BENEFIT OF AGREEMENT

         This Agreement shall enure to the benefit of and be binding upon each Borrower, each Guarantor, each Lender, the Administration Agent, the Syndication Agent and their respective successors and assigns.

14.15    TIME OF ESSENCE

         Time shall be of the essence in this Agreement.

14.16    ENTIRE AGREEMENT

         This Agreement and each of the Documents constitute the entire agreement between the parties relating to the subject matter of this Agreement and the Documents and, except as stated in this Agreement or any Document, they contain all the representations and warranties of the respective parties relating to the subject matter of this Agreement and the Documents. This Agreement and the Documents supersede and invalidate all other commitments, representations and warranties relating to the subject matter hereof which may have been made by the parties either orally or in writing prior to the date hereof, and all of which shall become null and void from the date this Agreement is signed.

                                      -114-
                                                                      Article 14


         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

                         CO-STEEL INC.

                         By:
                            ----------------------------------------------------
                            Lorie Waisberg
                            Executive Vice President, Finance and Administration

                         By:
                            ----------------------------------------------------
                            Andy Boulanger
                            Vice President & Chief Financial Officer


                         1300554 ONTARIO LIMITED

                         By:
                            ----------------------------------------------------
                            Lorie Waisberg
                            Vice-President

                         By:
                            ----------------------------------------------------
                            Andy Boulanger
                            Secretary & Treasurer


                         1102590 ONTARIO LIMITED

                         By:
                            ----------------------------------------------------
                            Lorie Waisberg
                            Vice-President

                         By:
                            ----------------------------------------------------
                            Andy Boulanger
                            Secretary & Treasurer


                         CO-STEEL DISTRIBUTION CANADA LIMITED

                         By:
                            ----------------------------------------------------
                            Lorie Waisberg
                            Vice President

                         By:
                            ----------------------------------------------------
                            Andy Boulanger
                            Treasurer

                                      -115-
                                                                      Article 14


                      CO-STEEL (U.S.) LTD.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                      CO-STEEL FINANCE CORP.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                      LAKE ONTARIO STEEL COMPANY INC.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration


                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer


                      CO-STEEL USA DISTRIBUTION, INC.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and
                         Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                                      -116-
                                                                      Article 14

                      CO-STEEL USA HOLDINGS, INC.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                      CO-STEEL RARITAN, INC.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                      CO-STEEL SAYREVILLE, INC.

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                      RARITAN RIVER URBAN RENEWAL CORPORATION

                      By:
                         -------------------------------------------------------
                         Lorie Waisberg
                         Executive Vice President - Finance and Administration

                      By:
                         -------------------------------------------------------
                         Andy Boulanger
                         Treasurer and Chief Financial Officer

                                      -117-
                                                                      Article 14


                                       THE TORONTO-DOMINION BANK AS
                                       ADMINISTRATION AGENT

                                       By:
                                          --------------------------------------
                                          Wayne Shiplo
                                          Vice President, Loan Syndications

                                       THE BANK OF NOVA SCOTIA, AS SYNDICATION
                                       AGENT

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


Address:                               BANK ONE, NA, CANADA BRANCH, AS LENDER

BCE Place, P.O. Box 613
161 Bay Street, Suite 4240             By:
Toronto, Ontario                          --------------------------------------
M5J 2S1                                Name:
                                       Title:

Attention:     Jeremiah A. Hynes/
               Michael Bauer           By:
                                          --------------------------------------
                                       Name:
Facsimile:     416-363-7574            Title:


Address:                               BANK OF TOKYO - MITSUBISHI (CANADA),
                                       AS LENDER
Royal Bank Plaza, South Tower,
Suite 2100, P.O. Box 42
Toronto, Ontario                       By:
M5J 2J1                                   --------------------------------------
                                       Name:
                                       Title:
Attention:     Angelo Bisutti/
               Ian MacNeil
                                       By:
                                          --------------------------------------
Facsimile:     416-865-9511            Name:
                                       Title:

                                     -118-
                                                                      Article 14


Address:                              CANADIAN IMPERIAL BANK OF COMMERCE,
                                      AS LENDER
Commerce Court West
161 Bay Street, 6th Floor
Toronto, Ontario                      By:
M5L 1A2                                  --------------------------------------
                                      Name:
                                      Title:
Attention:     Ken Miller/
               Brian McDonough
                                      By:
                                         --------------------------------------
Facsimile:     416-861-3602           Name:
                                      Title:


Address:                              COMERICA BANK, CANADA BRANCH, AS LENDER

Suite 2210, South Tower
Royal Bank Plaza, P.O. Box 61         By:
Toronto, Ontario                         --------------------------------------
M5J 2J2                               Name:
                                      Title:

Attention:     Marc Drouin/           By:
               Philip Buxton             --------------------------------------
                                      Name:
                                      Title:
Facsimile:     416-367-2460


Address:                              MIZUHO CORPORATE BANK (CANADA), AS LENDER

100 Yonge Street, Suite 1102
Toronto, Ontario                      By:
M5C 2W1                                  --------------------------------------
                                      Name:
                                      Title:

Attention:     Campbell McLeish/
               Don Correia
                                      By:
                                         --------------------------------------
Facsimile:     416-367-3452           Name:
                                      Title:

                                                                      Article 14

Address:                                THE TORONTO-DOMINION BANK, AS LENDER
Toronto Dominion Bank Tower
Investment Banking-Corporate Credit
55 King Street West & Bay Street        By:
8th Floor                                   ------------------------------------
Toronto, Ontario                        Name:
M5K 1A2                                 Title:


Attention:        Edward A. (Ted)       By:
                  Hopkinson/                ------------------------------------
                  Liliana Godina        Name:
                                        Title:

Facsimile:        416-944-5164


Address:                                THE BANK OF NOVA SCOTIA, AS LENDER
40 King Street West
29th Floor, Special Accounts Management
Toronto, Ontario                        By:
M5H 1H1                                     ------------------------------------
                                        Name:
Attention:        Jameel Sethi/         Title:
                  Neil Stride
                                        By:
                                            ------------------------------------
Facsimile:        416-933-1357          Name:
                                        Title:

     THIS AMENDING AGREEMENT made as of the 23rd day of October, 2002

BETWEEN:

          CO-STEEL INC.
          (TO BE RENAMED GERDAU AMERISTEEL CORPORATION)

          (hereinafter called the "Borrower"),


          - and -

          1300554 ONTARIO LIMITED, 1102590 ONTARIO LIMITED, CO-STEEL DISTRIBUTION CANADA LIMITED, CO-STEEL (U.S.) LTD., CO-STEEL FINANCE CORP., LAKE ONTARIO STEEL COMPANY INC., CO-STEEL USA DISTRIBUTION, INC., CO-STEEL USA HOLDINGS, INC., CO-STEEL RARITAN, INC., CO-STEEL SAYREVILLE, INC., RARITAN RIVER URBAN RENEWAL CORPORATION

          (hereinafter called the "Guarantors"),

          BANK ONE, NA, CANADA BRANCH, BANK OF TOKYO-MITSUBISHI (CANADA), CANADIAN IMPERIAL BANK OF COMMERCE, COMERICA BANK, CANADA BRANCH, MIZUHO CORPORATE BANK (CANADA), THE BANK OF NOVA SCOTIA AND THE TORONTO-DOMINION BANK

          (hereinafter called the "Lenders"),



          - and -

          THE TORONTO-DOMINION BANK,
          as Administration Agent

          (hereinafter called the "Administration Agent"),



          - and -

          THE BANK OF NOVA SCOTIA,
          as Syndication Agent

          (hereinafter called the "Syndication Agent"),



     WHEREAS the parties hereto entered into a credit agreement dated as of April 30, 2002 (the "Credit Agreement"), pursuant to which certain credit facilities were established in favour of the Borrower;

     AND WHEREAS the parties now wish to amend certain terms and conditions of the Credit Agreement;

     NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the covenants and agreements contained herein and for other good and valuable consideration, the parties hereto agree to amend the Credit Agreement as provided herein:


                           ARTICLE 1 - INTERPRETATION

1.1     TO BE READ WITH CREDIT AGREEMENT.

     This Amending Agreement is an amendment to the Credit Agreement. Unless the context of this Amending Agreement otherwise requires, the Credit Agreement and this Amending Agreement shall be read together and shall have effect as if the provisions of the Credit Agreement and this Amending Agreement were contained in one agreement. The term "Agreement" when used in the Credit Agreement means the Credit Agreement as amended, supplemented or modified from time to time, including hereby.

1.2     DEFINED TERMS.

     In this Amending Agreement unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Credit Agreement.

1.3     DESIGNATION.

     The Lenders hereby consent to the designation of each member of the Gerdau Subgroup as an Unrestricted Subsidiary pursuant to the Credit Agreement.

1.4     SCHEDULES.

     The Credit Agreement is hereby amended by deleting Schedules L and Q in their entirety and replacing them with Schedules L and Q attached hereto.


                       ARTICLE 2 - AMENDMENTS AND WAIVERS

2.1     AMENDMENTS TO DEFINITIONS.

     (a) The following terms are hereby added to the Credit Agreement:

     "AMERISTEEL AMALGAMATION" has the meaning set out in Section 2.4(b) of this Agreement.

     "APPROVED TRANSFER DOCUMENTS" means those documents attached hereto as Exhibit A.

     "BORROWER SHARE PLEDGE AGREEMENT" means the share pledge agreement dated as of April 30, 2002 between the Borrower and Computershare Trust Company of Canada.

     "COURTICE" means Gerdau Courtice Steel Inc., a corporation incorporated under the laws of Canada.

     "EFFECTIVE DATE" has the meaning set out in Article 3 of this Agreement.

     "GERDAU ACQUISITION" means the acquisition by the Borrower of all of the issued and outstanding shares in the capital stock of Gerdau Holdco 2 in consideration for the issuance by the Borrower of certain of its common shares to Gerdau Holdco 1 pursuant to and in accordance with the terms of the Transaction Agreement.

     "GERDAU CANADA" means Gerdau Steel Inc., a corporation incorporated under the laws of Canada.

     "GERDAU CANADA CREDIT AGREEMENT" means the amended and restated loan agreement dated November 8, 1996, among Gerdau Steel Inc., Gerdau Courtice Steel Inc., Gerdau MRM Steel Inc., GUSAP Partners, Chase Securities Inc., Salomon Smith Barney Inc., The Toronto-Dominion Bank, the financial institutions form time to time parties thereto as lenders and The Toronto-Dominion Bank as agent, as further amended or amended and restated from time to time.

     "GERDAU HOLDCO 1" means 4104315 Canada Limited, a corporation incorporated under the laws of Canada.

     "GERDAU HOLDCO 2" means Gerdau Nova Scotia Holding Company, a corporation incorporated under the laws of Nova Scotia.

     "GERDAU HOLDCO 2 CONVERSION" means the conversion of Gerdau Holdco 2 from a Nova Scotia unlimited liability company into a Nova Scotia limited liability company pursuant to documentation reasonably satisfactory to the Required Lenders.

     "GERDAU SUBGROUP" means Gerdau Holdco 2, Gerdau MRM Holdings Inc., Gerdau Courtice Steel Inc., GUSAP Partners, 3038482 Nova Scotia Company, PASUG LLC, Gerdau USA Inc. and Ameristeel Corporation and their respective direct and indirect Subsidiaries and, if at any time Intermediate Holding Company holds all of the issued and outstanding membership interests of Gerdau Holdco 2, shall also include Intermediate Holding Company.

     "GERDAU USA" means Gerdau USA Inc., a corporation incorporated under the laws of the State of Delaware.

     "INTERMEDIATE HOLDING COMPANY" means 2017387 Ontario Limited, a corporation incorporated under the laws of the Province of Ontario.

     "INTERMEDIATE HOLDING COMPANY TRANSFER" means the transfer by Co-Steel to Intermediate Holding Company of all issued and outstanding securities of Gerdau Holdco 2 pursuant to the Approved Transfer Documents.

     "MATERIAL EVENT" shall mean the occurrence of any of the following:

     (a)  a Material Adverse Effect;

     (b) Gerdau Holdco 2 asserts any claim(s) against the Borrower in excess of $1,000,000 for any one claim or in excess of $5,000,000 in the aggregate;

     (c)  a Bankruptcy Event in respect of Gerdau Holdco 2;

     (d) any claim(s) made against Gerdau Holdco 2 in excess of $250,000 for any one claim or in excess of $1,000,000 in the aggregate;

     (e)  an Event of Default occurs; or

     (f) an event of default occurs under the Gerdau Canada Credit Agreement entitling the lenders thereunder, with the passage of time or otherwise, to accelerate their rights thereunder.

     "MRM" means Gerdau MRM Steel Inc., a corporation continued under the laws of the Province of Saskatchewan.

     "PARENT AMALGAMATION" means the amalgamation of Gerdau Canada and Gerdau Holdco 1 on or before January 1, 2003 by way of vertical short form amalgamation under the Canada Business Corporations Act.

     "PROPOSED TRANSACTIONS" means the Gerdau Acquisition, the Parent Amalgamation and the Ameristeel Amalgamation, collectively.

     "STATUS QUO AGREEMENT" means the status quo agreement dated October 22, 2002 between Gerdau Canada, Courtice, MRM, Gerdau USA, Gerdau Holdco 2, Intermediate Holding Company, the Borrower, State Street Bank and Trust Company, Computershare Trust Company of Canada, the Administration Agent, PNC Bank National Association, The Prudential Insurance Company of America, U.S. Private Placement Fund and The Toronto-Dominion Bank as Administration Agent under the Gerdau Canada Credit Agreement all in form and substance satisfactory to the Administration Agent.

     "TRANSACTION AGREEMENT" means the transaction agreement dated August 12, 2002 between Gerdau Canada, Gerdau S.A. and the Borrower, as amended.

     (b) The definition of "Adjusted Cost Base" is hereby deleted and replaced with the following:

          "ADJUSTED COST BASE" means (i) for each Unrestricted Subsidiary (with the exception of the Gerdau Subgroup) the dollar amount by which the Unrestricted Subsidiaries would be carried as at December 31, 1998 in the accounts of the Borrower if the Unrestricted Subsidiaries were accounted for, from inception, by the equity method of accounting; and
          (ii) the Gerdau Subgroup will be carried at cost as of the Effective Date. Except that, (i) the Adjusted Cost Base will have no further adjustments for net income or loss of, or unrealized gains or losses on, the Unrestricted Subsidiaries; (ii) consistent with GAAP all inter-company transactions and balances would be adjusted as appropriate to consolidate the Restricted Subsidiaries and all transactions between or among the Borrower and its Restricted Subsidiaries on the one hand and the Unrestricted Subsidiaries (including, without limitation, the Gerdau Subgroup), on the other hand, shall be treated as transactions between or among unrelated third parties and accounted for and measured at the exchange amount of consideration established and agreed to by the parties; and (iii) the Adjusted Cost Base will be increased or decreased, as the case may be, for any amounts contributed or received in the form of subscription for equity, contribution of surplus, or receipt of dividends. For greater certainty, realized gains or losses on dispositions of Unrestricted Subsidiaries will be reflected in the Special Purpose Financial Statements. For the purposes of this definition, the Hungarian Finance Structure Companies and NJSC shall be deemed to be Restricted Subsidiaries, provided, however, that as used in Section 5.1(4) of the Amending Agreement "Adjusted Cost Base" shall be determined solely with respect to the Gerdau Subgroup and will reflect any permanent impairment of value as determined in accordance with GAAP.

     (c) The definition of "Indebtedness" is hereby amended by deleting subsection (f) thereof and replacing it with the following:

          (f) all liabilities of the Person as a partner, venturer or member in any partnership, joint venture, unlimited liability company or other enterprise;

     (d) The definition of "Permitted Inter-Company Indebtedness" is hereby amended by adding the words "(other than a member of the Gerdau Subgroup)" immediately following the word "Subsidiary" the first time it appears on the second line of such definition.

     (e) The definition of "Special Purpose Financial Statements" is hereby deleted and replaced with the following:

          "Special Purpose Financial Statements" shall mean the consolidated financial statements of the Borrower prepared under GAAP, except that the Unrestricted Subsidiaries (excluding the Hungarian Finance Structure Companies and N.J.S.C. Investment Co. Inc.) are not consolidated but are accounted for at Adjusted Cost Base. Purchase accounting related to the Gerdau Acquisition including adjustments to the assets and liabilities of the Borrower and the Restricted Subsidiaries to reflect fair market values will be excluded. The Gerdau Subgroup will be shown at cost.

     (f) The definition of "Tangible Net Worth" is hereby deleted and replaced with the following:

          "Tangible Net Worth" as of any date shall mean the amount equal to the Shareholders' Equity (excluding foreign currency translation adjustments), less all (i) goodwill, investments in and amounts due from ASW Holdings PLC, trade names, trademarks, patents, organization expenses, deferred financing expenses, amounts due from employees and other like intangibles, all calculated based on the Special Purpose Financial Statements prepared as of such date, plus (ii) an amount equal to the greater of (a) the Adjusted Cost Base attributable to the Gerdau Subgroup or (b) the aggregate investment of the Borrower in the Gerdau Subgroup, determined as of the Gerdau Transaction Effective Date, and any increase in such investment arising from the distribution of any equity of the Borrower after such date to minority shareholders in Ameristeel Corporation in exchange for their shares in Ameristeel Corporation.

     (g) The definitions of "Asset Monetization Program", "Blocked Account Agreement", "Consolidated EBITDA", "Financial Forecast" and "Net Tangible Assets" in the Credit Agreement are hereby amended by deeming each reference therein to Subsidiary or Subsidiaries, (but not any reference to any Restricted Subsidiary or Unrestricted Subsidiary), as excluding the Gerdau Subgroup.

2.2     AMENDMENTS TO REPRESENTATIONS AND WARRANTIES.

     Sections 9.01(11), (15), (27), (28), (38) and (39) in the Credit Agreement
are hereby amended by deeming each reference therein to Subsidiary or Subsidiaries as excluding the Gerdau Subgroup.

2.3     AMENDMENTS TO POSITIVE COVENANTS.

     Sections 10.01(6), (13), (18)(e), (22), (24), (25), (27), (28), (29) and
(30) in the Credit Agreement are hereby amended by deeming each reference therein to Subsidiary or Subsidiaries as excluding the Gerdau Subgroup.

2.4     WAIVERS OF AND AMENDMENTS TO NEGATIVE COVENANTS.

     (a) The Lenders hereby consent to the Gerdau Acquisition and the formation of Intermediate Holding Company and hereby waive compliance by the Borrower with Sections 10.03(8), (12) and (15) of the Credit Agreement in connection with the Gerdau Acquisition and the formation of Intermediate Holding Company.

     (b) The Lenders hereby waive compliance by the Borrower with Section 10.03(12) of the Credit Agreement in connection with the issuance by the Borrower of its common shares pursuant to and in accordance with
          Section 3.5 of the Transaction Agreement (the "Ameristeel Amalgamation") and hereby consent to same.

     (c) The Lenders hereby consent to the Parent Amalgamation and hereby waive compliance by the Borrower with Section 10.03(12) of the Credit Agreement in connection with the Parent Amalgamation; provided same occurs on or before January 1, 2003.

     (d) Section 10.03(25) of the Credit Agreement is hereby amended by deleting the words in parenthesis in the second and third lines thereof and replacing them with the following: "(excluding Co-Steel C.S.M. Corp. and its Subsidiaries, 1062316 Ontario Limited and its Subsidiaries and each member of the Gerdau Subgroup)".

     (e)  Sections 10.03(6), (14), (17), (18), (19), (21) and (22) in the Credit
          Agreement are hereby amended by deeming each reference therein to Subsidiary or Subsidiaries as excluding the Gerdau Subgroup and Sections 10.03(1)(h) and (21) are hereby amended by deeming each reference therein to Affiliate as excluding the Gerdau Subgroup.

2.5     WAIVERS OF AND AMENDMENTS TO EVENTS OF DEFAULTS.

     (a) The Lenders hereby waive any Event of Default arising in consequence of the Proposed Transactions, including without limitation Events of Default arising pursuant to Section 11.01(n) and (q) of the Credit Agreement.

     (b) Sections 11.01(e), (f), (g), (h), (q) and (r) in the Credit Agreement are hereby amended by deeming each reference therein to Subsidiary or Subsidiaries as excluding the Gerdau Subgroup.


                        ARTICLE 3 - CONDITIONS PRECEDENT

     This Amending Agreement shall not be effective until the Administration Agent and the Required Lenders are satisfied that the following terms and conditions have been fulfilled (the date that the Administration Agent and the Required Lenders are so satisfied being referred to herein as the "Effective Date"):

     (a) execution and delivery of this Amending Agreement by the Borrower, the Administration Agent and the Required Lenders;

     (b) delivery to the Administration Agent of fully executed amendments to the guarantees of the PNC Raritan Credit Agreement and the PNC Sayreville Credit Agreement consenting to closing of the transactions contemplated by the Transaction Agreement such amendments to be in form and substance satisfactory to the Administration Agent, and if accepted by the Administration Agent the Required Lenders shall be deemed to have waived Section 10.03(2) in respect of such amendments;

     (c) delivery to the Administration Agent of a fully executed amendment to the Prudential Note Agreement consenting to closing of the transactions contemplated by the Transaction Agreement such amendment to be in form and substance satisfactory to the Administration Agent, and if accepted by the Administration

          Agent the Required Lenders shall be deemed to have waived Section 10.03(2) in respect of such amendment;

     (d) execution and delivery to the Administration Agent of the Status Quo Agreement by each party thereto;

     (e) delivery to the Administration Agent of certified copies of all corporate action taken by the Borrower and each Guarantor to authorize the execution and delivery of this Amending Agreement;

     (f) delivery to the Administration Agent of certified copies of all corporate action taken by each member of the Gerdau Subgroup party to the Status Quo Agreement and Intermediate Holding Company to authorize the execution and delivery of the Status Quo Agreement;

     (g) if the Effective Date is not the date of execution of this Agreement, delivery to the Administration Agent of a certificate dated the Effective Date and signed by a Senior Officer of the Borrower, certifying: (i) that the warranties and representations contained in
          Article 4 of this Amendment are true on the Effective Date with the same effect as though made on and as of that date; and (ii) that the Borrower has performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Borrower on or prior to the Effective Date, and that such performance and compliance remains in effect on the Effective Date;

     (h) delivery to the Administration Agent of a certificate of incumbency for the Borrower, each Guarantor, the Intermediate Holding Company and each member of the Gerdau Subgroup party to the Status Quo Agreement;

     (i) delivery to the Administration Agent of a certificate of status/good standing or the equivalent thereof for each Obligor, the Intermediate Holding Company and each member of the Gerdau Subgroup party to the Status Quo Agreement;

     (j)  no Material Adverse Effect having occurred;

     (k) delivery to the Security Agent or its nominee of an acknowledgement concerning rights in membership interests of Holdco 2, together with all certificates, instruments or other documents representing all of the issued and outstanding membership interests of Gerdau Holdco 2 endorsed for transfer or accompanied by a power of attorney, all as satisfactory to the Security Agent;

     (l) delivery to the Security Agent of all certificates, instruments or other documents representing all of the issued and outstanding shares of Intermediate Holding Company endorsed for transfer or accompanied by a power of attorney, all as satisfactory to the Security Agent together with an acknowledgement by the Borrower that such issued and outstanding shares are subject to the Lien of the Borrower Share Pledge Agreement;

     (m) delivery of an amendment to the Intercreditor Agreement by the parties thereto, in form and substance satisfactory to the Administration Agent;

     (n) the Gerdau Acquisition shall have occurred in accordance with the terms of the Transaction Agreement;

     (o) delivery to the Administration Agent of pro forma financial statements incorporating the Gerdau Subgroup;

     (p) other than as expressly waived hereunder, no Default or Event of Default shall be in existence;

     (q) payment by the Borrower of all fees (including legal fees and disbursements of Lenders' counsel) owing to the Lenders including, for greater certainty, payment to the Administration Agent of a fee representing 0.1% of the Commitment of each Lender that has executed this Amending Agreement and confirmed that the conditions precedent contained herein have been satisfied or waived, to be distributed on a pro rata basis to such consenting Lenders;

     (r) delivery to the Administration Agent of opinions of Canadian, Nova Scotia and U.S. counsel to the Borrower dated the date hereof in form and substance reasonably satisfactory to the Administration Agent;

     (s) the maturity of the Gerdau Canada Credit Agreement revolver shall have been renewed and extended until at least September 22, 2003;

     (t) delivery to the Administration Agent of copies of all organizational documents of Gerdau Holdco 2 which shall be in form and substance satisfactory to the Administration Agent;

     (u) delivery to the Administration Agent of all constating documents of Intermediate Holding Company which shall be in form and substance satisfactory to the Administration Agent; and

     (v) delivery to the Administration Agent of such other documents and instruments as may be reasonably required by the Administration Agent or the Lenders.


                   ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

     To induce the Administration Agent, the Syndication Agent and each of the Lenders party hereto to enter into this Amending Agreement, the Borrower and each Guarantor represents and warrants to the Administration Agent, the Syndication Agent and the Lenders as follows, which representations and warranties shall survive the execution and delivery hereof:

     (a) the representations and warranties set forth in Article Nine of the Credit Agreement as amended hereby continue to be true and correct in all material respects as of the date hereof with reference to facts subsisting on such date except for those representations and warranties which speak to a specific date;

     (b) all necessary action, corporate or otherwise, has been taken to authorize the execution, delivery and performance of this Amending Agreement by the Borrower and the Guarantors. The Borrower and each Guarantor has duly executed and delivered this Amending Agreement. This Amending Agreement is a legal, valid and binding obligation of the Borrower and the Guarantors enforceable against it by the Administration Agent, the Syndication Agent and the Lenders in accordance with its terms;

     (c)  as of the date hereof, no Default or Event of Default exists;

     (d) the Borrower and Guarantors are in compliance with the covenants contained in Article Ten of the Credit Agreement;

     (e) each of the representations and warranties made by the Borrower in the Transaction Agreement is true and correct in all material respects, and such representations and warranties are hereby incorporated herein by reference with the same effect as though made by the Borrower and set forth herein in their entirety;

     (f) the Borrower has delivered to the Administration Agent and the Lenders its pro forma consolidated balance sheet dated as of June 30, 2002, prepared giving effect to all Proposed Transactions as if the Proposed Transactions had occurred on January 1, 2001, and the related statements of income for the 12-month period ended December 31, 2001 and for the six month period ended June 30, 2002, in each case prepared as if the Proposed Transactions had occurred on January 1, 2001. Such pro forma consolidated financial statements were (a) prepared in good faith and, in the Borrower's opinion, were reasonable when made and continue to be reasonable as of the Effective Date, (b) based on the best information reasonably available to the Borrower after due inquiry, (c) accurately reflect all adjustments necessary to give effect to the Proposed Transactions, and (d) present fairly, in accordance with GAAP, in all material respects, the pro forma financial position of the Borrower and its Subsidiaries (including the Gerdau Subgroup) as if the Proposed Transactions had occurred on such date or at the beginning of such periods. The Borrower does not have, as of the Effective Date, any material liabilities that would be required to be included in financial statements prepared in accordance with GAAP that are not reflected in such pro forma financial statements;

     (g) after giving effect to the Proposed Transactions, Gerdau Canada will own 64.8% of the issued and outstanding common shares of the Borrower on a fully diluted basis;

     (h) any and all fees paid to the Noteholders and PNC, respectively, in consideration of receiving amendments and waivers similar to this Amending Agreement are (a) in respect of the Noteholders, as a collective group, not more than one-tenth of one percent (0.10%) of the aggregate outstanding principal amount of Indebtedness outstanding under the Prudential Note Agreement as of the Effective Date, and (b) in respect of PNC, not more than one-tenth of one percent (0.10%) of the aggregate outstanding principal amount of PNC Indebtedness as of the Effective Date;

     (i) the Borrower has delivered to the Administration Agent a true and correct copy of the Transaction Agreement;

     (j) the Borrower is entering into this Amendment and has entered into the Transaction Agreement without any intent to hinder, delay, or defraud either current creditors or future creditors of the Borrower;

     (k) Gerdau Holdco 2 is an unlimited liability company duly incorporated and validly existing under the laws of the Province of Nova Scotia and has all necessary corporate power and authority to own its property and to carry on its business. Gerdau Holdco 2 carries on the business of being a holding body corporate of all of the issued and outstanding shares of MRM and Courtice and directly or indirectly all of the issued and outstanding shares of Gerdau USA and carries on no other business. The only assets of Gerdau Holdco 2 are the aforementioned shareholdings and Gerdau Holdco 2 has no Indebtedness or other liabilities. As of the Effective Date, all of the issued and outstanding capital of Holdco 2 will be beneficially owned by the Borrower; and

     (l) Intermediate Holding Company is a corporation duly incorporated and validly existing under the laws of the Province of Ontario and has all necessary corporate power and authority to own its property and carry on its business. Other than as provided in the Status Quo Agreement, Intermediate Holding Company carries on no business and has no assets, Indebtedness or other liabilities. As of the Effective Date, all of the issued and outstanding capital of Intermediate Holding Company will be beneficially owned by the Borrower.


                              ARTICLE 5 - COVENANTS

5.1     POSITIVE COVENANTS

     The Borrower covenants with the Administration Agent, the Syndication Agent and each of the Lenders that, until the Credit Facilities are cancelled and there is no outstanding Advance or other Indebtedness of the Borrower to any of the Administration Agent, the Syndication Agent or any Lender under the Credit Agreement or of a Guarantor under a Guarantee, it shall comply with each of the covenants set out in this Section, except as otherwise permitted by the prior written consent of the Administration Agent on the instruction of the Required Lenders.

     (1) Corporate Existence. It shall do or cause to be done all things necessary to ensure that each of Gerdau Holdco 2 and Intermediate Holding Company remains a company duly created and validly subsisting under the laws of its jurisdiction of incorporation and maintains all necessary corporate power and authority to own its property and carry on its business as presently owned and carried on by it, except as otherwise may be permitted pursuant to Section 5.1(3) of this Amending Agreement.

     (2) Financing Statements. It shall within 30 days following the Effective Date, at its expense, (i) register, file or record such financing statements or financing change statements under applicable law as are necessary to perfect or preserve the perfection of the security of the Administration Agent and the Lenders in connection with the change of name and change of location of the Borrower; and (ii) cause to be delivered to the Administration Agent opinions of its Canadian and U.S. counsel in respect of such registrations in a form and substance reasonably satisfactory to the Administration Agent.

     (3)  Transfer to Intermediate Holding Company; Gerdau Holdco 2 Conversion.

     (a) TRANSFER TO INTERMEDIATE HOLDING COMPANY. Upon the occurrence of any of the following events:

          (i) in the event that Cumulative Consolidated EBITDA tested on March 31, 2003 does not exceed $105,000,000; or

          (ii) in the event that the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements at any time is less than 99% the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements as of December 31, 2002; or

          (iii) in the event that the Required Lenders reasonably deem that a Material Event exists;

          then the Borrower shall take all steps necessary to effect the Intermediate Holding Company Transfer. The Intermediate Holding Company Transfer shall take place within 30 days of an event specified in clauses (i) or (ii) above and within 5 Business Days of the event specified in clause (iii) above. The Intermediate Holding Company Transfer will be effected to ensure that the securities of Gerdau Holdco 2 so transferred remain subject to the Lien of the Borrower Share Pledge Agreement.

     (b) GERDAU HOLDCO 2 CONVERSION.

          (i) If at any time the Required Lenders reasonably deem that a Material Event exists, whether or not arising from the direct ownership of Gerdau Holdco 2, then the Borrower will immediately commence, and diligently proceed with, the Gerdau Holdco 2 Conversion which shall in no event take longer than 5 Business Days.

          (ii) If any relevant Governmental Authority makes a final determination disapproving of the Ameristeel Amalgamation or the Borrower has not completed a refinancing of its obligations hereunder on or before

               December 15, 2003, then the Borrower will cause the Gerdau Holdco 2 Conversion to occur within 5 Business Days.

     (c) LIMITED WAIVER. Any provision contained herein or in the Credit Agreement to the contrary notwithstanding, the Borrower shall be permitted to take any and all acts reasonably necessary to complete the Intermediate Holding Company Transfer per subsection (a) hereof and/or the Gerdau Holdco Conversion for the purposes outlined above.

     (4) Gerdau Subgroup Investment. From and after January 1, 2003, the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements shall not at any time be less than ninety percent (90%) of the Adjusted Cost Base of the Gerdau Subgroup as reflected in the Special Purpose Financial Statements as of December 31, 2002.

5.2     NEGATIVE COVENANTS

     The Borrower covenants with the Administration Agent, the Syndication Agent and each of the Lenders that, until the Credit Facilities are cancelled and there is no outstanding Advance or other Indebtedness of the Borrower to any of the Administration Agent, the Syndication Agent or any Lender under the Credit Agreement or of a Guarantor under a Guarantee, it shall comply with each of the covenants set out in this Section, except as otherwise permitted by the prior written consent of the Administration Agent on the instruction of the Required Lenders.

     (1) Indebtedness. It shall not and shall not permit Gerdau Holdco 2 or Intermediate Holding Company to create, incur, assume or permit to exist any Indebtedness.

     (2) Negative Pledge. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to guarantee, or give an indemnity in respect of, any Indebtedness, obligation or liability (whether present or future, actual or contingent) of any Person, or to create, assume or permit to exist over all or any part of its business or assets, whether now owned or hereafter acquired, any Lien (whether prior or subsequent to or pari passu with any Lien in favour of the Security Agents) other than the Liens in favour of The Toronto-Dominion Bank as Administration Agent under the Gerdau Canada Credit Agreement existing on the date hereof in the Gerdau Subgroup shares, equity interests and assets.

     (3) Sale of Assets. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to sell, lease, license, transfer, assign, grant options or rights in or over, or otherwise dispose of or deal with any of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible (including, without limitation, shares of stock and indebtedness of Subsidiaries, receivables and leasehold interests), whether in one or a series of transactions other than the Liens in favour of The Toronto-Dominion Bank as Administration Agent under the Gerdau Canada Credit Agreement existing on the date hereof in the Gerdau Subgroup shares, equity interests and assets.

     (4) Acquisitions. It shall not permit Gerdau Holdco 2 either to (i) acquire or incorporate any Subsidiary; or (ii) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation, merger, share purchase, asset purchase or otherwise) the assets, shares or any other equity interest of any Person. Other than as permitted pursuant to Section 5.1(3), the Borrower shall not permit Intermediate Holding Company either to (i) acquire or incorporate any Subsidiary; or (ii) acquire all or a substantial part of, in one or a series of transactions (whether by way of amalgamation, merger, share purchase, asset purchase or otherwise) the assets, shares or any other equity interest of any Person.

     (5) Dividends, etc. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to declare any dividends from, or set apart any sum for the payment of any dividends on, or make any other distribution (by reduction of capital or otherwise) in respect of, any of Gerdau Holdco 2's membership interests or Intermediate Holding Company's shares.

     (6) No Reduction of Capital. It shall ensure that neither Gerdau Holdco 2 nor Intermediate Holding Company apply any of their respective assets to the purchase, redemption or other acquisition or retirement of any shares or membership interests in their capital or otherwise reduce issued or paid up capital in respect of any of their membership interests or shares.

     (7) No Issue of Capital. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to issue or approve the transfer of any new capital by way of equity or subordinated debt offering or otherwise other than as contemplated by Section 5.1(3).

     (8) Transactions with Affiliates. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to:

     (a) enter into any transaction with any Affiliate, including, without limitation, any transaction for the purchase, sale or exchange of property, the rendering of any services, the making or obtaining of any loans or advances, and the entering into of any contracts or agreements other than the Status Quo Agreement, in respect of the Gerdau Holdco 2 Conversion or as contemplated by Section 5.1(3); or

     (b) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by any Affiliate of it.

     (9) Fundamental Changes. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to enter into any corporate transaction (or series of transactions), whether by way of reconstruction, arrangement, reorganization, consolidation, amalgamation, merger or otherwise, whereby all or substantially all of its or their undertaking and assets would become the property of any other Person or in the case of any amalgamation, the property of the continuing corporation resulting from the amalgamation other than pursuant to the Gerdau Holdco Conversion or the Intermediate Holding Company Transfer.

     (10) Nature of Business. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to engage in any business other than holding the common stock of Gerdau Courtice Steel Inc., Gerdau MRM Holdings Inc. and Gerdau USA Inc. and entering into and performing the terms of the Status Quo Agreement and those other Agreements consented to by the Administration Agent pursuant to
Section 5.2(11) hereof. The Borrower shall not permit Intermediate Holding Company to engage in any business other than holding the membership interests of Gerdau Holdco 2 after the occurrence of the Intermediate Holding Company Transfer or entering into and performing the terms of the Status Quo Agreement and the Approved Transfer Documents.

     (11) Agreements. Other than the Status Quo Agreement, the Approved Transfer Documents and those documents entered into on or before the acquisition by the Borrower of Gerdau Holdco 2 the form and substance of which have expressly been approved by the Administration Agent, it shall not permit Gerdau Holdco 2 or Intermediate Holding Company to enter into any agreement.

     (12) No Amendments to Articles. It shall not permit Gerdau Holdco 2 or Intermediate Holding Company to amend, revise or supplement, or take any action or omit to take any action which would contravene, any of its organizational documents.

     (13) Subsidiary Transactions With Gerdau Subgroup. It shall not permit any of its Subsidiaries (other than the Gerdau Subgroup (excluding Gerdau Holdco 2 and Intermediate Holding Company)) to transfer any assets to or incur any Indebtedness in respect of any member of the Gerdau Subgroup, except in connection with the Intermediate Holding Company Transfer.


                              ARTICLE 6 - EXPENSES

     The Borrower shall pay all reasonable fees and expenses, including, without limitation, reasonable legal fees and travel expenses incurred by the Administration Agent in connection with the preparation, negotiation, completion, execution, delivery and review of this Amending Agreement and all other documents and instruments arising therefrom and/or executed in connection therewith.


                               ARTICLE 7 - WAIVER

     The Administration Agent and the Lenders hereby waive compliance by the Borrower with Section 7.05(4) of the Credit Agreement arising solely as a result of the Borrower's failure to deliver the applicable documentation within the period set forth therein.


                        ARTICLE 8 - STATUS QUO AGREEMENT

     Each Lender and the Syndication Agent hereby authorizes the Administration Agent to enter into the Status Quo Agreement on their behalf and exercise all rights, including rights of approval, conferred to the Administration Agent thereunder.


            ARTICLE 9 - CONTINUANCE OF CREDIT AGREEMENT AND SECURITY

     The Credit Agreement, as changed, altered, amended or modified by this Amending Agreement, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein. It is agreed and confirmed that after giving effect to this

Amending Agreement each Guarantee, all Security and each Security Document remains in full force and effect.


                            ARTICLE 10 - COUNTERPARTS

     This Amending Agreement may be executed in any number of separate counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.


                           ARTICLE 11 - GOVERNING LAW

     This Amending Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

                                     - S1 -


     IN WITNESS WHEREOF the parties hereto have executed this Amending Agreement as of the day and year first above written.

                                        CO-STEEL INC.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President,
                                            Finance and Administration


                                        1300554 ONTARIO LIMITED

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Vice-President


                                        1102590 ONTARIO LIMITED

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Vice-President


                                        CO-STEEL DISTRIBUTION CANADA LIMITED

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Vice President


                                        CO-STEEL (U.S.) LTD.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration

                                     - S2 -



                                        CO-STEEL FINANCE CORP.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration


                                        LAKE ONTARIO STEEL COMPANY INC.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration


                                        CO-STEEL USA DISTRIBUTION, INC.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration


                                        CO-STEEL USA HOLDINGS, INC.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration


                                        CO-STEEL RARITAN, INC.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration


                                        CO-STEEL SAYREVILLE, INC.

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration

                                     - S3 -

                                        RARITAN RIVER URBAN RENEWAL CORPORATION

                                        By:
                                            ------------------------------------
                                            Lorie Waisberg
                                            Executive Vice President -- Finance
                                            and Administration


                                        THE TORONTO-DOMINION BANK AS
                                        ADMINISTRATION AGENT

                                        By:
                                            ------------------------------------
                                            Wayne Shiplo
                                            Vice President, Loan Syndications


                                        THE BANK OF NOVA SCOTIA, AS SYNDICATION
                                        AGENT

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        BANK ONE, NA, CANADA BRANCH, AS LENDER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     - S4 -


                                        BANK OF TOKYO - MITSUBISHI (CANADA),
                                        AS LENDER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        CANADIAN IMPERIAL BANK OF COMMERCE,
                                        AS LENDER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                         COMERICA BANK, CANADA BRANCH, AS LENDER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     - S5 -


                                        MIZUHO CORPORATE BANK (CANADA), AS
                                        LENDER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE TORONTO-DOMINION BANK, AS LENDER


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        THE BANK OF NOVA SCOTIA, AS LENDER



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title: